PROSPECTUS DATED AUGUST 8, 2024	Filed pursuant to Rule 424(b)(4)
Registration No. 333-279733

Up to 31,300,000 Class A Ordinary Shares

Offered by the Selling Shareholders

Antelope Enterprise Holdings Limited

This prospectus relates to the offer and resale, from time to time, by the five selling shareholders identified in this prospectus (the “Selling Shareholders”, each individually, the “Selling Shareholder”), of up to 31,300,000 Class A ordinary shares, no par value each (the “Class A Ordinary Shares”), of Antelope Enterprise Holdings Limited (the “Company”), consisting of (i) up to 30,000,000 Class A Ordinary Shares issuable pursuant to the Subscription Agreements (as defined below) from time to time after the date of this prospectus and; (ii) 1,300,000 Class A Ordinary Shares issued upon exercise of certain warrants issued on February 23, 2024 (the “Warrants”, the holders of such Warrants, the “Warrant Holders”). The Selling Shareholders are identified in the table commencing on page 109 of this prospectus.

On March 25, 2024, the Company entered into two standby equity subscription agreements with Dafu International Group Ltd. (“Dafu”) and Baisheng International Group Ltd. (“Baisheng”), respectively. On June 25, 2024, the Company entered into a standby equity subscription agreement with Hongfeng International Group Ltd., a British Virgin Islands company (“Hongfeng”, together with “Dafu” and “Baisheng”, the “Investors”, each, an “Investor”), substantially in the same form of the agreements with Dafu and Baisheng (each, a “Subscription Agreement”, collectively, the “Subscription Agreements”). There is no relationship between each of the Investors and none of the Investors is a related party of the Company.

Each Subscription Agreement provided for the sale of up to 10,000,000 of the Class A Ordinary Shares. Under the Subscription Agreements, the Company has the right, but not the obligation, to issue to the Investors, and each Investor has the obligation to subscribe for, up to 10,000,000 Class A Ordinary Shares. Each Class A Ordinary Share will be issued at a per share purchase price (the “Subscription Price”) equal to the lesser of (i) the average closing price of the Class A Ordinary Shares during the three consecutive trading days commencing on the applicable advance notice date, as set forth in the Subscription Agreements, or (ii) $1.12. As a result, the maximum principal amount available under each Subscription Agreement is $11,200,000 and, collectively under the three Subscription Agreements, $33,600,000.

Each Subscription Agreements is effective upon the date thereof and will expire on the date when it is terminated in accordance with the terms and conditions set forth therein. Each Subscription Agreement will be terminated automatically on the earliest of (i) April 1, 2027 or (ii) the date on which the Investor shall have made payment for all 10,000,000 Class A Ordinary Shares. Each Subscription Agreements may be also terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

On February 23, 2024, the Company entered into a securities purchase agreement with the Warrant Holders (the “Securities Purchase Agreement”), pursuant to which, the Company issued to the Warrant Holders the Warrants to purchase up to an aggregate of 1,300,000 Class A Ordinary Shares, at an initial exercise price equal to $1.10 per share. The Warrants were issued on February 23, 2024 and were fully exercised by the Warrant Holders on June 28, 2024.

We are not selling any Class A Ordinary Shares under this prospectus and will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders. However, we received proceeds from cash exercise of the Warrants by the Warrant Holders with respect to all of the 1,300,000 Class A Ordinary Shares, and resulted in gross proceeds of $1.43 million to us, at the exercise price of $1.10 per share. We will also receive gross proceeds of approximately $33.6 million from sales of our Class A Ordinary Shares to the Investors under the Subscription Agreements, assuming the per share price is $1.12, from time to time after the date of this prospectus. We plan to use the proceeds for the repayment of three promissory notes of the Company with an aggregate outstanding balance of approximately $6.75 million, recruitment of personnel in the U.S., the expansion of our business into the U.S., and working capital and general corporate purposes. See “Use of Proceeds”.

Information regarding the Selling Shareholders, the number of Class A Ordinary Shares that may be sold by them, and the times and manner in which they may offer and sell the Class A Ordinary Shares under this prospectus is provided under the sections titled “Selling Shareholders” and “Plan of Distribution,” respectively, in this prospectus. We do not know when or in what amount the Selling Shareholders may offer the Class A Ordinary Shares for sale. The Selling Shareholders may sell any, all, or none of the Class A Ordinary Shares offered by this prospectus.

No Class A Ordinary Shares are being registered hereunder for sale by us. The Selling Shareholder may sell the Class A Ordinary Shares included in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may sell the shares in the section entitled “Plan of Distribution.” Each Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “AEHL”. On August 8, 2024, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $3.00 per share.

We are not a Chinese operating company but a British Virgin Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors. Although we currently do not have or intend to have any contractual arrangement to establish a VIE structure with any entity in mainland China, we are still subject to certain legal and operation risks associated with our operating subsidiaries in China. Chinese regulatory authorities could disallow our current corporate structure, which would likely result in a material change in our operations and a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors - Risks Related to the Our Corporate Structure” and “Risk Factors - Risk Factors Relating to Our Operations in China” in this prospectus.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the subsidiaries, significant depreciation of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, our Company, the subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange. See “Risk Factors - Risk Factors Relating to Our Offering - The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” and other risk factors disclosed in “Risk Factors - Risk Factors Relating to Our Operations in China” in this prospectus.

Our Class A Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor. On May 20, 2020, the Senate passed the Holding Foreign Companies Accountable Act prohibiting an issuer’s securities from being traded on a national exchange if the PCAOB is unable to inspect the issuer’s auditors for three consecutive years. Pursuant to the Holding Foreign Companies Accountable Act, (the “HFCAA”), if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act (the “Accelerating HFCAA”), which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely our auditor. Our former auditor, Centurion ZD CPA & Co (the “CZD CPA”), the independent registered public accounting firm of the Company, is headquartered in Hong Kong. CZD CPA is currently subject to Public Company Accounting Oversight Board (“PCAOB”) inspections under a regular basis. Our current auditor, ARK PRO CPA & CO (the “ARK PRO”), is headquartered in Hong Kong, and is currently subject to the PCAOB inspections under a regular basis. As of the date of the prospectus, ARK PRO, our current auditor, and CZD CPA, our former auditor, are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021.   On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of ARK PRO or CZD CPA to fully cooperate with the PCAOB’s request for audit work papers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. See “Risk Factors - Relating to Our Operations in China - Our shares may be delisted under the HFCA Act as the PCAOB is unable to inspect our auditor with presence in Hong Kong, and the delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” in this prospectus.

During our fiscal year 2022, we were conclusively listed by the SEC as a Commission-Identified Issuer under the HFCA Act following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. Our auditor for the years ended December 31, 2022, 2021 and 2020, a registered public accounting firm that the PCAOB was not able to inspect or investigate completely in 2021 according to the PCAOB’s December 16, 2021 determinations, issued the audit report for us for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a HFCA Act determination report that vacated its December 16, 2021 determinations and removed mainland China and Hong Kong from the list of jurisdictions where it had been unable to completely inspect or investigate the registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCA Act as of the date of this prospectus.

The jurisdictions in which our consolidated foreign operating entities are incorporated include mainland China, Hong Kong, and British Virgin Islands. We hold 100% equity interests in its consolidated operating entities, except for Hainan Kylin Cloud Services Technology Co., Ltd., in which the Company indirectly holds 51% equity interest. We reviewed (i) the shareholder register provided by Transhare Corporation, our transfer agent, and (ii) Schedules 13D and 13G filed by the shareholders, the absence of any Schedule 13D or 13G filing made by any foreign governmental entity with respect to the Company’s securities, and the absence of foreign government representation on its board of directors, we have no awareness or belief that we are owned or controlled by a government entity in mainland China.

We received written confirmations from the directors of the Company and its consolidated foreign operating entities and each of them represented that he/she is not an official of the Chinese Communist Party. The currently effective memorandum and articles of association of our Company and equivalent organizing documents of our consolidated foreign operating entities do not contain any charter of the Chinese Communist Party.

Therefore, to the best of our knowledge, no governmental entity in mainland China, Hong Kong, or the British Virgin Islands owns shares of our significant consolidated foreign operating entities.

We are a “foreign private issuer”, as defined under federal securities laws, as amended, and, as such, are subject to reduced public company reporting requirements.

We are a “controlled company” as defined under the Nasdaq Listing Rules, because our chairman and Chief Executive Officer, Mr. Weilai Zhang, beneficially owns an aggregate of less than 1% of our issued and outstanding Class A Ordinary Shares, and an aggregate of 100% of our issued and outstanding Class B Ordinary. Mr. Zhang has approximately 83.45% of total outstanding voting power of the Company, based on 9,877,303 outstanding Class A Ordinary Shares and 2,305,497 Class B Ordinary Shares of the Company outstanding as of August 5, 2024.

For more information, including a more detailed description of risks related to being a “controlled company,” see “Prospectus Summary - Implications of Being a Controlled Company” and “Risk Factors - Risks Related to Our Business and Industry - “We are a “controlled company” within the meaning of the Nasdaq Listing Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information.”

In this prospectus, , “we,” “us,” “our,” “the Company,” and “Antelope Enterprises” refers to Antelope Enterprise Holdings Limited (formerly China Ceramics Co., Ltd.), a British Virgin Islands company, and its subsidiaries, including Success Winner Limited (“Success Winner”), a British Virgin Islands company and wholly owned subsidiary of Antelope Enterprises, Antelope Enterprise Holdings USA Inc. (“Antelope USA”), a Delaware corporation and a wholly owned subsidiary of Antelope Enterprises, Million Stars US Inc. (“Million Stars”), a California corporation and a wholly owned subsidiary of Antelope USA, Vast Elite Limited (“Vast Elite”), a Hong Kong company and wholly owned subsidiary of Success Winner and the entity that wholly owns Chengdu Future Talented Management and Consulting Co., Ltd, (“Chengdu Future”) a PRC operating company, Antelope Enterprise (HK) Holdings Limited (“Antelope HK”), a Hong Kong company and wholly owned subsidiary of Success Winner and the entity that wholly owns Antelope Holdings (Chengdu) Co., Ltd (“Antelope Chengdu”), a PRC operating company, and the entity that wholly owns Antelope Future (Yangpu) Investment Co., Ltd (“Antelope Yangpu”), a PRC operating company that in turn wholly owns Antelope Ruicheng Investment (Hainan) Co., Ltd (“Antelope Ruicheng”) that in turn owns 51% of Hainan Kylin Cloud Services Technology Co., Ltd (“Hainan Kylin”), and the entity that wholly owns Hainan Antelope Holdings Co., Ltd (“Hainan Antelope”), a PRC operating company that in turn wholly owns Antelope Investment (Hainan) Co., Ltd (“Antelope Investment”), Hainan Kylin Cloud Services Technology Co., Ltd (“Hainan Kylin”) that in turrn owns 100% of Hangzhou Kylin Cloud Services Technology Co., Ltd (“Hangzhou Kylin”), Anhui Kylin Cloud Services Technology Co., Ltd (“Anhui Kylin”), WenzhouKylin Cloud Services Technology Co., Ltd. (“Wenzhou Kylin”), Hubei Kylin Cloud Services Technology Co., Ltd. (“Hubei Kylin”), and Jiangxi Kylin Cloud Services Technology Co., Ltd. (“Jiangxi Kylin”).

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from what is contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell or solicit any securities other than the Class A Ordinary Shares offered by this prospectus. In addition, we are not offering to sell or solicit any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with IFRS. Our historical results do not necessarily indicate our expected results for any future periods.

We or the Selling Shareholders have not taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the sections titled “Risk Factors.” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

Our Company

We are a British Virgin Islands limited liability company with no material operations. Our operations were conducted in China by our subsidiaries. We provide livestream e-commerce services, business management and information systems consulting services business.

Livestreaming Ecommerce Business

Our livestreaming ecommerce business is operated in China through our 51% subsidiary, Hainan Kylin and its subsidiaries, Hangzhou Kylin, Anhui Kylin, Wenzhou Kylin, Hubei Kylin and Jiangxi Kylin. We aim to provide one-stop solutions for our customers to adopt the emerging sales channel of livestreaming ecommerce. We believe that livestreaming ecommerce is an important growth engine for consumer good brands as it leverages the content of livestreaming to boost customers engagement and sales as it combines instant purchasing of a featured product and audience participation through a chat function or reaction buttons. Our customers usually include consumer goods brands, merchants, and small-scale ecommerce platforms. Our product management office assesses and selects the products from our customers. Then, we connect with different suppliers, usually staffing agencies that have a growing and diverse pool of hosts and influencers. The hosts and influencers register and claim the jobs for livestreaming for our customers’ products via Hainan Kylin’s SaaS platform. We track the sales of products of each host on this SaaS platform and report the sales results to our customers. We charge our commissions based on the final sales results.

In addition, services and promotion fees paid to social media and e-commerce platforms are a material part of the costs of livestreaming ecommerce business in China. By leveraging our network and resources in the e-commerce industry, we provide cost-efficient promotion and placement services to our customers by offering a discounted price of DUO+, which is an advertising option available to users of Douyin, China’s most downloaded video-sharing platform (the mainland Chinese counterpart of TikTok). DOU+ is a content promotion and targeting tool developed by Douyin and available for purchase by users to boost the reach and engagement for any videos or livestreaming on its platform. We also customize the timing and target audience of the promotion placed through DOU+ for our customers to realize the optimal engagement and retention based on our industry experience. We bring even more traffic to customers which purchased DOU+ through us by engaging our own community of viewers to further boost the exposure.

Hainan Kylin’s SaaS platform also includes a job-listing page designed especially for our enterprise customers to retain and engage freelancers and independent contractors in a cost effective manner. We expect to further develop this function of the SaaS platform to provide value-added services to our livestreaming ecommerce customers.

Hainan Kylin has a limited operating history as it started its business in September 2021. For the fiscal year 2023, Hainan Kylin accounted for 98.1% of our total revenue. For the fiscal year 2022, Hainan Kylin comprised virtually all of our ongoing business operations and accounted for 84.5% of our total revenue.

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Business Management and Consulting Business

We also provide business management and consulting services which consists of computer consulting services and software development through our subsidiaries in China, including Chengdu Future and Antelope Chengdu. We diagnose difficulties in infrastructure and enterprise systems and addresses business challenges that enterprises confront by developing strategies to surmount such hurdles to ensure the healthy growth and development of our customers. Our consulting teams have advanced technological knowledge and capabilities to implement workflow solutions via proprietary software products and services to help our customers with customized solutions to solve complex problems. For the years ended December 31, 2023, 2022 and 2021, 1.4%, 3.9% and 6.0% of our total revenue, respectively was generated from our business management and consulting business.

Planned Energy Supply Business

The Company is aiming to launch energy supply business through AEHL US, formerly known as Million Star US Inc. AEHL US has taken preliminary steps in developing this business including engaging a broker to source natural gas from natural gas provider in Texas and the procurement of electricity generators. AEHL US plans to supply power to a data center in Midland, Texas. The Company anticipates that its energy supply business will start operation in the third quarter of 2024.

AEHL US also plans to generate revenue by securing hosting sites for cryptocurrency mining operators as it leverages anticipated cost-effective electricity costs.

Ceramic Tile Business

We have historically operated a ceramic tile business which are used for exterior siding and for interior flooring and design in residential and commercial buildings. We were manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings in China. Since the ceramic tiles manufacturing business has experienced significant hurdles due to the significant slowdown of the real estate sector and the impacts of COVID-19 in China, we decided to divest the ceramic tiles manufacturing business, which had been conducted through our two subsidiaries, Hengda and Hengdali. On December 30, 2022, our operating entities for the ceramic tile business entered into an agreement with an unaffiliated buyer to sell 100% equity interests of our ceramic tile business. On February 21, 2023, our shareholders approved the sale. On April 28, 2023, this transaction was closed.

For the year ended December 31, 2022, we utilized production facilities capable of producing 1.40 million square meters ceramic tiles, as compared with the year ended December 31, 2021, when we utilized production facilities capable of producing 2.38 million square meters. During the year ended December 31, 2022, we had 10 production lines available for production and utilized two production lines during the peak season. As of December 31, 2022, we had seven production lines available for production (all were from Hengda), one of which was in use as of December 31, 2022.

Our Corporate Structure

We are an offshore holding company incorporated in the British Virgin Islands. As a holding company with no material operations, our operations were conducted by our subsidiaries in China.

The following diagram illustrates our corporate structure as of the date of this prospectus:

We are subject to certain legal and operational risks associated with our operation in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our subsidiaries’ operations, significant depreciation of the value of our Class A ordinary shares, or a complete hindrance of our ability to offer our securities to investors in the future. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

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Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “CAC Revised Measures”) to replace the original Cybersecurity Review Measures. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than one million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and risk of network data security after going public overseas. As advised by our PRC counsel, Sichuan Jindouyun Law Firm, we are not subject to cybersecurity review with the CAC in accordance with the CAC Revised Measures, because (i) we are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that it will reach such threshold in the near future; (ii) as of the date of this prospectus, our data processing activities (including the collection, storage, usage, transmission and publicity of data) do not damage national security; and (iii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange.

On February 17, 2023, the CSRC published the Interim Administrative Measures on Overseas Securities Offering and Listing by Domestic Enterprises (CSRC Announcement [2023] No. 43) (the “Overseas Listing Measures”), which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”). According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when it subsequently seeks to conduct a follow-on offering. Therefore, as advised by our PRC counsel, Sichuan Jindouyun Law Firm, we are required to go through filing procedures with the CSRC after the completion of this offering and for our future offerings and listing of our securities in an overseas market under the Overseas Listing Measures.

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Furthermore, the audit report included in this registration statement for the year ended December 31, 2023, was issued by our auditors, ARK PRO CPA & CO (“ARK”), an audit firm headquartered in Hong Kong. ARK is not among those audit firms listed by the PCAOB Hong Kong Determination, a determination announced by the PCAOB on December 16, 2021, that the it was unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Our former auditor Centurion ZD CPA & Co. for the years ended 2022 and 2021, is a registered public accounting firm that the PCAOB was not able to inspect or investigate completely in 2021 according to the PCAOB’s December 16, 2021 determinations. The PCAOB made this determination pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the Holding Foreign Companies Accountable Act (“HFCA Act”). On August 26, 2022, the China Securities Regulatory Commission (“CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden, which amended the HFCA Act by reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, as amended, and ultimately result in a determination by the Nasdaq Capital Market to delist our securities.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. The main risks set forth below and others you should consider are discussed more fully in the section entitled “Risk Factors”, which you should read in its entirety.

Risks Related to the Offering

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The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	It is not possible to predict the actual number of shares we will sell under the Subscription Agreements to the Investors, or the actual gross proceeds resulting from those sales.
●	The sale and issuance of our Class A Ordinary Shares to the Selling Shareholders will cause dilution to our existing shareholders, and the sale of the Class A Ordinary Shares acquired by the Selling Shareholders, or the perception that such sales may occur, could cause the price of our Class A Ordinary Shares to fall.
●	Investors who buy Class A Ordinary Shares at different times will likely pay different prices.
●	Our management team will have broad discretion over the use of the net proceeds from our sale of Class A Ordinary Shares to the Selling Shareholders, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Risks Related to the Our Corporate Structure

●	We rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us, which could have a material adverse effect on our ability to conduct our business.
●	There are uncertainties regarding the enforcement of laws and rules and regulations in China, which can change quickly with little advance notice, and there is a risk that the Chinese government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could materially and adversely affect our business and hinder our ability to offer or continue our operations, and cause the value of our securities, including the securities we are registering to sale, to significantly decline or become worthless.

Risk Factors Relating to Our Business

●	We have a limited operating history in a highly competitive technology segment.
●	If certain consumer behavior trends do not continue develop as anticipated, our operating results will be adversely affected.
●	We have entered a potentially competitive market segment.
●	We are subject to rapid technology change and certain of our livestreaming ecommerce business could have significant barriers to entry.
●	Our business depends on our ability to maintain and grow our network of high-quality suppliers of hosts and influencers. If we are unable to do so, our future growth would be limited and our business, financial condition and results of operations would be harmed.
●	We rely on existing technology systems, networks and platforms that are outside of our control.
●	We are dependent on our management team and any loss of our key management personnel without timely and suitable replacements may reduce our revenues and profits.

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●	If China’s inflation increases or the prices of energy or raw materials increase, we may not be able to pass the resulting increased costs to our customers and this may adversely affect our profitability or cause us to suffer operating losses.
●	We are dependent on our management team and any loss of our key management personnel without timely and suitable replacements may reduce our revenues and profits.
●	Failure to compete successfully with our competitors and new entrants to the ceramics industry in the PRC may result in Antelope Enterprises losing market share.
●	Our production facilities may be affected by power shortages which could result in a loss of business.
●	Our research and development efforts may not result in marketable products.
●	We may not be able to ensure the successful implementation of our future plans and strategies, resulting in reduced financial performance.
●	We may inadvertently infringe third-party intellectual property rights, which could negatively impact our business and financial results.
●	We face increasing labor costs and other costs of production in the PRC, which could limit our profitability.

Risk Factors Relating to the Planned Energy Supply Business

●	We might not be able to launch the energy supply business as planned or at all, or generate revenue as planned.
●	Our financial performance in this planned business will be affected by commodity price fluctuations in the wholesale and retail power and natural gas markets and other market factors that are beyond our control.
●	Extensive competition in power generation industry could adversely affect our performance.
●	We will rely on power transmission and fuel distribution facilities owned and operated by other companies.
●	We may be unable to obtain an adequate supply of fuel in the future.
●	Our electricity generators will be subject to impairments.
●	State legislative and regulatory action could adversely affect our competitive position and business.
●	Existing and future anticipated environmental regulations could cause us to incur significant costs and adversely affect our operations generally or in a particular quarter when such costs are incurred.

Risk Factors Relating to Our Operations in China

●

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus.

●	Violation of Foreign Corrupt Practices Act or China anti-corruption law could subject us to penalties and other adverse consequences.
●	Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus may be located in the People’s Republic of China. The Public Company Accounting Oversight Board currently cannot inspect audit documentation located in China and, as such, you may be deprived of the benefits of such inspection.
●	Our shares may be delisted under the HFCA Act as the PCAOB is unable to inspect our auditor with presence in Hong Kong, and the delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.
●	We are dependent on political, economic, regulatory and social conditions in the PRC.
●	In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, particularly for companies seeking to list or listed on a foreign exchange, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on Nasdaq, financial condition, results of operations, and the offering.
●	We are subject to risks related to the laws and regulations of the PRC and the interpretation and implementation thereof.
●	Our business activities are subject to certain PRC laws and regulations.
●	PRC foreign exchange control may limit our ability to utilize our profits effectively and affect our ability to receive dividends and other payments from our PRC subsidiaries.
●	Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.
●	Environmental, health and safety laws have in the past and may in the future impose material liabilities on us and require us to incur material capital and operational costs.
●	Our business will suffer if we lose our land use rights.
●	Our business will suffer if we fail to comply with environmental protection regulations
●	It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.
●	Fluctuations in exchange rates could adversely affect our business and the value of our shares.
●	Under the EIT Law, Antelope Enterprises, Success Winner and/or Vast Elite and Antelope HK may be classified as a “resident enterprise” of the PRC. Such classification could result in PRC tax consequences to Antelope Enterprises, our non-PRC resident shareholders, Success Winner and/or Vast Elite and Antelope HK.

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Risks Factors Relating to Our Class A Ordinary Shares

●	The price of our shares could be volatile and could decline at a time when you want to sell your holdings.
●	We are a “controlled company” within the meaning of the NASDAQ Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.
●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.
●	There is a risk that Antelope Enterprises will be classified as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. holders of its securities.
●	As the rights of shareholders under British Virgin Islands law differ from those under U.S. law, you may have fewer protections as a shareholder.
●	British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.
●	The laws of the British Virgin Islands may provide comparatively limited protection for minority shareholders, so minority shareholders will have limited recourse if the shareholders are dissatisfied with the conduct of our affairs.
●	The market price for our shares has been and may continue to be volatile.
●	Volatility in the price of our shares may result in shareholder litigation that could in turn result in substantial costs and a diversion of our management’s attention and resources.
●	Although we paid semi-annual dividends in July 2013, January 2014, July 2014 and January 2015, we did not pay a dividend after January 2015 and do not currently plan to pay a dividend in the near future. Therefore, shareholders will benefit from an investment in our shares only if those shares appreciate in value.
●	We may not be able to pay any dividends on our shares in the future due to British Virgin Islands law.
●	We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our shareholders.

Cash Transfers Within Our Organization

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiary in Hong Kong, and the subsidiaries in China, for our cash and financing requirements. The payment of dividends to Antelope Enterprises by our Chinese subsidiaries is affected by means of dividends by those entities to their Hong Kong direct parent and a redividend by that Hong Kong entity to Antelope Enterprises. Such dividends are effected by resolution of the board of directors of each such entity (after provision for applicable tax obligations). China is a foreign exchange administration country. Capital injections, cross-border trade and services transactions settled in foreign exchange, overseas financing and profit repatriations are subject to the foreign exchange administration regulations. A Chinese subsidiary owned by foreign company must apply for registration of foreign exchange with the SAFE after the issuance of a business license and obtain a foreign exchange registration certificate. When the Chinese subsidiaries apply for repatriating dividends to foreign shareholders, it must submit the application form to SAFE with the proof that such dividends have been subjected to all applicable tax withholding. A Chinese subsidiary can only distribute dividends out of its accumulated profits, which means that any accumulated losses must be more than offset by its profits in other years, including the current year.

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During each of the fiscal years ended December 31, 2021, 2022 and 2023, the only transfer of assets among Antelope Enterprises and its subsidiaries have consisted of cash. During that same period, there have been no distributions, dividends or loans extended by any of our direct or indirectly held subsidiaries to Antelope Enterprises. During that same period Antelope Enterprises has not declared any dividends or made any distributions to its shareholders.

The cash transfers within the organization during the years ended December 31, 2021, 2022 and 2023 were as follows:

For the year 2021
Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset Type
Antelope Enterprise Holdings Limited	Success Winner Limited	48,304,308	7,580,000	Working capital loan to direct subsidiary	Cash
	Vast Elite Limited	12,244,951	1,921,500	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise (HK) Holdings Limited	6,691,230	1,050,000	Working capital loan to direct subsidiary	Cash
	Stand Best Creation Limited	12,936,378	2,030,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Antelope Holdings (Chengdu) Co., Ltd	4,779,450	750,000	Capital injection to direct subsidiary	Cash
Vast Elite Limited	Chengdu Future Talented Management and Consulting Co., Ltd	3,186,300	500,000	Capital contribution to direct subsidiary	Cash
Jiangxi Hengdali Ceramics Materials Co., Ltd	Jinjiang Hengda Ceramics Co, Ltd	7,000,000	1,098,453	Loan repayment to direct holding company	Cash

For the year 2022
Company (Wire transfer from)	Company(Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset Type
Antelope Enterprise (HK) Holdings Limited	Antelope Holdings (Chengdu) Co., Ltd	12,759,820	1,850,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Antelope Ruicheng Investment (Hainan) Co., Ltd	1,456,045	406,153	Working capital loan to direct subsidiary
Antelope Enterprise (HK) Holdings Limited	Stand Best Creation Limited	13,436	1,948	Loan payback	Cash
Success Winner Limited	Antelope Enterprise (HK) Holdings Limited	14,587,578	2,115,000	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise Holdings Limited	2,414,020	350,000	Loan payback	Cash
Success Winner Limited	Vast Elite Limited	555,840	80,589	Working capital loan to direct subsidiary	Cash
Antelope Enterprise Holdings Limited	Success Winner Limited	10,690,660	1,550,000	Working capital loan to direct subsidiary	Cash
Antelope Ruicheng Investment (Hainan) Co., Ltd	Hainan Kylin Cloud Services Technology Co., Ltd	2,550,000	369,715	Working capital loan to direct subsidiary	Cash
Hainan Kylin Cloud Services Technology Co., Ltd	Anhui Kylin Cloud Services Technology Co., Ltd	100,000	14,499	Working capital loan to direct subsidiary	Cash
Hainan Kylin Cloud Services Technology Co., Ltd	Hangzhou Kylin Cloud Services Technology Co., Ltd	500,000	72,493	Working capital loan to direct subsidiary	Cash
Antelope Future (Yangpu) Investment Co., Ltd	Antelope Ruicheng Investment (Hainan) Co., Ltd	2,755,000	399,437	Working capital loan to direct subsidiary	Cash
Vast Elite Limited	Stand Best Creation Limited	7,150	1,037	Loan payback	Cash

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For the year 2023
Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset type

Company (Wire transfer from)	Company(Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset Type
Antelope Enterprise (HK) Holdings Limited	Antelope Holdings (Chengdu) Co., Ltd	6,372,810	900,000	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise (HK) Holdings Limited	7,199,300	1,016,721	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise Holdings Limited	1,316,339	185,900	Loan payback	Cash
Success Winner Limited	Stand Best Creation Limited	137,432	20,000	Working capital loan direct subsidiary	Cash
Success Winner Limited	Vast Elite Limited	2,924	413	Working capital loan to direct subsidiary	Cash
Antelope Enterprise USA Inc	Antelope Enterprise Holdings Limited	3,540,450	500,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (Chengdu) Co., Ltd	Chengdu Future Talented Company	110,000	15,535	Working capital loan to direct subsidiary	Cash
Hainan Kylin Cloud Services Technology Co., Ltd	Anhui Kylin Cloud Services Technology Co., Ltd	2,000,000	282,450	Working capital investment to direct subsidiary	Cash
Hainan Kylin Cloud Services Technology Co., Ltd	Hangzhou Kylin Cloud Services Technology Co., Ltd	3,500,000	494,287	Working capital investment to direct subsidiary	Cash
Hainan Kylin Cloud Services Technology Co., Ltd	Wenzhou Kylin Cloud Services Technology Co., Ltd	100	14	Working capital loan to direct subsidiary	Cash
Antelope Future (Yangpu) Investment Co., Ltd	Antelope Ruicheng Investment (Hainan) Co., Ltd	1,000	141	Working capital loan to direct subsidiary	Cash

Permission or Approval Required from the PRC Authorities for This Offering and Our PRC Subsidiaries’ Operation

To operate the general business activities currently conducted in China, each of our subsidiaries in China is required to obtain a business license from the State Administration for Market Regulation (“SAMR”). All of our PRC subsidiaries have obtained their valid business licenses from the SAMR, and no application for any such license has been denied.

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We are aware, however, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice.

On December 28, 2021, the CAC published the CAC Revised Measures, which further restates and expands the applicable scope of the cybersecurity review. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CAC Revised Measures provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the CAC Revised Measures, considering that (i) we are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that we will reach such threshold in the near future; (ii) as of the date of this this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

That being said, the CAC Revised Measures empowers the cybersecurity review office to initiate cybersecurity review when they believe any particular data processing activities “affect or may affect national security”. In addition, on November 14, 2021, the CAC promulgated the Regulations on the Administration of Cyber Data Security (Draft for Comments) (the “Draft CAC Regulations”), and according to the Draft CAC Regulations, any data processors shall, in accordance with relevant state provisions, apply for a cybersecurity review when carrying out, among other things, “other data processing activities that affect or may affect national security”. However, neither the CAC Revised Measures nor the Draft CAC Regulations provides for any further explanation or interpretation over what constitutes activities that “affect or may affect national security”. Therefore, if any competent government authorities deem that our PRC subsidiaries’ data processing activities may affect national security, we may be subject cybersecurity review, and in that scenario, failure to pass such cybersecurity review and/or to comply with the data privacy and data security requirements raised during such cybersecurity review could subject our PRC subsidiaries to penalties, damage its reputation and brand, and harm its business and results of operations.

On February 17, 2023, the CSRC published the Interim Administrative Measures on Overseas Securities Offering and Listing by Domestic Enterprises (CSRC Announcement [2023] No. 43) (the “Overseas Listing Measures”), which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”). According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when it subsequently seeks to conduct a follow-on offering.

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In summary, other than the CSRC filing procedure we are required to make after the completion of this offering, we and our PRC subsidiaries are not required to obtain permission or approval from the PRC authorities including CSRC or CAC for our PRC subsidiaries, nor have we or our PRC subsidiaries, received any denial for our PRC subsidiaries’ operation or this offering. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we or any of our PRC subsidiaries are required to obtain approvals in the future, or that the PRC government could disallow our holding company structure, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and continue to offer securities to our investors. These adverse actions could cause the value of our Class A ordinary shares to significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of our securities to be listed on the U.S. exchange, which would likely cause the value of our Class A ordinary shares to significantly decline or become worthless.

Implications of Being a Controlled Company

Our chairman and Chief Executive Officer, Mr. Weilai Zhang, will own a majority of our outstanding voting power following this offering and we are a “controlled company” as defined under the Nasdaq Listing Rules. For so long as we are a “controlled company”, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●an exemption from the rule that a majority of our board of directors must be independent directors;

●an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●an exemption from the rule that our director nominees must be selected or recommended

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a “controlled company” could cause our ordinary shares to look less attractive to certain investors or otherwise harm the trading price of our ordinary shares. Please see “Risk Factors - Risks Related to Our Business and Industry - We are a “controlled company” within the meaning of the Nasdaq Listing Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

Corporate Information

Our principal executive office is located at Suite 7540, The Empire State Building, 350 Fifth Avenue, New York, New York, 10118. Our telephone number at this address is +1 (838) 500 8888.   Our registered office is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. We maintain a website at http://www.aehltd.com that contains information about our company. Information on this website is not part of this prospectus.

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THE OFFERING

Issuer	Antelope Enterprise Holdings Limited

Securities offered by the Selling Shareholders	Up to 31,300,000 Class A Ordinary Shares consisting of (i) up to 30,000,000 Class A Ordinary Shares issuable under the Subscription Agreements and (ii) 1,300,000 Class A Ordinary Shares issued upon exercise of the Warrants

Class A Ordinary Shares issued and outstanding prior to the offering	9,877,303 Class A Ordinary Shares.

Class A Ordinary Shares to be outstanding after this offering (1)	41,177,303 Class A Ordinary Shares, assuming we elect to sell a total of 30,000,000 Class A Ordinary Shares to the Investors pursuant to the Subscription Agreements

Use of proceeds	We will not receive any proceeds from the sale of the Class A Ordinary Shares included in this prospectus by the Selling Shareholders. We may receive up to an aggregate of approximately $35.03 million consisting of (i) $1.43 million from the cash exercise of the Warrants, with the exercise price at $1.10 per share and (ii) $33.6 million from the sales of the Class A Ordinary Shares that we elect to make to the Investors pursuant to the Subscription Agreements, if any, from time to time in our sole discretion, assuming the per share purchase price is $1.12. The actual amount of proceeds that we may receive cannot be determined at this time and will depend on the number of Warrants that the Warrant Holders elect to exercise in cash and the number of shares we sell under the Subscription Agreements and market prices at the times of such sales. Any proceeds that we receive from the cash exercise of the Warrants and the sales of our Class A Ordinary Shares under the Subscription Agreements are expected to be used for the repayment of three promissory notes of the Company with an aggregate outstanding balance of approximately $6.75 million, the expansion of the Company’s business in the U.S., for the recruitment of personnel in the U.S. and for general corporate purpose. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 12 of this prospectus, for a discussion of factors to consider carefully before deciding to invest in the Class A Ordinary Shares.

Nasdaq symbol:	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “AEHL”.

(1)

The number of the Class A Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Class A Ordinary Shares offered hereby are sold and is based on 9,877,303 Class A Ordinary Shares outstanding as of August 5, 2024. This number excludes:

●	30,463 Class A ordinary shares issuable upon exercise of the warrants issued on June 14, 2021; and
●	19,608 Class A ordinary shares issuable upon exercise of the warrants issued on February 17, 2021.

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RISK FACTORS

An investment in our securities involves significant risk. Before making an investment in our securities, you should carefully consider the risk factors set forth in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2022 on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which augment the risk factors set forth in our most recent annual report. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to the Offering

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The Majority of our operations are based in China. We are and will be subject to PRC laws relating to, among others, restrictions over foreign investments and data security. The Chinese government has recently sought to exert more control and impose more restrictions on China-based companies raising capital offshore and such efforts may continue or intensify in the future. The Chinese government’s exertion of more control over overseas listing of, offerings conducted overseas by and/or foreign investment in China-based companies could retrospectively affect the Mergers and result in a material change in our operations, significantly limit or completely hinder our abilities to offer or continue to offer securities to foreign investors, and cause the value of our securities to significantly decline or be worthless.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and the Mergers and the Transactions may ultimately require approval of the CSRC. If it is determined that the CSRC approval is required retrospectively for the Mergers or the Transactions, it is uncertain whether we can or how long we will take to obtain the approval and, even if such CSRC approval is obtained, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for the Mergers and the Transactions, or a rescission of such approval if obtained, could subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations, restrictions or limitations on our abilities to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect their business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On February 17, 2023, the CSRC published the Overseas Listing Measures which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, we are required to complete filing procedures with the CSRC in connection with this offering and may be subject to the filing requirements under the Overseas Listing Measures for our future offering and listing of our securities in an overseas market. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on Overseas Listing Measures. According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when it subsequently seeks to conduct a follow-on offering.

On December 27, 2021, the NDRC and the Ministry of Commerce (the “MOFCOM”), jointly issued the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Version), or the 2021 Negative List, which became effective on January 1, 2022. Pursuant to the 2021 Negative List, if a PRC domestic company, which engages in any prohibited business set out in the list, seeks an overseas offering or listing, it must first obtain the approval from the competent governmental authorities. In addition, the foreign investors in such company must not be involved in its operation or management, and their ownership interest should be subject to limitations imposed under regulations on investments in domestic securities by foreign investors. Because the 2021 Negative List is recently issued, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent we will be subject to these new requirements. If we are required to comply with these requirements but fail to do so on a timely basis if at all, our business operation, financial conditions and business prospect may be adversely and materially affected.

In addition, there is no assurance that new rules or regulations promulgated in the future will not impose additional requirements on us, including retrospectively with respect to the Mergers and the Transactions. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the 2022 Cybersecurity Review Measures and the Draft Administrative Regulations on Network Data Security, are required for the Mergers or Transactions, on a retrospective basis, it is uncertain whether such approval can be obtained or filing procedures completed, or how long it will take to obtain such approval or complete such filing procedures. Any failure to obtain such approval or complete such filing procedures or any delay in obtaining such approval or completing such filing procedures for the Mergers or Transactions, or a rescission of any such approval if obtained, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our abilities to carry out business operations in China or pay dividends outside China, delay or restrict the repatriation of our offshore funds into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of the our securities. The CSRC and other PRC regulatory authorities may also order us, or make it advisable for us, to unwind or reverse the Mergers and the Transactions. In addition, if the CSRC or other regulatory authorities in China subsequently promulgate new rules or issue directives requiring that we obtain additional approvals or complete additional filing or other regulatory procedures for our prior offerings overseas, there is no assurance that we will be able to comply with these requirements and may not be able to obtain any waiver of such requirements, if and when procedures are established to obtain such a waiver. Any of the foregoing could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

It is not possible to predict the actual number of shares we will sell under the Subscription Agreements to the Investors, or the actual gross proceeds resulting from those sales.

On March 25, 2024, we entered into the Subscription Agreements with each of the Investors, pursuant to which each Investor has committed, separately and not jointly, to purchase in aggregate of up to 10,000,000 Class A Ordinary Shares, subject to certain limitations and conditions set forth in the Subscription Agreements. To date of this prospectus, we have not sold Class A Ordinary Shares. The Class A Ordinary Shares that may be issued under the Subscription Agreements may be sold by us to the Selling Shareholders at our discretion from time to time over an approximately 36-month period commencing on the date of the Subscription Agreements.

We generally have the right to control the timing and amount of any sales of our Class A Ordinary Shares to under the Subscription Agreements. Sales of our Class A Ordinary Shares, if any under the Subscription Agreements will depend upon market conditions and other factors. We may ultimately decide to sell to Investors all, some or none of the Class A Ordinary Shares that may be available for us to sell pursuant to the Subscription Agreement.

Because the purchase price per share to be paid for the Class A Ordinary Shares that we may elect to sell under the Subscription Agreements, if any, will fluctuate based on the market price of Class A Ordinary Shares during the applicable purchase valuation period for each purchase made pursuant to the Subscription Agreements, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of Class A Ordinary Shares that we will sell to the Investors under Subscription Agreements, the purchase price per share, or the aggregate gross proceeds that we will receive from those purchases by the Investors under the Subscription Agreement, if any.

Each Class A Ordinary Share to be issued to the investors from time to time under the Subscription Agreements will be issued at a per share purchase price equal to the lesser of (i) the average closing price of the Class A Ordinary Shares during the three consecutive trading days (the “Pricing Period”) commencing on the date (the “Advance Notice Date”) the Company is deemed to have delivered, as defined in the Subscription Agreement, the written notice (the “Advance Notice”) or (ii) $1.12. As a result, the maximum principal amount available under each Subscription Agreement is $11,200,000 and, collectively under the three Subscription Agreements, $33,600,000.

The resale by Selling Shareholders of a significant number of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Class A Ordinary Shares to decline and to be highly volatile.

The sale and issuance of our Class A Ordinary Shares to the Selling Shareholders will cause dilution to our existing shareholders, and the sale of the Class A Ordinary Shares acquired by the Selling Shareholders, or the perception that such sales may occur, could cause the price of our Class A Ordinary Shares to fall.

The purchase price for the shares that we may sell to the Investors under the Subscription Agreements will fluctuate based on the price of our Class A Ordinary Shares. Depending on a number of factors, including market liquidity, sales of such shares may cause the trading price of our Class A Ordinary Shares to fall. If and when we do sell shares to the Selling Shareholders, The Selling Shareholders may resell all, some, or none of those shares at its discretion, subject to the terms of the Subscription Agreement. Therefore, sales to the Selling Shareholders by us could result in substantial dilution to the interests of other holders of our Class A Ordinary Shares. Additionally, the sale of a substantial number of Ordinary Shares to the Selling Shareholders, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price. The resale of shares Ordinary Shares by the Selling Shareholders in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could also harm the prevailing market price of our Class A Ordinary Shares.

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Following these issuances described above, the market price of our Class A Ordinary Shares could decline if the holders of restricted shares sell them or are perceived by the market as intending to sell them. As such, sales of a substantial number of Class A Ordinary Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Class A Ordinary Shares.

Investors who buy Class A Ordinary Shares at different times will likely pay different prices.

Pursuant to the Subscription Agreements, we control the timing and amount of any sales of Class A Ordinary Shares to the Investors. If and when we elect to sell Class A Ordinary Shares to the Investors pursuant to the Subscription Agreements, the Investors may resell all, some or none of such shares at its discretion and at different prices, subject to the terms of the Subscription Agreements. As a result, investors who purchase shares from the Investors in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Investors in this offering as a result of future sales made by us to the Investors at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Investors under the Subscription Agreements, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Investors may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Our management team will have broad discretion over the use of the net proceeds from our sale of Class A Ordinary Shares to the Selling Shareholders, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of Class A Ordinary Shares to the Selling Shareholders, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering.

Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Risk Factors Relating to Our Corporate Structure

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the British Virgin Islands, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Chengdu Future, Antelope Yangpu, Hainan Antelope, Antelope Chengdu are foreign investment enterprise, or “FIE,” and are subject to the rules and regulations in the PRC on currency conversion. In the PRC, State Administration of Foreign Exchange, or SAFE, regulates the conversion of the RMB into foreign currencies. Currently, FIEs are required to apply to SAFE for “Foreign Exchange Registration Certificates for Foreign Investment Enterprise”. With such registration certifications (which need to be renewed annually), FIEs are allowed to open foreign currency accounts including the “current account” and “capital account”. Currently, conversion of currency within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE. On October 21, 2005, SAFE promulgated the “Notice on Issues concerning Foreign Exchange Management in Financing by PRC Residents by Overseas Special Purpose Vehicle and Return Investments” (the “No. 75 Notice”). The No. 75 Notice came into effect on November 1, 2005 and requires the following matters, among others, to be complied with: every PRC domestic resident who establishes or controls an overseas special purpose vehicle, or “SPV,” must apply to the local bureau of SAFE for an “overseas investment foreign exchange registration.” Every PRC domestic resident of an SPV who has completed the “overseas investment foreign exchange registration”, or “Registrant,” must make an application to the local bureau of SAFE to amend their registration particulars upon (i) the injection of any PRC domestic assets or the equity interests of any PRC domestic company owned by the PRC domestic resident into the SPV, and (ii) the implementation of any overseas equity fund-raising by the SPV following an injection of PRC domestic assets or the equity interests of a PRC domestic company; every Registrant must apply to the local bureau of SAFE for change of registration particulars or recordation within 30 days after the occurrence of any capital increase or reduction, changes in shareholdings or share swap, merger, long-term investment in equities or debentures, guarantee of foreign indebtedness and other major capital changes not involving “return investment”, undertaken by an SPV; and every Registrant must repatriate, within 180 days, dividends or profits which he receives from an SPV and/or income derived from changes in the shareholding of an SPV. On July 14, 2014, China’s State Administration of Foreign Exchange (SAFE), the foreign exchange control authority, released the Notice of the State Administration of Foreign Exchange on Relevant Issues Concerning Foreign Exchange Administration for Overseas Investment, Financing and Round Trip Investment Undertaken by Domestic Residents via Special Purpose Vehicles (Notice 37). The regulation took effect July 4, 2014. At that time, the old regulation, “Notice on Issues concerning Foreign Exchange Management in Financing by PRC Residents by Overseas Special Purpose Vehicle and Return Investments” (the “No. 75 Notice”), which was issued in 2005, was repealed. Compared with Circular 75, Circular 37 reflects the trend of SAFE’s policy to gradually loosen the restrictions and simplify the procedures for overseas financing and investment by Chinese residents, so as to fully utilize the financial resources in domestic and overseas markets. However, as Circular 37 has only recently been issued, the actual interpretation and enforcement of the above changes by SAFE in practice remain to be seen. There can be no assurance that SAFE will not continue to issue new rules and regulations and/or further interpretations of the No. 37 Notice that will strengthen the foreign exchange control. As our operating entities are located in the PRC and all of our sales are denominated in RMB, our ability to pay dividends or make other distributions may be restricted by PRC foreign exchange control restrictions. There can be no assurance that the relevant regulations will not be amended to our detriment and that our ability to distribute dividends will not be adversely affected.

There are uncertainties regarding the enforcement of laws and rules and regulations in China, which can change quickly with little advance notice, and there is a risk that the Chinese government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could materially and adversely affect our business and hinder our ability to offer or continue our operations, and cause the value of our securities, including the securities we are registering for sale, to significantly decline or become worthless.

Although we currently do not have or intend to have any contractual arrangement to establish a VIE structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our operating subsidiaries. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The uncertainties regarding the enforcement of laws and the fact that rules and regulations in mainland China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment could result in a material change in our operations, financial performance and/or cause the value of our securities, including the securities we are registering to sale in this offering, to significantly decline or become worthless and/or impair our ability to raise money.

Risk Factors Relating to Our Business

We have a limited operating history in a highly competitive technology segment.

We started operating our livestreaming ecommerce business through our indirect subsidiary, Hainan Kylin, in September 2021. Therefore, we have a limited operating history in the livestreaming ecommerce sector, which is competitive and subject to transformation. We may have limited information into trends that could affect the demand for our services. Our financial results and growth to date may not be indicative of our future performance. We may not be able to effectively manage our growth and experience operational, financial and human resource constraints. Our current procedures and controls may not be adequate to support our future operations, and if we are not able to manage our growth effectively, our business may be materially and adversely affected.

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If certain consumer behavior trends do not continue develop as anticipated, our operating results will be adversely affected.

Our future financial performance is dependent on certain consumer and social trends and we may have overestimated factors attributable to its growth as well as our successful positioning in such markets. We are subject to both business and consumer activities in the livestreaming ecommerce industry as well as trends in specific demographics which are often difficult to ascertain and which can change quickly.

We have entered a potentially competitive market segment.

The livestreaming ecommerce industry in which we are participating may attract highly seasoned and better capitalized competitors, which could inhibit our success. The relatively low entry threshold and the rapid growth of livestreaming ecommerce in China could make this market become crowded which would decrease our existing and potential market share. We will need to promote and develop brand awareness as a competitive advantage and there can be no assurance that such branding will be successful or sustainable. We expect to continue to expend financial resources on the expansion of our livestreaming ecommerce business, and there can be assurance that we will be able to compete with larger, better capitalized firms. This may also affect our ability to scale our operations and successful execute our strategic growth plan.

We are subject to rapid technology change and certain of our livestreaming ecommerce business could have significant barriers to entry.

Some of our businesses will depend on the growth and evolution of the livestreaming ecommerce and technologies associated with the Internet, and we cannot be certain how Internet access or trends for our services will evolve over time. Also, the barriers to entry to our livestreaming ecommerce sector could erode due to strong competitors, low entry costs, competitive pricing, geographical advantages, and other parties’ affiliations and partnerships.

Our business depends on our ability to maintain and grow our network of high-quality suppliers of hosts and influencers. If we are unable to do so, our future growth would be limited and our business, financial condition and results of operations would be harmed.

Our success is dependent upon our continued ability to maintain and grow our credentialed network of high-quality suppliers of hosts and influencers. We have entered into contracts with different suppliers, usually staffing agencies, which have a growing and diverse pool of hosts and influencers. In addition, the perceived value of our solutions and our reputation may be negatively impacted if the services provided by the hosts or influencers from our suppliers are not satisfactory to customers and their members. The failure to maintain or grow our selective network of suppliers or the failure of those suppliers to meet and exceed our customers’ expectations, may result in a loss of or inability to grow or maintain our customer base, which could adversely affect our business, financial condition and results of operations.

We rely on existing technology systems, networks and platforms that are outside of our control.

Our livestreaming ecommerce business relies on existing technology systems, networks and platforms that we do not control, and changes to any of these technology formats could cause us our change our business model and operations. We may not be successful in developing relationships with industry participants that advance our business efforts or to engage customers to buy or use our services. A large or sudden increase in the cost of the technologies that we utilize may cause us to risk operational viability. Further, changes in technology can occur quickly and unpredictably, and our ability to adapt to such changes could be constrained by our limited experience in our new livestreaming social ecommerce business segment.

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We are dependent on our management team and any loss of our key management personnel without timely and suitable replacements may reduce our revenues and profits.

Our business is also dependent on our executive officers who are responsible for implementing our business plans and driving growth. Please refer to “Directors, Senior Management and Employees” herein for more information about our directors and officers. The demand for such experienced personnel is intense and the search for personnel with the relevant skills set can be time consuming. The loss of our key management personnel without timely and suitable replacements may reduce our revenues and profits.

If China’s inflation increases or the prices of energy or raw materials increase, we may not be able to pass the resulting increased costs to our customers and this may adversely affect our profitability or cause us to suffer operating losses.

Economic growth in China has, in the past, been accompanied by periods of high inflation. In the past, the Chinese government has implemented various policies from time to time to control inflation. For example, the Chinese government has periodically introduced measures in certain sectors to avoid overheating of the economy, including tighter bank lending policies, increases in bank interest rates, and measures to curb inflation, which has resulted in a decrease in the rate of inflation. An increase in inflation could cause our costs for energy, labor costs, raw materials and other operating costs to increase, which would adversely affect our financial condition and results of operations.

We are dependent on our management team and any loss of our key management personnel without timely and suitable replacements may reduce our revenues and profits.

Our business is also dependent on our executive officers who are responsible for implementing our business plans and driving growth. Please refer to “Directors, Senior Management and Employees” herein for more information about our directors and officers. The demand for such experienced personnel is intense and the search for personnel with the relevant skills set can be time consuming. The loss of our key management personnel without timely and suitable replacements may reduce our revenues and profits.

Failure to compete successfully with our competitors and new entrants to the ceramics industry in the PRC may result in Antelope Enterprises losing market share.

We operate in a competitive and fragmented industry of ceramic tile manufacturing. There is no assurance that we will not face competition from our existing competitors and new entrants. We compete with a variety of companies, some of which have advantages that include: longer operating history, larger clientele base, superior products, better access to capital, personnel and technology, or are better entrenched. Our competitors may be able to respond more quickly to new and emerging technologies and changes in customer requirements or succeed in developing products that are more effective or less costly than our products. Any increase in competition could have a negative impact on our pricing (thus eroding our profit margins) and reduce our market share. If we are unable to compete effectively with our existing and future competitors and do not adapt quickly to changing market conditions, we may lose market share.

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Our production facilities may be affected by power shortages which could result in a loss of business.

Our production facilities consume substantial amounts of electrical power, which is the principal source of energy for our manufacturing operations. Although we have a back-up generator at both our production facilities, we may experience occasional temporary power shortages disrupting production due to power rationing activities conducted by the authorities, thunderstorms or other natural events beyond our control. Accordingly, these production disruptions could result in a loss of business.

Our research and development efforts may not result in marketable products.

Our research and development team develops products which we have identified as having good potential in the market. There is no assurance that we will not experience delays in future product developments. There is also no assurance that the products which we are currently developing or may develop in the future will be successful or that we will be able to market these new products to our customers successfully. If our new products are unable to gain the acceptance of our customers or potential customers, we will not be able to generate future sales from our investment in research and development.

We may not be able to ensure the successful implementation of our future plans and strategies, resulting in reduced financial performance.

We intend to expand our market presence and explore opportunities in strategic investments or alliances and acquisitions. These initiatives involve various risks including, but not limited to, the investment costs in setting up new offices and sales offices and working capital requirements. There is no assurance that any future plan can be successfully implemented as the successful execution could depend on several factors, some of which are not within our control. Failure to successfully implement our future plans or to effectively manage costs may lead to a material adverse change in our operating environment or affect our ability to respond to market or industry changes, resulting in reduced financial performance. Decelerating economic growth in China has caused challenging market conditions in the real estate and construction sectors resulting in a contraction in investment and new housing projects by property developers. The challenging market conditions has resulted in an expected contraction in demand for our products. Due to the reduced demand for our products, we have, from time to time, recorded an impairment of assets.

We may inadvertently infringe third-party intellectual property rights, which could negatively impact our business and financial results.

We are not aware of, nor have we received any claims from third parties for, any violations or infringements of intellectual property rights of third parties by us as of the date of this prospectus. Nevertheless, there can be no assurance that as we develop new product designs and production methods, we would not inadvertently infringe the intellectual property rights of others or others would not assert infringement claims against us or claim that we have infringed their intellectual property rights. Claims against us, even if untrue or baseless, could result in significant costs, legal or otherwise, cause product shipment delays, require us to develop non-infringing products, enter into licensing agreements or may be a distraction to our management. Licensing agreements, if required, may not be available on terms acceptable to us or at all. In the event of a successful claim of intellectual property rights infringement against us and our failure or inability to develop non-infringing products or to license the infringed intellectual property rights in a timely or cost-effective basis, our business and/or financial results will be negatively impacted.

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We face increasing labor costs and other costs of production in the PRC, which could limit our profitability.

Labor costs in China have been increasing in recent years and our labor costs in the PRC could continue to increase in the future. If labor costs in the PRC continue to increase, our production costs will likely increase which may in turn affect the selling prices of our products. We may not be able to pass on these increased costs to consumers by increasing the selling prices of our products in light of competitive pressure in the markets where we operate. In such circumstances, our profit margin may decrease.

Risk Factors Relating to the Planned Energy Supply Business

We might not be able to launch the energy supply business as planned or at all, or generate revenue as planned.

Our plan is subject to many factors that are beyond of our control such as fluctuation of the natural gas price, business negotiation with the natural gas provider(s), fluctuation of the crypto price, competition of various electricity suppliers in the region where we plan to operate etc. As a new player in the energy industry, we might not be able to secure natural gas at the price point as we desire and manage the business as planned.

Our financial performance in this planned business will be affected by commodity price fluctuations in the wholesale and retail power and natural gas markets and other market factors that are beyond our control.

We will use natural gas as the source to generate electricity. Market prices for power, generation capacity, ancillary services, and natural gas are unpredictable. Depending upon price risk management activity undertaken by us, a decline in market prices for power, generation capacity, and ancillary services may adversely affect our financial performance. Long- and short-term power and natural gas prices may also fluctuate substantially due to other factors outside of our control, including:

● increases and decreases in generation capacity in our markets;

● changes in power transmission capacity constraints or inefficiencies;

● volatile weather conditions, particularly unusually hot or mild summers or unusually cold or warm winters in our market areas;

● an economic downturn which could negatively affect demand for power;

● changes in the supply of commodities utilized as fuel sources for power generation, including but not limited to coal, natural gas and fuel oil;

● technological shifts resulting in changes in the demand for power or in patterns of power usage, including the potential development of demand-side management tools, expansion and technological advancements in power storage capability and the development of new fuels or new technologies for the production or storage of power;

● federal and state power, market and environmental regulation and legislation, including mandating a renewable portfolio standards or creating financial incentives, each resulting in new renewable energy generation capacity creating oversupply; and

● changes in capacity prices and capacity markets.

These factors may cause our operating results of the energy supply business to fluctuate in the future.

Extensive competition in power generation industry could adversely affect our performance.

The power generation industry is characterized by intense competition, and we will encounter competition from utilities, industrial companies, marketing and trading companies and other independent power producers. This competition has put pressure on power utilities to lower their costs, including the cost of purchased power, and increasing competition in the supply of power in the future could increase this pressure. In addition, construction during the last decade has created excess power supply and higher reserve margins in the power trading markets, putting downward pressure on prices.

Other companies we are going to compete with may have greater liquidity, greater access to credit and other financial resources, lower cost structures, greater ability to incur losses, longer-standing relationships with customers, greater potential for profitability from ancillary services or greater flexibility in the timing of their sale of generation capacity and ancillary services than we do.

Additionally, there is extensive competition in the retail power markets. Competitors may offer lower prices or other incentives which may attract customers away from our retail subsidiaries. We may also face competition from a number of other energy service providers, other energy industry participants, or nationally branded providers of consumer products and services who may develop businesses that will compete with our retail subsidiaries.

We will rely on power transmission and fuel distribution facilities owned and operated by other companies.

We will depend on facilities and assets that we do not own or control for the transmission to our customers of the power produced by our generators and the distribution of natural gas to our generators. If these transmission and distribution systems are disrupted or capacity on those systems is inadequate, our ability to sell and deliver power products or obtain fuel may be hindered. Independent system operators that oversee transmission systems in regional power markets have imposed price limitations and other mechanisms to address volatility in their power markets. Existing congestion, as well as expansion of transmission systems, could affect our performance, which in turn could adversely affect our business.

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We may be unable to obtain an adequate supply of fuel in the future.

We aim to obtain substantially all of our physical natural gas supply from third parties pursuant to arrangements that may vary in term, pricing structure, firmness and delivery flexibility.

We are exposed to increases in the price of natural gas, and it is possible that sufficient supplies to operate our portfolio profitably may not continue to be available to us. In addition, we will face risks with regard to the delivery to and the use of natural gas by our electricity generators including the following:

● third-party suppliers may default on natural gas supply obligations, and we may be unable to replace supplies currently under contract;

● market liquidity for physical natural gas and fuel oil or availability of natural gas services (e.g. storage) may be insufficient or available only at prices that are not acceptable to us;

● natural gas quality variation may adversely affect our electricity generator;

● our natural gas and operations capability may be compromised due to various events such as natural disaster, loss of key personnel or loss of critical infrastructure;

● fuel supplies diverted to residential heating for humanitarian reasons; and

● any other reasons.

Our electricity generators will be subject to impairments.

If we were to experience a significant reduction in our expected revenues and operating cash flows for our energy supply business for an extended period of time from a prolonged economic downturn or from advances or changes in technologies, we could experience future impairments of our electricity generators as a result. There can be no assurance that any such losses or impairments to the carrying value of our financial assets would not have a material adverse effect on our financial condition, results of operations and cash flows.

State legislative and regulatory action could adversely affect our competitive position and business.

Certain states have taken or are considering taking anticompetitive actions by subsidizing or otherwise providing economic support to existing, uneconomic power plants in a manner that could have an adverse effect on the deregulated power markets. If these anticompetitive actions are ultimately upheld and implemented, they could adversely affect capacity and energy prices in the deregulated electricity markets or impede our ability to maintain or expand our retail operations which in turn could have a material adverse effect on our business prospects and financial results.

Existing and future anticipated environmental regulations could cause us to incur significant costs and adversely affect our operations generally or in a particular quarter when such costs are incurred.

Environmental laws and regulations have generally become more stringent over time, and this trend is likely to continue. We will continue to monitor and actively participate in initiatives where we anticipate a material effect on our business.

Environmental regulations could also affect the availability and price of natural gas to be used in our generation facilities.

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Risk Factors Relating to Our Operations in China

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in this prospectus.

Currently, the majority of our operations is conducted outside the United States, and the majority of our assets are located outside the United States. Except for Weilai Zhang, our chairman and Chief Executive Officer, Houyou Zhang and Huashu Yuan, our directors, who currently reside in the U.S., the rest of our directors and officers reside in China outside of the United States and most of the assets of those persons are located outside of the United States. It may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Our principal business operation is conducted in the PRC. If U.S. regulators carry out an investigation of us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

Violation of Foreign Corrupt Practices Act or China anti-corruption law could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States public companies from bribing or making prohibited payments to foreign officials to obtain or retain business. PRC law also strictly prohibits bribery of government officials. While we take precautions to educate our employees about the Foreign Corrupt Practices Act and Chinese anti-corruption law, there can be no assurance that we or the employees or agents of our subsidiaries will not engage in such conduct, for which we may be held responsible. If that were to occur, we could suffer penalties that may have a material adverse effect on our business, financial condition and results of operations.

Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus may be located in the People’s Republic of China. The Public Company Accounting Oversight Board currently cannot inspect audit documentation located in China and, as such, you may be deprived of the benefits of such inspection.

Auditors of companies whose shares are registered with the U.S. Securities and Exchange Commission and traded publicly in the United States, including our independent registered public accounting firm, must be registered with the U.S. PCAOB and are required by the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards applicable to auditors. Our financial statements contained in this prospectus and on our annual report on Form 20-F for the year ended December 31, 2023 have been audited by ARK, an independent registered public accounting firm that is headquartered in Hong Kong. ARK were among those audit firms listed by the PCAOB Hong Kong Determination, a determination announced by the PCAOB on December 16, 2021, that it was unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. T he PCAOB made this determination pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden, which amended the HFCA Act by reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, it would make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China and Hong Kong that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements. In addition, our securities may be prohibited from trading under the HFCA Act, as amended, and ultimately result in a determination by the Nasdaq Capital Market to delist our securities.

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Our shares may be delisted under the HFCA Act as the PCAOB is unable to inspect our auditor with presence in Hong Kong, and the delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over the counter trading market in the United States. Our financial statements contained in this prospectus and in our annual report on Form 20-F for the year ended December 31, 2023 have been audited by ARK, an independent registered public accounting firm that is headquartered in Hong Kong. ARK were among those audit firms listed by the PCAOB Hong Kong Determination, a determination announced by the PCAOB on December 16, 2021, that it was unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. T he PCAOB made this determination pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden, which amended the HFCA Act by reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The Company understands that in the event that the PCAOB is unable to inspect or investigate completely the Company’s independent auditor for consecutive two years, the SEC could prohibit trading of our Class A ordinary shares on the NASDAQ Capital Market, any other U.S. securities exchange, and in the over-the-counter market. Such a trading prohibition would substantially impair, if not preclude your ability to sell or purchase our securities, and the risks and uncertainties associated with a potential trading prohibition could have a negative impact on the price of our Class A ordinary shares.

We are dependent on political, economic, regulatory and social conditions in the PRC.

Approximately 100%, 100% and 100% of our revenue in each of the years ended December 31, 2023, 2022 and 2021, respectively, was derived from the PRC market and we anticipate that the PRC market will continue to be the major source of revenue for the foreseeable future. Accordingly, any significant slowdown in the PRC economy or decline in demand for our products from our customers in the PRC will have an adverse effect on our business and financial performance. Furthermore, as our operations and production facilities are located in the PRC, any unfavorable changes in the social and/or political conditions may also adversely affect our business and operations. While the current policy of the PRC government seems to be one of economic reform to encourage foreign investments and greater economic decentralization, there is no assurance that such a policy will continue to prevail in the future. There is no assurance that our operations will not be adversely affected should there be any policy changes.

In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, particularly for companies seeking to list or listed on a foreign exchange, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on Nasdaq, financial condition, results of operations, and the offering.

We are subject to various risks and costs associated with to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. This data is wide ranging and relates to our investors, employees, contractors and other counterparties and third parties. Our compliance obligations include those relating to the relevant PRC laws in this regard. These PRC laws apply not only to third-party transactions, but also to transfers of information between us and our subsidiaries in China, and among us, our PRC subsidiaries, and other parties with which we have commercial relations. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

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Pursuant to the PRC Cybersecurity Law, promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the CAC. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC published the CAC Revised Measures which further restates and expands the applicable scope of the cybersecurity review. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CAC Revised Measures provides no further explanation on the extent of “network platform operator” and “foreign” listing, as confirmed by our PRC counsel, Sichuan Jindouyun Law Firm, we are not subject to cybersecurity review with the CAC , because (i) we are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that it will reach such threshold in the near future; (ii) as of the date of this prospectus, our data processing activities (including the collection, storage, usage, transmission and publicity of data) do not damage national security; and (iii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator. However, we cannot guarantee that we will not be subject to cybersecurity review in the future. During such review, we may be required to suspend our operation experience other disruptions to our operations. Cybersecurity review could also result in negative publicity with respect to our company and diversion of our managerial and financial resources.

Furthermore, if we were found to be in violation of applicable laws and regulations in China during such review, we could be subject to administrative penalties, such as warnings, fines, or service suspension. Therefore, cybersecurity review could materially and adversely affect our business, financial condition, and results of operations.

In addition, the PRC Data Security Law, promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. As the Data Security Law was recently promulgated, we may be required to make further adjustments to our business practices to comply with this law. If our data processing activities were found to be not in compliance with this law, we could be ordered to make corrections, and under certain serious circumstances, such as severe data divulgence, we could be subject to penalties, including the revocation of our business licenses or other permits. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. As there remain uncertainties regarding the further interpretation and implementation of those laws and regulations, we cannot assure you that we will be compliant such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the regulatory authorities and become subject to fines and other sanctions. As a result, we may be required to suspend our relevant businesses, shut down our website, take down our operating applications, or face other penalties, which may materially and adversely affect our business, financial condition, and results of operations.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law of the PRC, or the PIPL, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the PIPL provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court. As uncertainties remain regarding the interpretation and implementation of the PIPL, we cannot assure you that we will comply with the PIPL in all respects, we may become subject to fines and/or other penalties which may have material adverse effect on our business, operations and financial condition.

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While we take measures to comply with all applicable data privacy and protection laws and regulations, we cannot guarantee the effectiveness of the measures undertaken by us and our business partners. However, compliance with any additional laws could be expensive, and may place restrictions on our business operations and the manner in which we interact with our users. In addition, any failure to comply with applicable cybersecurity, privacy, and data protection laws and regulations could result in proceedings against us by government authorities or others, including notification for rectification, confiscation of illegal earnings, fines, or other penalties and legal liabilities against us, which could materially and adversely affect our business, financial condition, results of operations and the value of our Ordinary Shares. In addition, any negative publicity on our website or platform’s safety or privacy protection mechanism and policy could harm our public image and reputation and materially and adversely affect our business, financial condition, and results of operations.

We are subject to risks related to the laws and regulations of the PRC and the interpretation and implementation thereof.

Our business and operations, as well as those of our customers and suppliers in the PRC, are subject to the laws and regulations promulgated by relevant PRC governmental authorities. The PRC government is still in the process of developing a comprehensive set of laws and regulations in the course of the PRC’s transformation from a centrally planned economy to a market-oriented economy. As the legal system in the PRC is still in flux, laws and regulations or their interpretation may be subject to change. Furthermore, any change in the political and economic policy of the PRC government may also result in similar changes in the laws and regulations or the interpretation thereof. Such changes may adversely affect our operations and business in the PRC. The PRC legal system is a codified legal system comprising written laws, regulations, circulars, administrative directives, and internal guidelines as well as judicial interpretations. Decided cases do not form part of the legal structure of the PRC and thus have no binding effect. As such, the administration of PRC laws and regulations may be subject to a certain degree of discretion by the authorities. This has resulted in the outcome of dispute resolutions not having the level of consistency or predictability as in other countries with more developed legal systems. Due to such inconsistency and unpredictability, if we should be involved in any legal dispute in the PRC, we may experience difficulties in obtaining legal redress or in enforcing our legal rights. From time to time, changes in law, registration requirements, and regulations or the implementation thereof may also require us to obtain additional approvals and licenses from the PRC authorities for carrying out our operations in the PRC which would require us to incur additional expenses in order to comply with such requirements and in turn affect our financial performance with the increase in our business costs. Furthermore, there can be no assurance that approvals, registrations, or licenses will be granted to us promptly or at all. If we experience delays in obtaining or are unable to obtain such required approvals, registrations, or licenses, our operations and business in the PRC, and hence our overall financial performance will be adversely affected.

Our business activities are subject to certain PRC laws and regulations.

As our production and operations are carried out in the PRC, we are subject to certain PRC laws and regulations. In addition, being wholly foreign-owned enterprises, we are required to comply with certain additional laws and regulations. Pursuant to PRC laws and regulations, the breach or non-compliance with such laws and regulations may result in the PRC authorities suspending, withdrawing or terminating our business license, causing us to cease production of all or certain of our products, and this would materially and adversely affect our business and financial performance. Our corporate affairs in the PRC are governed by our articles of association and the corporate and foreign investment laws and regulations of the PRC. The principles of the PRC laws relating to matters such as the fiduciary duties of directors and other corporate governance matters and foreign investment laws in the PRC are relatively new. Hence, the enforcement of investors or shareholders’ rights under the articles of association of a PRC company and the interpretation of the relevant laws relating to corporate governance matters remain largely untested in the PRC.

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PRC foreign exchange control may limit our ability to utilize our profits effectively and affect our ability to receive dividends and other payments from our PRC subsidiaries.

Chengdu Future, Antelope Yangpu, Hainan Antelope, Antelope Chengdu are foreign investment enterprise, or “FIE,” and are subject to the rules and regulations in the PRC on currency conversion. In the PRC, State Administration of Foreign Exchange, or SAFE, regulates the conversion of the RMB into foreign currencies. Currently, FIEs are required to apply to SAFE for “Foreign Exchange Registration Certificates for Foreign Investment Enterprise”. With such registration certifications (which need to be renewed annually), FIEs are allowed to open foreign currency accounts including the “current account” and “capital account”. Currently, conversion of currency within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE. On October 21, 2005, SAFE promulgated the “Notice on Issues concerning Foreign Exchange Management in Financing by PRC Residents by Overseas Special Purpose Vehicle and Return Investments” (the “No. 75 Notice”). The No. 75 Notice came into effect on November 1, 2005 and requires the following matters, among others, to be complied with: every PRC domestic resident who establishes or controls an overseas special purpose vehicle, or “SPV,” must apply to the local bureau of SAFE for an “overseas investment foreign exchange registration.” Every PRC domestic resident of an SPV who has completed the “overseas investment foreign exchange registration”, or “Registrant,” must make an application to the local bureau of SAFE to amend their registration particulars upon (i) the injection of any PRC domestic assets or the equity interests of any PRC domestic company owned by the PRC domestic resident into the SPV, and (ii) the implementation of any overseas equity fund-raising by the SPV following an injection of PRC domestic assets or the equity interests of a PRC domestic company; every Registrant must apply to the local bureau of SAFE for change of registration particulars or recordation within 30 days after the occurrence of any capital increase or reduction, changes in shareholdings or share swap, merger, long-term investment in equities or debentures, guarantee of foreign indebtedness and other major capital changes not involving “return investment”, undertaken by an SPV; and every Registrant must repatriate, within 180 days, dividends or profits which he receives from an SPV and/or income derived from changes in the shareholding of an SPV. On July 14, 2014, China’s State Administration of Foreign Exchange (SAFE), the foreign exchange control authority, released the Notice of the State Administration of Foreign Exchange on Relevant Issues Concerning Foreign Exchange Administration for Overseas Investment, Financing and Round Trip Investment Undertaken by Domestic Residents via Special Purpose Vehicles (Notice 37). The regulation took effect July 4, 2014. At that time, the old regulation, “Notice on Issues concerning Foreign Exchange Management in Financing by PRC Residents by Overseas Special Purpose Vehicle and Return Investments” (the “No. 75 Notice”), which was issued in 2005, was repealed. Compared with Circular 75, Circular 37 reflects the trend of SAFE’s policy to gradually loosen the restrictions and simplify the procedures for overseas financing and investment by Chinese residents, so as to fully utilize the financial resources in domestic and overseas markets. However, as Circular 37 has only recently been issued, the actual interpretation and enforcement of the above changes by SAFE in practice remain to be seen. There can be no assurance that SAFE will not continue to issue new rules and regulations and/or further interpretations of the No. 37 Notice that will strengthen the foreign exchange control. As our operating entities are located in the PRC and all of our sales are denominated in RMB, our ability to pay dividends or make other distributions may be restricted by PRC foreign exchange control restrictions. There can be no assurance that the relevant regulations will not be amended to our detriment and that our ability to distribute dividends will not be adversely affected.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

With the regulations concerning data privacy and cybersecurity are developing in China, we may be subject to new laws and regulations when we operate our business.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law of the PRC, which took effect on September 1, 2021. The Data Security Law clarifies the scope of data to cover a wide range of information records generated from all aspects of production, operation and management of government affairs and enterprises in the process of the gradual transformation of digitalization and requires that data collection shall be conducted in a legitimate and proper manner, and theft or illegal collection of data is not permitted. Data processors shall establish and improve the whole-process data security management rules, organize and implement data security trainings as well as take appropriate technical measures and other necessary measures to protect data security. In addition, data processing activities shall be conducted on the basis of the graded protection system for cybersecurity.

On July 30, 2021, the State Council promulgated the Regulations on Protection of Security of Critical Information Infrastructure, effective on September 1, 2021, under which, a “critical information infrastructure” refers to critical network facilities and information systems involved in important industries and sectors, such as public communication and information services, energy, transportation, water conservancy, finance, public services, governmental digital services, science and technology related to national defense industry, as well as those which may seriously endanger national security, national economy and citizen’s livelihood or public interests if damaged or malfunctioned, or if any leakage of data in relation thereto occurs. The competent governmental departments and supervision and management departments of the aforementioned important industries will be responsible for (i) organizing the identification of critical information infrastructures in their respective industries in accordance with relevant identification rules, and (ii) promptly notifying the identified operators and the public security department of the State Council of the identification results. In the event of occurrence of any major cybersecurity incident or discovery of any major cybersecurity threat for the critical information infrastructure, the operator shall report to the protection authorities and the public security authorities as required.

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On July 7, 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer which has become effective on September 1, 2022. Such data export measures requires that any data processor which processes or exports personal information exceeding certain volume threshold under such measures shall apply for security assessment by the CAC before transferring any personal information abroad, including the following circumstances: (i) important data will be provided overseas by any data processor; (ii) personal information will be provided overseas by any operator of critical information infrastructure or any data processor who processes the personal information of more than 1,000,000 individuals; (iii) personal information will be provided overseas by any data processor who has provided the personal information of more than 100,000 individuals in aggregate or has provided the sensitive personal information of more than 10,000 individuals in aggregate since January 1 of last year; and (iv) other circumstances where the security assessment is required as prescribed by the CAC. A data processor shall, before applying for the security assessment of an outbound data transfer, conduct a self-assessment of the risks in the outbound data transfer. The security assessment of a cross-border data transfer shall focus on assessing risks that may be brought about by the cross-border data transfer to national security, public interests, or the lawful rights and interests of individuals or organizations.

On December 28, 2021, the CAC, the NDRC, the MIIT and several other PRC governmental authorities jointly issued the Cybersecurity Review Measures, which became effective on February 15, 2022 and replaced the Measures for Cybersecurity Review published on April 13, 2020. Pursuant to Cybersecurity Review Measures, critical information infrastructure operators that purchase network products and services and network platform operators engaging in data processing activities that affect or may affect national security are subject to cybersecurity review under the Cybersecurity Review Measures. According to the Cybersecurity Review Measures, before purchasing any network products or services, a critical information infrastructure operator shall assess potential national security risks that may arise from the launch or use of such products or services, and apply for a cybersecurity review with the cybersecurity review office of CAC if national security will or may be affected. In addition, network platform operators who possess personal information of more than one million users and intend to be listed at a foreign stock exchange shall go through the cybersecurity review. As advised by our PRC counsel, Sichuan Jindouyun Law Firm, we are not subject to cybersecurity review with the CAC in accordance with the CAC Revised Measures, because (i) we are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that it will reach such threshold in the near future; (ii) as of the date of this prospectus, our data processing activities (including the collection, storage, usage, transmission and publicity of data) do not damage national security; and (iii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange.

Given the lack of oversight of many offshore issuers with China-based operating companies, CSRC promulgated a package of rules and regulations to enhance the regulations on such companies.

On February 17, 2023, the CSRC published the Interim Administrative Measures on Overseas Securities Offering and Listing by Domestic Enterprises (CSRC Announcement [2023] No. 43) (the “Overseas Listing Measures”), which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”). According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when it subsequently seeks to conduct a follow-on offering.

On February 24, 2023, the CSRC and certain other PRC regulatory authorities jointly published the revised Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises, or the Confidentiality and Archives Administration Provisions, which came into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions, among other things, (i) require PRC enterprises to comply with confidentiality obligations under applicable PRC rules and regulations when providing documents and materials to securities companies and securities service institutions; (ii) mandate that working papers created within the PRC by securities companies and securities service institutions in connection with their services for overseas securities offerings and listing of PRC enterprises shall be retained within the territory of the PRC; and (iii) prohibit the cross-border transfer of the aforementioned working papers outside the PRC absent prior examination and approval from competent PRC regulatory authorities. The Confidentiality and Archives Administration Provisions, together with Overseas Listing Measures, also emphasize that the investigation and evidence collection in relation to the overseas securities offering and listing by the domestic companies conducted by overseas securities regulator and the relevant competent authorities shall go through the cross-border regulatory cooperation mechanism and the CSRC or the relevant authorities shall provide the requisite assistance pursuant to the bilateral and multilateral cooperation mechanism.

The PRC legal system is based on the Constitution of the People’s Republic of China and is made up of written laws, regulations, circulars and directives. With the PRC’s entry into the WTO, the PRC government is in the process of developing its legal system so as to encourage foreign investments and to meet the needs of investors. As the PRC economy is developing at a generally faster rate than its legal system, some degree of uncertainty exists in connection with whether and how existing laws and regulations will apply to certain events or circumstances. Some of the laws and regulations, and the interpretation, implementation and enforcement thereof, are still at the experimental stage and therefore subject to policy changes. There is no assurance that the introduction of new laws or regulations, changes to existing laws and regulations and the interpretation or application thereof or the delays in obtaining approvals from the relevant PRC authorities will not have an adverse impact on our business or prospects. In particular, on August 8, 2006, the Ministry of Commerce, the CSRC, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange promulgated the “Rules on the Mergers and Acquisition of Domestic Enterprises by Foreign Investors” which came into effect on September 8, 2006, or “the M&A Rules.” Foreign investors should comply with the rules when they purchase shareholding equities of a PRC domestic non-foreign-funded enterprise, or Domestic Company, or subscribe to the increased capital of a Domestic Company, and thus changing the nature of the Domestic Company into a foreign investment enterprise. The rules stipulate, inter alia, (i) that the acquisition of a Domestic Company by an affiliated foreign enterprise established or controlled by PRC entities or individuals must be approved by the Ministry of Commerce; (ii) that the incorporation of a special purpose vehicle, which is directly or indirectly controlled by PRC entities for the purpose of an overseas listing of the equity interest of a Domestic Company, must be subject to the approval of the Ministry of Commerce; (iii) that the acquisition of a Domestic Company by a special purpose vehicle shall be subject to approval of the Ministry of Commerce and (iv) the offshore listing of a special purpose vehicle shall be subject to the prior approval from China Securities Regulatory Commission. In summary, as advised by our PRC counsel, Sichuan Jindouyun Law Firm, other than the CSRC filing procedure we are required to make after the completion of this offering, we and our PRC subsidiaries are not required to obtain permission or approval from the PRC authorities including CSRC or CAC for our PRC subsidiaries, nor have we or our PRC subsidiaries, received any denial for our PRC subsidiaries’ operation or this offering. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we or any of our PRC subsidiaries are required to obtain approvals in the future, or that the PRC government could disallow our holding company structure, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and continue to offer securities to our investors. These adverse actions could cause the value of our Class A ordinary shares to significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of our securities to be listed on the U.S. exchange, which would likely cause the value of our Class A ordinary shares to significantly decline or become worthless.

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Our business will suffer if we lose our land use rights.

There is no private ownership of land in China and all land ownership is held by the government of China, its agencies, and collectives. In the case of land used for business purposes, land use rights can be obtained from the government for a period up to 50 years, and are typically renewable. Land use rights can be granted upon approval by the land administrative authorities of China (State Land Administration Bureau) upon payment of the required land granting fee, the entry into a land use agreement with a competent governmental authority and certain other ministerial procedures. We have received land use certificates for certain parcels of land on which our operations reside, but we may not have followed all procedures required to obtain such certificates or paid all required fees. If the Chinese administrative authorities determine that we have not fully complied with all procedures and requirements needed to hold a land use certificate, we may be forced by the Chinese administrative authorities to retroactively comply with such procedures and requirements, which may be burdensome and require us to make payments, or such Chinese administrative authorities may invalidate or revoke our land use certificate entirely. If the land use right certificates needed for our operations are determined by the government of China to be invalid or if they are not renewed, we may lose production facilities or employee accommodations that would be difficult or even impossible to replace. Should we have to relocate, our workforce may be unable or unwilling to work in the new location and our business operations will be disrupted during the relocation. The relocation or loss of facilities could cause us to lose sales and/or increase our costs of production, which would negatively impact our financial results.

Our business will suffer if we fail to comply with environmental protection regulations

Companies which cause severe pollution to the environment are required to restore the environment or remedy the effects of the pollution within a prescribed time limit. If a company fails to report and/or register the environmental pollution it caused, it will receive a warning or be penalized. Companies that fail to restore the environment or remedy the effects of the pollution within the prescribed time will be penalized or have their business licenses terminated. Companies that have polluted and endangered the environment must bear the responsibility for remedying the danger and effects of the pollution, as well as to compensate any losses or damages suffered as a result of such environmental pollution.

It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Our principal business operation is conducted in the PRC. If U.S. regulators carry out an investigation of us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

Fluctuations in exchange rates could adversely affect our business and the value of our shares.

The value of our shares will be indirectly affected by the foreign exchange rate between U.S. dollars and the Renminbi and between those currencies and other currencies in which our revenue may be denominated. Because all of our earnings and cash assets are denominated in Renminbi, fluctuations in the exchange rate between the U.S. dollar and the Renminbi will affect the relative purchasing power of these proceeds, as well as our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars and earnings from, and the value of, any U.S. dollar-denominated investments we make in the future. Since July 2005, the Renminbi has not been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future the Chinese authorities may lift restrictions on fluctuations in the Renminbi exchange rate and lessen intervention in the foreign exchange market. Therefore, the RMB exchange rate has become more flexible and the exchange rate regime more transparent and in line with changes in market supply and demand. However, significant fluctuations in the RMB’s value against the U.S. dollar could occur. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by Chinese exchange control regulations that restrict our ability to convert Renminbi into foreign currencies.

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Under the EIT Law, Antelope Enterprises, Success Winner and/or Vast Elite and Antelope HK may be classified as a “resident enterprise” of the PRC. Such classification could result in PRC tax consequences to Antelope Enterprises, our non-PRC resident shareholders, Success Winner and/or Vast Elite and Antelope HK.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” If the PRC tax authorities determine that Antelope Enterprises, Success Winner and/or Vast Elite, Antelope HK are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, Antelope Enterprises, Success Winner may be subject to the enterprise income tax at a rate of 25% on Antelope Enterprises’ and Success Winner’s worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. As a result, if Antelope Enterprises and Success Winner are each treated as “qualified resident enterprises,” all dividends from subsidiaries to Antelope Enterprises (through Success Winner) should be exempt from the PRC enterprise income tax. If Antelope HK and Vast Elite were treated as a PRC “non-resident enterprise” under the EIT Law, then dividends that, Vast Elite receives from Chengdu Future, Antelope HK receives from Antelope Yangpu, Hainan Antelope and Antelope Chengdu (assuming such dividends were considered sourced within the PRC) (i) may be subject to a 5% PRC withholding tax, Vast Elite owns more than 25% of the registered capital of Chengdu Future, continuously within 12 months immediately prior to obtaining such dividend from Chengdu Future, and Antelope HK owns more than 25% of the registered capital of Antelope Yangpu, Hainan Antelope and Antelope Chengdu, continuously within 12 months immediately prior to obtaining such dividend from Antelope Yangpu, Hainan Antelope and Antelope Chengdu and the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, or the “PRC-Hong Kong Tax Treaty,” were otherwise applicable, or (ii) if such treaty does not apply, may be subject to a 10% PRC withholding tax. A similar situation may arise if Antelope Enterprises were treated as a “non-resident enterprise” under the EIT Law, and Success Winner were treated as a “resident enterprise” under the EIT Law. Any such taxes on dividends could materially reduce the amount of dividends, if any, we could pay to our shareholders. Finally, if Antelope Enterprises is determined to be a “resident enterprise” under the EIT Law, this could result in a situation in which a 10% PRC tax is imposed on dividends Antelope Enterprises pays to its shareholders that are not tax residents of the PRC, or “non-resident investors,” and that are enterprises but not individuals, and gains derived by them from transferring Antelope Enterprises’ shares, if such income is considered PRC-sourced income by the relevant PRC tax authorities. In such event, Antelope Enterprises may be required to withhold a 10% PRC tax on any dividends paid to such non-resident investors. Such non-resident investors also may be responsible for paying PRC tax at a rate of 10% on any gain derived by such investors from the sale or transfer of Antelope Enterprises’ shares in certain circumstances. Antelope Enterprises would not, however, have an obligation to withhold PRC tax with respect to such gain under the PRC tax laws. Also, if Antelope Enterprises is determined to be a “resident enterprise,” its nonresident investors who are individuals may also be subject to potential PRC individual income tax at a rate of 20% with respect to dividends received from Antelope Enterprises and/or gains derived by them from the sale or transfer of Antelope Enterprises’ shares. Moreover, the State Administration of Taxation, or “SAT,” released Circular Guoshuihan No. 698, or Circular 698, on December 10, 2009 that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 addresses indirect equity transfers as well as other issues. Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a nonresident investor who indirectly holds an equity interest in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers an equity interest in the PRC resident enterprise by selling an equity interest in the offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the non-resident investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the execution of the equity transfer agreement. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the non-resident investor to PRC tax on the capital gain from such transfer. Since Circular 698 has a short history, there is uncertainty as to its application. We (or a nonresident investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such non-resident investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such non-resident investor’s investment in us). In additional, the PRC resident enterprise may be required to provide necessary assistance to support the enforcement of Circular 698. On February 3, 2015, the State Administration of Tax issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-tax Resident Enterprise, or Public Notice 7. Public Notice 7 has introduced a new tax regime that is significantly different from that under Circular 698. Public Notice 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Public Notice 7 provides clearer criteria the Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Public Notice 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may re-characterize such indirect transfer as a direct transfer of the equity interests in the PRC tax resident enterprise and other properties in China, As a result, gains derived from such indirect transfer may be subject on PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of up to 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if transferee fails to withhold the taxes and the transferor fails to pay the taxes.

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We face uncertainties with respect to the reporting and consequences of private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises, or sale or purchase of shares in other non-PRC resident companies or other taxable assets by us. Our company and other non-resident enterprises in our group may be subject to filing obligations or being taxed if our company and other non-resident enterprises in our group are transferors in such transactions, and may be subject to withholding obligations if our company and other non-resident enterprises in our group are transferees in such transactions, under Circular 698 and Public Notice 7. For the transfer to shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under Circular 698 and Public Notice 7. As a result, we may be required to expend valuable resources to comply with Circular 698 and Public Notice 7 to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company and other non-resident enterprises in our group should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations. The PRC tax authorities have the discretion under Circular 698 and Public Notice 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. If the PRC tax authorities make adjustments to the taxable income of the transactions under Circular 698 and Public Notice 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations. If any PRC tax applies to a non-resident investor, the non-resident investor may be entitled to a reduced rate of PRC tax under an applicable income tax treaty and/or a deduction for such PRC tax against such investor’s domestic taxable income or a foreign tax credit in respect of such PRC tax against such investor’s domestic income tax liability (subject to applicable conditions and limitations). Shareholders should consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available deductions or foreign tax credits. For a further discussion of these issues, see the section herein captioned “Taxation-PRC Taxation.”

Risks Factors Relating to Our Class A Ordinary Shares

The price of our shares could be volatile and could decline at a time when you want to sell your holdings.

The price of our shares has been and may continue to be volatile, and that volatility may continue for an extended period of time.

We are a “controlled company” within the meaning of the NASDAQ Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under the NASDAQ Stock Market Rules because our CEO and chairman, Mr. Weilai (Will) Zhang, beneficially owns more than 50% of voting power for the election of directors. As of the date of this prospectus, Mr. Zhang holds all the issued and outstanding 2,005,497 Class B ordinary shares, each of which is entitled to twenty (20) votes. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, if we elect to rely on the exemptions available for the controlled companies, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we are not required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future.

There is a risk that Antelope Enterprises will be classified as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. holders of its securities.

In general, Antelope Enterprises will be treated as a PFIC for any taxable year in which either (1) at least 75% of its gross income (including its pro rata share of the gross income of its 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of its assets (including its pro rata share of the assets of its 25% or more-owned corporate subsidiaries) produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets. If Antelope Enterprises is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section entitled “Taxation-United States Federal Income Taxation-General”) of its shares, the U.S. Holder may be subject to increased U.S. federal income tax liability upon a sale or other disposition of the shares of Antelope Enterprises or the receipt of certain excess distributions from Antelope Enterprises and may be subject to additional reporting requirements. Based on the composition (and estimated values) of the assets and the nature of the income of Antelope Enterprises and its subsidiaries during its 2022 taxable year, Antelope Enterprises does not believe that it would be treated as a PFIC for such year. However, because Antelope Enterprises has not performed a definitive analysis as to its PFIC status for its 2022 taxable year, there can be no assurance in respect to its PFIC status for such year. There also can be no assurance with respect to Antelope Enterprises’ status as a PFIC for its current (2023) taxable year or any future taxable year. U.S. Holders of the shares of Antelope Enterprises are urged to consult their own tax advisors regarding the possible application of the PFIC rules. See the discussion in the section entitled “Taxation-United States Federal Income Taxation-U.S. Holders-Passive Foreign Investment Company Rules.”

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As the rights of shareholders under British Virgin Islands law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs are governed by our memorandum and articles of association, the BVI Business Companies Act, 2004 (as amended) (the “BVI Act”), and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are governed by the common law of the British Virgin Islands and by the BVI Act. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which is applied in the British Virgin Islands by virtue of the Common Law (Declaration of Application) Act. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of all of the above, holders of our shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company.

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the British Virgin Islands may provide comparatively limited protection for minority shareholders, so minority shareholders will have limited recourse if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the British Virgin Islands, there is limited statutory law for the protection of minority shareholders in the form of the provisions of the BVI Act dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company, i.e. the memorandum and articles of association as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for business companies is limited.

The market price for our shares has been and may continue to be volatile.

The market price for our shares has been and is likely to continue to be highly volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly operating results and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	changes in the economic performance or market valuations of companies specializing in the ceramics business in China;

●	announcements by us and our affiliates or our competitors of new products, acquisitions, strategic relationships, joint ventures or capital commitments;

●	addition or departure of our senior management and key personnel; and

●	fluctuations of exchange rates between the RMB and the U.S. dollar.

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Volatility in the price of our shares may result in shareholder litigation that could in turn result in substantial costs and a diversion of our management’s attention and resources.

The financial markets in the United States and other countries have experienced significant price and volume fluctuations, and market prices have been and continue to be extremely volatile. Volatility in the price of our shares may be caused by factors outside of our control and may be unrelated or disproportionate to our results of operations. In the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

Although we paid semi-annual dividends in July 2013, January 2014, July 2014 and January 2015, we did not pay a dividend after January 2015 and do not currently plan to pay a dividend in the near future. Therefore, shareholders will benefit from an investment in our shares only if those shares appreciate in value.

We paid dividends in July 2013, January 2014, July 2014 and January 2015. The declaration and payment of cash dividends is at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities, if any, and any other financing arrangements. We currently do not plan to pay a dividend in the near future. Therefore, the realization of a gain on shareholders’ investments will depend on the appreciation of the price of our shares, and there is no guarantee that our shares will appreciate in value.

We may not be able to pay any dividends on our shares in the future due to British Virgin Islands law.

Under British Virgin Islands law, we may only pay dividends to our shareholders if the value of our assets exceeds our liabilities and we are able to pay our debts as they become due. We cannot give any assurance that we will declare dividends of any amounts, at any rate or at all in the future. Future dividends, if any, will be at the discretion of our board of directors, and will depend upon our results of operations, cash flows, financial condition, payment to us of cash dividends by our subsidiaries, capital needs, future prospects and other factors that our directors may deem appropriate.

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more additional credit facilities. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

Assumption about our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	impact of COVID-19 pandemic on our business, results of operations, financial condition and cash flows;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

This prospectus relates to our Class A Ordinary Shares that may be offered and sold from time to time by the Selling Shareholders. All of the Class A Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholder for its own account. We will not receive any of the proceeds from these sales.

We may receive up to an aggregate of approximately $35.03 million consisting of (i) $1.43 million from the cash exercise of the Warrants, exercised at the exercise price of $1.10 per share, and (ii) $33.6 million from the sales of the Class A Ordinary Shares that we elect to make to the Investors pursuant to the Subscription Agreements, if any, from time to time in our sole discretion, assuming the per share purchase price is $1.12. The Warrant Holders have fully exercised the Warrants for 1,300,000 Class A Ordinary Shares on June 28, 2024. To date, we have not sold any Class A Ordinary Shares, pursuant to the Subscription Agreements. However, we are unable to estimate the actual amount of proceeds that we may receive, as it will depend on the number of shares that we choose to sell, our ability to meet the conditions to purchases set forth in Subscription Agreements, market conditions and the price of our Class A Ordinary Shares, among other factors.

We expect to use any proceeds that we received for the repayment of three promissory notes of the Company with an aggregate outstanding balance of approximately $6.75 million, the expansion of the Company’s business in the U.S., for the recruitment of personnel in the U.S. and for general corporate purpose. We cannot provide any assurance that we will be able to carry out any potential investments we may identify. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive.

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DIVIDEND POLICY

We paid a cash dividend of US$0.10 (equivalent to RMB0.61) per share each on August 13, 2013 and January 14, 2014, respectively, to our shareholders which totaled in aggregate US$4.1 million (equivalent to RMB24.9 million). Also, we paid a cash dividend of US$0.0125 (equivalent to RMB0.08) per share each on August 14, 2014 and January 14, 2015, respectively, to its shareholders which totaled in aggregate US$0.5 million (equivalent to RMB3.2 million).

We do not currently have any plans to pay any cash dividends in the foreseeable future on our shares being sold in this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. The payment of dividends by entities organized in China is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Each of our Chinese subsidiaries is also required to set aside at least 10% of its after-tax profit based on China’s accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of our PRC subsidiaries, each of which is a wholly foreign owned enterprise, has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds, which is likewise not distributable to its equity owners except in the event of a liquidation of the foreign-invested enterprise. If we decide to pay dividends in the future, these restrictions may impede our ability to pay dividends. In addition, if any of these Chinese entities incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Our Board of Directors has discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

●	on an actual basis;

●	on an as adjusted basis to give effect of issuance of 6,799,322 (1) Class A Ordinary Shares and 2,100,000 Class B Ordinary Shares from January 1, 2024 to the date of this prospectus; and

●	on a proforma basis to give effect to the full issuance of the 39,845,742 Class A Ordinary Shares including sales of 30,000,000 Class A Ordinary Shares under the Subscription Agreements, and the full issuance of the 2,305,497 Class B Ordinary Shares

You should read the following table in conjunction with our financial statements, which are incorporated by reference into this prospectus:

	As of December 31, 2023
		As Adjusted	Pro forma as Adjusted
	Actual	(unaudited)	(unaudited)
	RMB	RMB	RMB
Shareholders’ Equity
Ordinary shares, no par value each, 300,000,000 shares authorized, 3,251,917 shares issued and outstanding, actual, and 42,151,239 shares issued and outstanding, pro forma as adjusted.	3,251,917	12,151,239	42,151,239
Par Value Amount
Additional paid-in capital	619,241,764	740,197,345	978,753,985

Statutory reserves	135,343,158	135,343,158	135,343,158
Accumulated deficit	(655,075,308)	(697,795,595)	(697,795,595)
Accumulated other comprehensive income	(2,563,917)	(2,563,917)	(2,563,917)
Total shareholders’ equity	96,942,697	175,180,991	413,737,631
Noncontrolling interest	5,299,130	5,299,130	5,299,130
Total Equity	$102,241,827	180,480,121	419,036,761

(1)	The 6,799,322 Class A Ordinary Shares and 2,100,000 Class B Ordinary Shares includes the following issuances:

●	Issuance of 100,000 Class A Ordinary Shares to Yvonne Zhang on January 8, 2024 as stock compensation.
*	Issuance of 101,018 Class A Ordinary Shares for the exchange of 202,030 warrants on February 15, 2024.
●	Issuance of 47,269 Class A Ordinary Shares to our employees on January 31, 2024 as stock compensation.
●	Issuance of 193,994 Class A Ordinary Shares for net proceeds of $304,571 to GLOBAL PACIFIC SECURITIES US INC on February 2, 2024.
●	Issuance of 4,200 Class A Ordinary Shares for net proceeds of $6,552 to TJCM ASSET MANAGEMENT LLC on February 26, 2024.
●	Issuance of 75,000 Class A Ordinary Shares to KHOO KIEN HOE on February 27, 2024 as stock compensation.
●	Issuance of 42,635 Class A Ordinary Shares to our employees on February 29, 2024 as stock compensation.
●	Issuance of 42,400 Class A Ordinary Shares to our employees on March 31, 2024 as stock compensation.
●	Issuance of 30,026 Class A Ordinary Shares for net proceeds of $55,556 to INTRACOASTAL CAPITAL LLC on April 2, 2024.
●	Issuance of 51,417 Class A Ordinary Shares for net proceeds of $95,221 to Qunying Pan on April 12, 2024.
●	Issuance of 25,036 Class A Ordinary Shares, for net proceeds of $39,807, pursuant to the warrant exchange agreement dated on April 15, 2024.
●	Issuance of 68,913 Class A Ordinary Shares, for net proceeds of $100,000, pursuant to the promissory convertible note agreement dated on May 13, 2024.
●	Issuance of 46,207 Class A Ordinary Shares to our employees on April 30, 2024 as stock compensation.
●	Issuance of 1,300,000 Class A Ordinary Shares, for net proceeds of $1,250,000, in a private placement that closed on February 23, 2024.
●	Issuance of 923,363 Class A Ordinary Shares to our employees on May 30, 2024 as stock compensation.
●	Issuance of 1,727,941 Class A Ordinary Shares, for net proceeds of $2,350,000, in a private placement that closed on March 21, 2024.
●	Issuance of 113,925 Class A Ordinary Shares to our employees on June 30, 2024 as stock compensation.
●	Issuance of 1,300,000 Class A Ordinary Shares for net proceeds of $1,430,000 for the exercise of 1,300,000 warrants.
●	Issuance of 3,937 Class A Ordinary Shares to CFO on July 31, 2024 as stock compensation.
●	Issuance of 500,000 Class A Ordinary Shares for net proceeds of $500,000 on July 31, 2024.
●	Issuance of 102,041 Class A Ordinary Shares for net proceeds of $100,000 on May 28, 2024.
●	Issuance of 42,400 Class A Ordinary Shares to our employees on March 31, 2024 as stock compensation.
●	Issuance of 300,000 Class B Ordinary Shares for net proceeds of $480,000 to CEO of the Company on January 29, 2024
●	Issuance of 1,500,000 Class B Ordinary Shares for net proceeds of $2,460,000 to CEO of the Company on April 1, 2024
●	Issuance of 300,000 Class B Ordinary Shares for net proceeds of $444,000 to CEO of the Company on May 31, 2024

33

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains certain statements that may be deemed “forward-looking statements” within the meaning of United States of America securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements about our anticipated expenditures, including those related to general and administrative expenses; the potential size of the market for our services, future development and/or expansion of our services in our markets, our ability to generate revenues, our ability to obtain regulatory clearance and expectations as to our future financial performance. Our actual results will likely differ, perhaps materially, from those anticipated in these forward-looking statements as a result of various factors, including: our need and ability to raise additional cash. The forward-looking statements included in this report are subject to a number of additional material risks and uncertainties, including but not limited to the risks described in our filings with the Securities and Exchange Commission.

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes to those statements included in this filing. In addition to historical financial information, this discussion may contain forward-looking statements reflecting our current plans, estimates, beliefs and expectations that involve risks and uncertainties. As a result of many important factors, our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements.

Overview

We are a British Virgin Islands limited liability company with no material operations. Our operations were conducted in China by our subsidiaries. We provide livestreaming ecommerce services, business management and information systems consulting services. In April 2023, we disposed of our legacy ceramic tile manufacturing business.

Livestreaming Ecommerce Business

Our livestreaming ecommerce business is operated in China through our 51% owned subsidiary, Hainan Kylin and its subsidiaries, Hangzhou Kylin and Anhui Kylin. We aim to provide a one-stop solution for our customers to enable them to utilize the growing sales channel of livestreaming ecommerce. We believe that livestreaming ecommerce is an important growth engine for consumer good brands as it leverages the content of livestreaming to boost customer engagement and sales as it combines instant purchasing of a featured product and audience participation through a chat function or reaction buttons. Our customers usually include consumer brand goods, merchants, and small-scale ecommerce platforms. Our product management office assesses and selects the products from our customers. We then connect with different suppliers, usually staffing agencies that have a growing and diverse pool of hosts and influencers. We work with our suppliers to retain, grow and train the pool of hosts and influencers to provide engaging content in livestream. The hosts and influencers promote our customers’ products on various platform through livestreaming after they register and claim the tasks for livestreaming for our customers’ products via Hainan Kylin’s SaaS platform. We track the sales of products of each host on the SaaS platform and report the sales results to our customers. We charge our commissions based on the final sales results.

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In addition, services and promotion fees paid to social media and e-commerce platforms are a material part of the costs of livestreaming ecommerce business in China. By leveraging our network and resources in the e-commerce industry, we provide cost-efficient promotion and placement services to our customers by offering a discounted price of DUO+, which is an advertising option available to users of Douyin, China’s most downloaded video-sharing platform (the mainland Chinese counterpart of TikTok). DOU+ is a content promotion and targeting tool developed by Douyin and available for purchase by users to boost the reach and engagement for any videos or livestreaming on its platform. We also customize the timing and target audience of the promotion placed through DOU+ for our customers to realize the optimal engagement and retention based on our industry experience. We bring even more traffic to customers which purchased DOU+ through us by engaging our own community of viewers to further boost the exposure.

Hainan Kylin’s SaaS platform also includes a job-listing page designed especially for our enterprise customers to retain and engage freelancers and independent contractors at a cost-efficient way. We expect to further develop this function of the SaaS platform to provide value-added services to our livestreaming ecommerce customers.

Hainan Kylin started its business in September 2021. For the year ended December 31, 2023, Hainan Kylin comprised most of our ongoing business operations and accounted for 98.1% of our total revenue.

Ceramic Tile Business

We historically operated a ceramic tile business which are used for exterior siding and for interior flooring and design in residential and commercial buildings. We are manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings in China. The ceramic tiles, sold under the “HD” or “Hengda,” brands are available in over two thousand styles, colors and size combinations. Currently, we have five principal product categories: (i) porcelain tiles, (ii) glazed tiles, (iii) glazed porcelain tiles, (iv) rustic tiles, and (v) polished glazed tiles.

For the year ended December 31, 2023, we did not produce any ceramic tiles and only had sales from our existing inventory, as compared with the year ended December 31, 2022, when we utilized production facilities capable of producing 1.4 million square meters and generated sales from newly manufactured products.

Over the last two years, the Company enacted a strategic transition to pivot towards high growth technology areas which included the acquisition of a livestreaming ecommerce business. In December 2022, the Company’s Board of Directors unanimously agreed to divest its ceramic tile building materials business. A special meeting of the Company’s shareholders was held on February 21, 2023, and the shareholders approved the sale of this business. On April 28, 2023, this transaction closed, and the Company transferred its ownership of the ceramic tile manufacturing business to New Stonehenge Limited, which, as a result, assumed all of its assets and liabilities.

Business Management and Consulting Business

We also provide business management and consulting services which consists of computer consulting services and software development through our subsidiaries in China, including Hubei Kylin, Wenzhou Kylin, Chengdu Future and Antelope Chengdu. We diagnose difficulties in infrastructure and enterprise systems and addresses business challenges that enterprises confront by developing strategies to surmount such hurdles to ensure the healthy growth and development of our customers’ businesses. Our consulting teams have advanced technological knowledge and capabilities to implement workflow solutions via proprietary software products and services to provide our customers with customized solutions to help them solve complex business problems.

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Basis of Presentation

The following discussion and analysis of our financial condition and results of operations is based on the selected financial information as of and for the year ended December 31, 2023 and has been prepared based on the consolidated financial statements of Antelope Enterprise Holdings Limited and its subsidiaries. The consolidated financial statements of Antelope Enterprise Holdings Limited and its subsidiaries have been prepared in accordance with IFRS as issued by the International Accounting Standards Board, or “IASB.” The consolidated financial statements have been prepared on the historical cost basis, except for derivative financial instruments that have been measured at fair value.

Operating Results

The following table sets forth our financial results for the years ended December 31, 2023, 2022 and 2021, respectively:

RMB’000	2023	2022	2021

Net sales	510,546	286,347	71,527

Cost of goods sold	457,493	258,431	65,493

Gross profit	53,053	27,916	6,034
			-
Other income	3,728	2,966	32
Fair value unrealized gain of unlisted financial assets	-	130	-
Selling and distribution expenses	(52,392)	(16,380)	(24)
Administrative expenses	(89,047)	(22,757)	(15,975)
Bad debt reversal (expense)	-	2,751	(10,148)
Finance costs	(975)	(25)	(51)
Other expenses	(1,204)	(42)	(34)

Loss before taxation	(86,837)	(5,441)	(20,166)

Income tax expense	83	209	217

Net loss for the year from continuing operations	(86,920)	(5,650)	(20,383)

Discontinued operations
Income (loss) for the year from discontinued operations	72,461	(47,994)	(69,675)

Net loss for the year	(14,459)	(53,644)	(90,058)

Net income (loss) attributable to:
Equity holders of the Company	(14,340)	(57,918)	(88,752)
Non-controlling interest	(119)	4,274	(1,306)
Net loss for the year	(14,459)	(53,644)	(90,058)

Net income (loss) attributable to the equity holders of the Company arise from:
Continuing operations	(86,801)	(9,924)	(19,077)
Discontinued operations	72,461	(47,994)	(69,675)

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The following table shows the Company’s operations by business lines for the years ended December 31, 2023, 2022 and 2021, respectively:

	For the year Ended December 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000
Revenues
Discontinued operations
Sales of tile products	2,701	37,696	144,743
Continuing operations
Consulting income / software	7,142	12,662	13,026
Livestreaming ecommerce	503,404	273,685	58,501
Total revenues	513,247	324,043	216,270

Cost of revenues
Discontinued operations
Sales of tile products	7,557	41,245	83,436
Continuing operations
Consulting income / software	13,860	12,819	10,002
Livestreaming ecommerce	443,633	245,612	55,491
Total cost of revenues	465,050	299,676	148,929

Operating costs and expenses
Discontinued operations
Sales of tile products	3,245	25,324	20,292
Continuing operations
Consulting income / software	7,330	4,613	9,760
Livestreaming ecommerce	60,285	25,167	195
Other	74,799	9,380	10,677
Total operating costs and expenses	145,659	64,484	40,924

Bad debt expense (reversal)
Discontinued operations
Sales of tile products	(1,000)	33,365	115,407
Continuing operations
Consulting income / software	-	1,000	4,854
Livestreaming ecommerce	-	(3,751)	5,293

Total bad debt expense (reversal)	(1,000)	(30,614)	125,554

Other expenses
Discontinued operations
Sales of tile products	-	-	90
Continuing operations
Consulting income / software	-	36	34
Livestreaming ecommerce	-	6	-
Other	1,204	-	-

Total other expenses	1,204	42	124

Other income
Discontinued operations
Sales of tile products	5,716	14,244	9,389
Continuing operations
Consulting income / software	87	115	29
Livestreaming ecommerce	354	2,148	-
Other	3,287	703	2
Total other income	9,444	17,210	9,420

Loss from operations
Discontinued operations
Sales of tile products	(1,385)	(47,994)	(65,093)
Continuing operations
Consulting income / software	(13,961)	(5,691)	(11,595)
Livestreaming ecommerce	(160)	8,929	(2,478)
Other	(72,716)	(8,677)	(10,675)
Loss from operations	(88,222)	(53,433)	(89,841)

Description of Selected Income Statement Items

Revenues

Revenue from sales of livestreaming ecommerce business. Beginning in September 2021, we started to generate revenue from our livestreaming ecommerce business which is operated by Hainan Kylin and its subsidiaries. For the years ended December 31, 2023 and 2022, respectively, we generated RMB 503.4 million (US$ 71.1 million) and RMB 273.7 million (US$ 40.7 million) in revenue from this business.

Revenue from sales of ceramic tile products. We historically generated revenue from the sales of ceramic tiles, including porcelain tiles, glazed porcelain tiles, glazed tiles, rustic tiles and polished glazed tiles, net of rebates and discounts. For the years ended December 31, 2023 and 2022, respectively, we generated RMB 2.7 million (US$ 0.4 million) and RMB 37.7 million (US$ 5.6 million) in revenue from this business.

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Revenue from business management and information system consulting services. We also generated revenue from business management consulting, information system technology consulting services, including the sales of software use rights for digital data deposit platforms and asset management systems. For the years ended December 31, 2023 and 2022, we generated RMB 7.1 million (US$ 1.0 million) and RMB 12.7 million (US$ 1.9 million).

Cost of revenues

Cost of revenues for livestreaming ecommerce. Cost of sales for the livestreaming ecommerce was RMB 443.6 million (US$ 62.7 million) and RMB 245.6 million (US$ 36.5 million) for the years ended December 31, 2023 and 2022, mainly consisting of professional costs for outsourcing technology services.

Cost of revenues for tile products. Cost of revenues for tile products consists of costs directly attributable to production, including the cost of clay, color materials, glaze materials, coal, salaries for staff engaged in production activity, electricity, depreciation, packing materials and related expenses. For the years ended December 31, 2023 and 2022, we had cost of revenues related to tile products of RMB 7.6 million (US$ 1.1 million) and RMB 41.2 million (US$ 6.1 million), respectively.

Cost of revenues for business management and information system consulting services. For the years ended December 31, 2023 and 2022, we had cost of revenues related to business management and consulting income of RMB 13.9 million (US$ 2.0 million) and RMB 12.8 million (US$ 1.9 million), which mainly consisted of professional costs for outsourcing technology services.

Other income and other expenses. Other income consists of interest income, foreign exchange gain/loss, gain on disposal of equipment and rental income by leasing out one of its production lines. Other expenses primarily consist of the loss on disposal of equipment and the depreciation by leasing out one of our production lines.

Selling and distribution expenses. Selling and distribution expenses consist of payroll, travel expenses, transportation and advertising expenses incurred by our selling and distribution team.

Administrative expenses. Administrative expenses consist primarily of R&D expense, employee remuneration, payroll taxes and benefits, general office expenses and depreciation. We expect administrative expenses to remain constant as compared to the prior year.

Income taxes. Our subsidiaries in the PRC are subject to the PRC Enterprise Income Tax Law, from January 1, 2021 to December 31, 2021, small and low-profit enterprises with annual taxable income not exceeding RMB 1 million, the actual income to be taxed was further lowered to 12.5% of annual taxable income, and the tax rate will be 20%; From January 1, 2022 to December 31, 2024, small and low-profit enterprises with annual taxable income exceeding RMB 1 million but not more than RMB 3 million, the actual income to be taxed will be further lowered at 25% of annual taxable income, and the corporate income tax is paid at the rate of 20%.

Results of Operations

Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

Revenue from livestreaming ecommerce.

For the year ended December 31, 2023 and 2022, revenue from the livestreaming ecommerce was RMB 503.4 million (US$ 71.1 million) and RMB 273.7 million (US$ 40.7 million), representing an increase of RMB 229.7 million, or 84%. The significant increase was because the rapid growth of livestreaming industry ecommerce in China, and increase of our clientele base. In the year of 2023, the Company had business engagements with more than 70 clients, which represented an increase of nearly 13 clients compared to the same period in 2022. Among these clients, the top five major clients generated revenue of RMB 389 million in the year of 2023. Additionally, the sales of customized DOU+ services to the Company’s customers contributed revenue of over RMB 38.2 million (US$ 5.4 million).

Revenue from sales of tile products.

Revenue from sales of tile products was RMB 2.7 million (US$ 0.4 million) for the year ended December 31, 2023, compared to RMB 37.7 million (US$ 5.6 million) for the year ended December 31, 2022, representing a decrease of RMB 35.0 million, or 92.8%. The decrease in revenue was primarily due to the continued slow real estate and construction industry in China, as a result, we discontinued operation of this segment in April 2023.

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Revenue from business management and information system consulting services.

Revenue from business management and information system consulting services was RMB 7.1 million (US$ 1.0 million) for the year ended December 31, 2023, compare to RMB 12.7 million (US$ 1.9 million) for the year ended December 31, 2022, representing a decrease of RMB 5.5 million or 44%. The decrease in revenue was mainly from Chengdu Future. Due to intense market competition and lack of efficient marketing and promotional efforts, Chengdu Future was unable to attract and obtain new customers for the year ended December 31, 2023, and this segment only generated revenue from the service contracts that were previously entered into; we recorded consulting revenue over the service term, however, there were a few service agreements that were early terminated. In addition, management focused more attention and allocated more resources to the livestreaming ecommerce segment.

Cost of revenues for livestreaming ecommerce.

Cost of sales for the livestreaming ecommerce was RMB 443.6 million (US$ 62.7 million) and RMB 245.6 million (US$ 36.5 million) for the years ended December 31, 2023 and 2022. For the year ended December 31, 2023 and 2022, our cost of sales mainly consisted of professional costs for outsourcing technology services. The increase in the cost of revenues for our livestreaming ecommerce resulted from the rapid growth of this business. In addition, the cost for the sales of customized DOU+ was RMB 37.9 million (US$ 5.3 million).

Cost of revenues for sales of tile products.

Cost of revenues for sales of tile products was RMB 7.6 million (US$ 1.1 million) for the year ended December 31, 2023 compared to RMB 41.3 million (US$ 6.1 million) for the year ended December 31, 2022, representing a decrease of RMB 33.7 million, or 82%. The decrease in cost of sales was primarily due to discontinued operations of this segment.

Cost of revenues for business management and information system consulting services.

Cost of revenues for business management and consulting services was RMB 13.9 million (US$ 2.0 million) and RMB 12.8 million (US$ 1.9 million) for the year ended December 31, 2023 and 2022. We amortized prepaid consulting expenses to our service provider over the service term.

Gross profit for livestreaming ecommerce. Gross profit for the livestreaming ecommerce was RMB 59.8 million (US$ 8.4 million) and RMB 28.1 million (US$ 4.2 million) for the years ended December 31, 2023 and 2022.

Gross loss for sales of tile products. Gross loss for the tile products was RMB 4.9 million (US$ 0.7 million) and RMB 3.5 million (US$ 0.5 million) for the years ended December 31, 2023 and 2022.

Gross loss for business management and consulting. Gross loss for the business management and consulting services was RMB 6.7 million (US$ 0.9 million) and RMB 0.2 million (US$ 23,331) for the year ended December 31, 2023 and 2022.

Other income. Other income for the year ended December 31, 2023 was RMB 3.7 million (US$ 0.5 million), as compared to RMB 3.0 million (US$ 0.4 million) for the same period of 2022. For the year ended December 31, 2023, other income mainly consisted of a government grant of RMB 303,000, interest income of RMB 2.1 million, loan forgiveness of RMB 1.2 million and other income RMB 127,000. For the year ended December 31, 2022, other income mainly consisted of a government grant of RMB 0.8 million and waiver of payment for VAT receivable of 1.4 million from Hainan Kylin, interest income of RMB 0.7 million and exchange gain of RMB 73,203.

For both 2023 and 2022, we had other income from the discontinued operation of RMB 5.7 million (US$ 0.8 million) and RMB 14.2 million (US$2.1 million), which were mainly attributable to the income from leasing out one of the production lines from our Hengdali facility pursuant to an eight-year lease contract.

Selling and distribution expenses. Selling and distribution expenses were RMB 52.4 million (US$ 7.4 million) for the year ended December 31, 2023, compared to RMB 16.4 million (US$ 2.4 million) for the year ended December 31, 2022, representing an increase of RMB 36.0 million, or 220%. The increase in selling and distribution expenses was primarily due to an increased advertising and promotion expense of RMB 38.0 million, an increased payroll expense of RMB 0.2 million, and an increased travel expense of RMB 0.2 million, due to the significant growth of our livestreaming ecommerce business which was partly offset by decreased commission expense of RMB 2.6 million. For the years ended December 31, 2023 and 2022, we had selling and distribution expenses RMB 1.5 million (US$ 0.2 million) and RMB 5.9 million (US$ 0.9 million) from our discontinued operations.

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Administrative expenses. Administrative expenses were RMB 89.0 million (US$ 12.6 million) for the year ended December 31, 2023, compared to RMB 22.8 million (US$ 3.4 million) for the year ended December 31, 2022, representing an increase of RMB 66.3 million, or 291%. The increase in administrative expenses was primarily due to an increase in (i) stock compensation expense of RMB 30.5 million, (ii) an RMB 0.2 million increase in research and development expenses, (iii) an RMB 4.9 million increase in payroll expenses, (iv) an RMB 1.2 million increase in legal fee, (v) an RMB 15.2 million increase in professional fee, (vi) an RMB 0.2 million increase in business appraisal fee, (vii) an RMB 10.5 million increase in business entertainment and promotion expense resulting from our new subsidiaries and increased sales, (ix) an RMB 0.3 million increase in office expenses, (x) an RMB 0.3 million increase in Nasdaq listing fee, (xi) an RMB 0.6 million increase in rent expense, (xii) an RMB 0.3 million increase in the annual meeting fee, (xiii) an RMB 0.7 million increase in standstill fee on note, (xv) an RMB 0.4 million increase in amortization of OID expense, and (xvi) an RMB 1.0 million increase in other G&A expenses due to the increased expense resulting from our new subsidiaries. For the years ended December 31, 2023 and 2022, we had administrative expenses of RMB 1.4 million (US$ 0.2 million) and RMB 51.3 million (US$ 7.6 million) from discontinued operations.

Bad debt expense (reversal). Bad debt reversal was RMB nil (US$ nil) for the year ended December 31, 2023, compared to RMB 2.8 million (US$ 0.4 million) for the year ended December 31, 2022. We recognize a loss allowance for expected credit loss on our financial assets, primarily on trade receivables, which are subject to impairment under IFRS 9, Financial Instruments, first effective for year 2018. We believe that we have undertaken appropriate measures to resolve the bad debt expense. For the year ended December 31, 2023 and 2022, we have bad debt reversal of RMB 1.0 million (US$ 0.1 million) and bad debt expense of RMB 33.4 million (US$ 5.0 million) from discontinued operations.

Finance costs. Finance costs were RMB 1.0 million (US$ 0.1 million) for the year ended December 31, 2023, compared to RMB 25,000 (US$ 3,715) for the year ended December 31, 2022. The increase was mainly due to the increase of interest expense on convertible note. For the years ended December 31, 2023 and 2022, we had a financial cost of RMB 0.3 million (US$ 42,290) and RMB 1.5 million (US$ 0.2 million) from discontinued operations.

Other expenses. Other expenses were RMB 1.2 million (US$ 0.2 million) for the year ended December 31, 2023, as compared to RMB 42,000 (US$ 6,000) for the year ended December 31, 2022, representing an increase of RMB 1.2 million or 2,767%. The increased other expenses were mainly due to a loss from conversion of note payable in 2023.

Income (loss) before taxation. Loss before taxation was RMB 86.8 million (US$ 12.3 million) for the year ended December 31, 2023, as compared to RMB 5.4 million (US$ 0.8 million) for the year ended December 31, 2022. The increase in loss before taxation was mainly due to an increase in selling and distribution expense, increased administrative expenses, and a decrease in the reversal of the bad debt expense of our continued operations, which was partly offset by increased gross profit as described above. For the years ended December 31, 2023 and 2022, we had a loss before taxation of RMB 1.4 million (US$ 0.2 million) and RMB 48.0 million (US$ 7.1 million) from discontinued operations. In addition, we had a RMB 73.8 million (US$ 10.6 million) gain from disposal of our tile subsidiaries.

Income taxes. We incurred an income tax expense of RMB 83,000 (US$ 12,000) for the year ended December 31, 2023 compared to an income tax expense of RMB 209,000 (US$ 31,000) for the year ended December 31, 2022.

Net loss attributable to equity holders of the Company. Net loss attribute to equity holders of the Company was RMB 14.3 million (US$ 2.0 million) for the year ended December 31, 2023, as compared to a loss attributable to the Company’s shareholders of RMB 57.9 million (US$ 8.1 million) for the year ended December 31, 2022. The decrease in net loss attributable to shareholders in 2023 was attributable to the gain on disposal of discontinued operations of RMB 73.8 million (US$ 10.4 million).

Net income (loss) attributed to non-controlling interest. Net loss attributed to non-controlling interest was RMB 119,000 (US$ 17,000) and net income of RMB 4.3 million (US$ 0.6 million) for the years ended December 31, 2023 and 2022. The non-controlling interest represents the 49% ownership of Hainan Kylin and its subsidiaries.

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Fiscal Year Ended 2022 Compared to the Fiscal Year Ended 2021

Revenue from livestreaming ecommerce. For the years ended December 31, 2022 and 2021, revenue from the livestreaming ecommerce was RMB 273.7 million (US$ 40.7 million) and RMB 58.5 million (US$ 9.1 million), representing an increase of RMB 215.2 million, or 368%. The significant increase was because we started operating the livestreaming ecommerce business in September 2021. The revenue generated from livestreaming ecommerce business increased significantly as a result of the rapid growth of e-commence livestreaming industry in China.

Revenue from sales of tile products. The following table sets forth the breakdown of revenue, by product categories, for the years ended December 31, 2022 and 2021.

Revenue RMB (000)	2022	Percentage	2021	Percentage
Porcelain	36,541	96.9%	121,502	83.9%
Glazed Porcelain	745	2.0%	387	0.3%
Glazed	410	1.1%	202	0.1%
Rustic	-	-%	22,449	15.6%
Polished Glazed	-	-%	203	0.1%
Total	37,696	100.0%	144,743	100.0%

Revenue from sales of tile products was RMB 37.7 million (US$ 5.6 million) for the year ended December 31, 2022, compared to RMB 144.7 million (US$ 22.4 million) for the year ended December 31, 2021, representing a decrease of RMB 107.0 million, or 74.0%. The decrease in revenue was primarily due to the decrease in sales volume of 78.5% and which was only partially offset by an increase in the average selling price of 20.8%. The decrease in sales resulted from the continued slowdown of China’s economy, and both the manufacturing sector and the real estate industry were affected by the weaker economy and the adverse impact of the COVID-19 outbreak. Moreover, the Company leased out its Hengdali facility beginning in November 2021.

Cost of revenues for livestreaming ecommerce. Cost of sales for the livestreaming ecommerce was RMB 245.6 million (US$ 36.5 million) and RMB 55.5 million (US$ 8.6 million) for the years ended December 31, 2022 and 2021. For the years ended December 31, 2022 and 2021, our cost of sales mainly consisted of professional costs for outsourcing technology services. The increase in the cost of revenues for our livestreaming ecommerce resulted from the rapid growth of this business.

Cost of revenues for sales of tile products. The following table sets forth the breakdown of cost of sales, by product segment, for the years ended December 31, 2022 and 2021:

Cost of sales RMB (‘000)	2022	Percentage	2021	Percentage
Porcelain	39,792	96.5%	71,002	85.1%
Glazed Porcelain	946	2.2%	237	0.3%
Glazed	507	1.3%	111	0.1%
Rustic	-	-%	11,983	14.4%
Polished Glazed	-	-%	103	0.1%
Total	41,245	100.00%	83,436	100.00%

Cost of revenues for sales of tile products was RMB 41.3 million (US$ 6.1 million) for the year ended December 31, 2022 compared to RMB 83.4 million (US$ 12.9 million) for the year ended December 31, 2021, representing a decrease of RMB 42.2 million, or 50.6%. The decrease in cost of sales was primarily due to decreased sales and production, which was partly offset by the decrease in the reversal of an inventory impairment provision.

Cost of revenues for business management and information system consulting services. Cost of sales for business management and consulting services was RMB 12.8 million (US$ 1.9 million) and RMB 10.0 million (US$ 1.6 million) for the years ended December 31, 2022 and 2021.

Gross profit for livestreaming ecommerce. Gross profit for the livestreaming ecommerce was RMB 28.1 million (US$ 4.2 million) and RMB 3.0 million (US$ 0.5 million) for the years ended December 31, 2022 and 2021.

Gross profit (loss) for sales of tile products. The following table sets forth the breakdown of our gross profit (loss) and gross profit (loss) margin by product segment for the years ended December 31, 2022 and 2021:

	2022		2021
	Gross Profit	Profit (Loss)	Gross	Profit
RMB (‘000)	(Loss)	Margin	Profit	Margin
Porcelain	(3,251)	(8.9)%	50,500	41.6%
Glazed Porcelain	(201)	(27.0)%	150	38.8%
Glazed	(97)	(23.5)%	91	45.0%
Rustic	-	-%	10,466	46.6%
Polished Glazed	-	-%	100	49.3%
All products	(3,549)	(9.4)%	61,307	42.4%

Gross loss was RMB 3.5 million (US$ 0.5 million) for the year ended December 31, 2022, as compared to a gross profit of RMB 61.3 million (US$ 9.5 million) for the year ended December 31, 2021, an increase loss of RMB 64.9 million.

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Gross profit (loss) for business management and consulting. Gross profit (loss) for the business management and consulting services was RMB (157,000) (US$ (23,331)) and RMB 3.0 million (US$ 0.5 million) for the years ended December 31, 2022 and 2021.

Other income. Other income for the year ended December 31, 2022 was RMB 3.0 million (US$ 0.4 million), as compared to RMB 32,000 (US$ 4,500) for the same period of 2021. For the year ended December 31, 2022, other income mainly consists of a government grant of RMB 0.8 million and VAT receivable of 1.4 million from Hainan Kylin, and exchange gain of RMB 73,203.

For both 2022 and 2021, we had other income from discontinued operation of RMB 14.2 million (US$ 2.1million) and RMB 9.4 million (US$1.5 million) was mainly attributable to the income from leasing out one of the production lines from our Hengdali facility pursuant to an eight-year lease contract.

Selling and distribution expenses. Selling and distribution expenses were RMB 16.4 million (US$ 2.4 million) for the year ended December 31, 2022, compared to RMB 24,000 (US$ 4,000) for the year ended December 31, 2021, representing an increase of RMB 16.4 million. The increase in selling and distribution expenses was primarily due to an increased advertising expense of RMB 7.0 million and the increased commission expense of RMB 9.3 million due to the significant growth of our livestreaming ecommerce business. For the years ended December 31, 2022 and 2021, we had selling and distribution expenses RMB 5.9 million (US$ 0.9 million) and RMB 6.3 million (US$ 1.0 million) from discontinued operations.

Administrative expenses. Administrative expenses were RMB 22.8 million (US$ 3.4 million) for the year ended December 31, 2022, compared to RMB 16.0 million (US$ 2.5 million) for the year ended December 31, 2021, representing an increase of RMB 6.8 million, or 42.5%. The increase in administrative expenses was primarily due to an increase in (i) insurance expense of RMB 2.1 million, (ii) an RMB 1.3 million increase in research and development expenses, (iii) an RMB 1.4 million increase in payroll expenses, (iv) an RMB 1.3 million increase in other compensation expense, (v) an RMB 71,000 increase in auto expense, (vi) an RMB 0.2 million increase in depreciation expense and an RMB 0.5 million increase in other G&A expenses due to the increased expense resulting from our new subsidiaries. For the years ended December 31, 2022 and 2021, we have administrative expenses of RMB 51.3 million (US$ 7.6 million) and RMB 131.9 million (US$ 20.8 million) from discontinued operations.

Bad debt expense (reversal). Bad debt reversal was RMB 2.8 million (US$ 0.4 million) for the year ended December 31, 2022, compared to bad debt expense of RMB 10.1 million (US$ 1.6 million) for the year ended December 31, 2021. We recognize a loss allowance for expected credit loss on our financial assets, primarily on trade receivables, which are subject to impairment under IFRS 9, Financial Instruments, first effective for year 2018. We believe that we have undertaken appropriate measures to resolve the bad debt expense. We will continue to review each of our customers for credit quality as well as assiduously test their accounts receivables balances in each upcoming fiscal period. For the years ended December 31, 2022 and 2021, we have bad debt reversal of RMB 33.4 million (US$ 4.95 million) and bad debt expense of RMB 115.4 million (US$ 17.9 million) from discontinued operations.

Finance costs. Finance costs were RMB 25,000 (US$ 3,715) for the year ended December 31, 2022, compared to RMB 51,000 (US$ 7,906) for the year ended December 31, 2021. The decrease was mainly due to the decrease of interest expense on lease liabilities. We adopted IFRS 16 during the year ended December 31, 2019, and recognized lease liabilities in relation to leases which had previously been classified as “operating leases”. These liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate as of January 1, 2019. The difference between the actual payment and lease liabilities was the interest expense. For the years ended December 31, 2022 and 2021, we have financial cost of RMB 1.5 million (US$ 0.2 million) and RMB 2.2 million (US$ 0.3 million) from discontinued operations.

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Other expenses. Other expenses were RMB 42,000 (US$ 6,000) for the year ended December 31, 2022, as compared to RMB 33,000 (US$ 5,000) for the year ended December 31, 2021, representing an increase of RMB 9,000 or 27.3%. The increased other expenses were mainly due to an increase in the foreign currency transaction exchange loss. For the years ended December 31, 2022 and 2021, we had a financial cost of RMB nil (US $nil) and RMB 90,000 (US $13,952) from discontinued operations.

Loss before taxation. Loss before taxation was RMB 5.4 million (US$ 0.8 million) for the year ended December 31, 2022, as compared to a loss before taxation of RMB 20.2 million (US$ 3.1 million) for the year ended December 31, 2021. The decrease in loss before taxation was mainly due to an increased reversal of the bad debt expense and increased gross profit for the year ended December 31, 2022 which was partly offset by increased selling and distribution expense and increased administrative expenses as described above. For the years ended December 31, 2022 and 2021, we had a loss before taxation of RMB 48.0 million (US$ 7.1 million) and RMB 69.7 million (US$ 10.8 million) from discontinued operations.

Income taxes. We incurred an income tax expense of RMB 0.2 million (US$ 31,000) for the year ended December 31, 2022 compared to an income tax expense of RMB 0.2 million (US$ 34,000) for the year ended December 31, 2021. Our PRC statutory enterprise income tax rate was 25% for the year ended December 31, 2022 and 2021.

Net loss attributable to equity holders of the Company. Net loss attribute to equity holders of the Company from continue operation was RMB 57.9 million (US$ 8.1 million) for the year ended December 31, 2022, as compared to a loss attributable to the Company’s shareholders of RMB 88.8 million (US$ 13.9 million) for the year ended December 31, 2021. The decrease in net loss attributable to shareholders in 2022 was attributable to the reasons described above.

Net income (loss) attributed to non-controlling interest. Net income attributed to non-controlling interest was RMB 4.3 million (US$ 0.6 million) and net loss of RMB 1.3 million (US$ 0.2 million) for the years ended December 31, 2022 and 2021, respectively. Non-controlling interest represented the 49% ownership of Hainan Kylin and its subsidiaries.

B.	Liquidity and Capital Resources

The following table presents a summary of our cash flows and beginning and ending cash balances for the years ended December 31, 2023, 2022 and 2021:

RMB (‘000)	2023	2022	2021
Net cash used in operating activities	(60,346)	(15,452)	(8,123)
Net cash generated from / (used in) investing activities	18,540	(10,490)	(1,279)
Net cash generated from financing activities	42,805	2,272	24,397
Net cash flow	999	(23,670)	14,995
Cash and cash equivalents at beginning of year	4,242	27,880	12,344
Effect of foreign exchange rate differences	(1,433)	32	541
Cash and cash equivalents at end of year	3,808	4,242	27,880

We have historically financed our liquidity requirements mainly through operating cash flow, bank loans and issuance of new shares. We believe that we will generate sufficient cash from operations to meet our needs for the next twelve months.

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However, we may sell additional equity or obtain credit facilities to enhance our liquidity position or to increase our cash reserve for future acquisitions and capital equipment expenditures. The sale of additional equity would result in further dilution of our equity to our shareholders. The incurrence in indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot provide assurance that financing will be available in amounts or on terms acceptable to us, if at all.

On January 10, 2023, the Company entered into a certain securities purchase agreement with Mr. Weilai (Will) Zhang, the Chief Executive Officer of the Company, Mr. Ishak Han, a director of the Company, and another sophisticated purchaser, pursuant to which the Company agreed to sell 1,625,000 ordinary shares (pre-reverse split), at a per share purchase price of $0.80. The offering was unanimously approved by the disinterested directors and the board of directors of the Company. The gross proceeds to the Company from this offering are $1.3 million, before deducting any fees or expenses. The Company plans to use the net proceeds from this offering for the expansion of its social ecommerce business and general corporate purposes. The offering closed on January 12, 2023.

On January 13, 2023, the Company entered into a certain securities purchase agreement with a certain purchaser, pursuant to which the Company agreed to sell 1,234,568 ordinary shares (pre-reverse split), at a per share purchase price of $0.81, the closing price of the Ordinary Shares on the Nasdaq Capital Market as of January 10, 2023. The gross proceeds to the Company from this Offering are approximately $1 million, before deducting any fees or expenses. The Company plans to use the net proceeds from this offering for the expansion of its social ecommerce business and for general corporate purposes.

On March 30, 2023, the Company entered into a certain securities purchase agreement with five sophisticated investors, pursuant to which the Company agreed to sell 5,681,820 Class A ordinary shares (pre-reverse split), at a per share purchase price of $0.88. The gross proceeds to the Company from this offering are approximately $5 million, before deducting any fees or expenses. The Company has issued the Shares on April 12, 2023 and the Offering was closed on the same day as all closing conditions were satisfied. The Company plans to use the net proceeds from this offering for general corporate purposes.

On August 2, 2023, Antelope Enterprise Holdings Limited entered into a certain securities purchase agreement with a certain investor, pursuant to which the Company agreed to sell 2,083,333 Class A ordinary shares (pre-reverse split), at a per share purchase price of $0.48 (the “Offering”). The gross proceeds to the Company from this Offering are approximately $1 million, before deducting any fees or expenses. The Company has issued the Class A ordinary shares on August 2, 2023 and the Offering was closed on the same day as all closing conditions were satisfied. The Company plans to use the net proceeds from this Offering for general corporate purposes.

On July 26, 2023, the Company entered into a Note Purchase Agreement with an investor, pursuant to which the Company issued to the Purchaser an unsecured Promissory Note of $1,070,000, for $1,000,000 in gross proceeds. The Note included an original issue discount (“OID”) of $50,000 along with $20,000 for investor’s fees, costs and other transaction expenses in connection with the issuance of the note. The OID was recognized as a debt discount is amortized over the life of the note. The Note bears interest at 8% per annum compounding daily, and has a term of 18 months. All outstanding principal and accrued interest on the Note will become due and payable eighteen (18) months after the purchase price of the Note is delivered by Purchaser to the Company (the “Purchase Price Date”). The Company may prepay all or a portion of the Note at any time by paying 120% of the outstanding balance elected for pre-payment. The Investor has the right to redeem the Note at any time six (6) months after the Purchase Price Date (the “Redemption Start Date”), subject to maximum monthly redemption amount of $200,000. The Company should pay the applicable redemption amount in cash to the Investor within three (3) Trading Days following the investor’s delivery of a redemption notice. Under the Note Purchase Agreement, while the Note is outstanding, the Company agreed to keep adequate public information available and maintain its Nasdaq listing.

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Cash flows from operating activities.

Our net cash used in operating activities was RMB 60.3 million (US$ 8.5 million) for the year ended December 31, 2023, an increase of RMB 45.0 million as compared to a cash inflow of RMB 15.5 million for the year ended December 31, 2022. The increase of cash outflow was mainly due to an increase in cash outflow on loan receivable of RMB 36.8 million, an increase in cash outflow on other receivables and prepayments of RMB 0.3 million, decreased cash inflow on trade receivables of RMB 4.3 million, increased cash outflow from trade payables of RMB 3.5 million, and an increase in operating cash outflow before working capital changes of RMB 30.4 million, which were partly offset by a decrease in cash outflow from unearned revenue of RMB 15.7 million, a decrease in cash outflow on accrued liabilities and other payables of 2.8 million, and a decrease in cash outflow on taxes payable of $2.6 million. Also, there was cash inflow from operating activities of RMB 14.1 million and RMB 5.0 million from our discontinued operations for the years ended December 31, 2023 and 2022, respectively.

Our net cash used in operating activities was RMB 15.5 million (US$ 2.3 million) for the year ended December 31, 2022, an increase of RMB 7.3 million as compared to a cash outflow of RMB 8.1 million for the year ended December 31, 2021. The increase of cash outflow was mainly due to an increase in cash outflow on unearned revenue of RMB 31.1 million, an increase in cash outflow on accrued liabilities and other payable of RMB 4.8 million and decreased cash inflow from trade payables of RMB 2.1million, which were partly offset by an increase of cash inflow from inventories of RMB 9.7 million, a decrease in cash outflow from other receivable and prepayments of RMB 19.0 million, and a decrease in operating cash outflow before working capital changes of RMB 1.4 million. Also, there was cash inflow from operating activities of RMB 5.0 million and RMB 3.3 million from our discontinued operations.

Cash flows from investing activities.

Net cash generated from investing activities for the year ended December 31, 2023 was RMB 18.5 million (US$ 2.6 million), compared to a cash outflow of RMB 10.5 million for the year ended December 31, 2022. The decrease in cash outflow was mainly due to the decrease in restricted cash of RMB 4.1 million, decrease in available-for-sale financial asset of RMB 16.2 million and increase cash inflow on notes receivable of RMB 9.4 million, which was partly offset by increased cash outflow on acquisition of fixed assets of RMB 0.5 million and increased cash outflow from cash disposed as a result of disposal of subsidiaries of RMB 0.3 million.

Net cash used in investing activities for the year ended December 31, 2022 was RMB 10.5 million (US$ 1.6 million), compared to a cash outflow of RMB 1.3 million for the year ended December 31, 2021. The increase in cash outflow was mainly due to the increase in restricted cash and increase in available-for-sale financial asset.

Cash flows from financing activities.

Net cash generated from financing activities was RMB 42.8 million (US$ 6.0 million) for the year ended December 31, 2023, compared to net cash generated from financing activities of RMB 2.3 million for the year ended December 31, 2022, primarily due to an increase in the issuance of share capital by RMB 53.2 million for the year ended December 31, 2023, which was partly offset by a decrease in capital contribution from noncontrolling interest of RMB 2.5 million, increase of due from related parties of RMB 9.3 million, decrease in proceeds from promissory note of RMB 1.7 million and decrease in payment of lease liabilities of RMB 0.4 million. For the year ended December 31, 2023 and 2022, net cash used in financing activities includes a cash outflow of RMB 14.3 million (US$ 2.1 million) and RMB 14.3 million from our discontinued operations, respectively.

Net cash generated from financing activities was RMB 2.3 million (US$ 0.3 million) for the year ended December 31, 2022, compared to RMB 24.4 million for the year ended December 31, 2021, primarily due to a decrease in the issuance of share capital by RMB 23.9 million and the decrease in proceeds from warrants exercised of RMB 10.3 million for the year ended December 31, 2022, which was partly offset by an increase in capital contribution from noncontrolling interest of RMB 2.5 million and an increase in proceeds from a promissory note of RMB 8.8 million. For the years ended December 31, 2022 and 2021, net cash used in financing activities includes a cash outflow of RMB 14.3 million (US$ 2.1 million) and RMB 14.3 million from our discontinued operations.

Cash and bank balances from continuing operations were RMB 3.8 million (US$ 0.5 million) as of December 31, 2023, as compared to RMB 3.9 million as of December 31, 2022.

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As of December 31, 2023, our total outstanding bank loan amounts were nil.

There were no commitments for advertising and insurance expenditure as of December 31, 2023.

In our opinion, our working capital, including our cash, income and cash flows from operations, and short-term borrowings, is sufficient for our present requirements.

However, we may sell additional equity or obtain credit facilities to enhance our liquidity position or to increase our cash reserve for future acquisitions and capital equipment expenditures. The sale of additional equity would result in further dilution of our equity to our shareholders. The incurrence in indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot provide assurance that financing will be available in amounts or on terms acceptable to us, if at all.

Credit Management

Credit terms from our suppliers

Our typical credit terms from our major vendors are from 1 to 4 months after the service have been delivered.

Our average trade payables’ turnover for our livestreaming ecommerce for the year ended December 31, 2023 and 2022 are as follows:

	2023	2022
Trade payables (RMB’000)	-	3,079
Trade payables turnover (days) (1)	1	3

(1)	The average trade payables’ turnover is computed based on the formula: (simple average opening and closing trade payables balance, net of value-added tax in facial year / purchases) × 365days.

Capital Expenditures

Historically, our capital expenditures primarily consist of expenditures on property, plant and equipment. The capital expenditures for the years ended December 31, 2023 and 2022 were RMB 500,000 and RMB 22,000, respectively.

Contractual Obligations

Our contractual obligations consist mainly of debt obligations, operating lease obligations and other purchase obligations and commitments, and will be paid off with our cash flow from operations. The following table sets forth a breakdown of our contractual obligations (including both interest and principal cash flows) as of December 31, 2023:

	Payment Due by Period
		Less than 1	1-3	3-5	More than 5
	Total	year	years	years	years
Short-term debt obligations	-	-	-	-	-
Promissory note	14,991	7,597	7,394	-	-
Total	14,991	7,597	7,394	-	-

Off-Balance Sheet Arrangements

We do not have any outstanding off-balance arrangements and have not entered into any transactions that are established for the purpose of facilitating off-balance sheet arrangements.

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Impact of Inflation

The general annual inflation rate in China was approximately 2.0% in 2022, and 2.1% in 2023 according to the National Bureau of Statistics. Our results of operations may be affected by inflation, particularly rising prices for energy, labor costs, raw materials and other operating costs. See “Item 3. Key Information - Risk Factors - Risks relating to our business. If China’s inflation increases or the prices of energy or raw materials increase, we may not be able to pass the resulting increased costs to our customers and this may adversely affect our profitability or cause us to suffer operating losses.”

FINANCIAL RISK MANAGEMENT

We are exposed to financial risks arising from our operations and the use of financial instruments. The key financial risks included credit risk, liquidity risk, interest rate risk, foreign currency risk and market price risk.

We do not hold or issue derivative financial instruments for trading purposes or to hedge against fluctuations, if any, in interest rates and foreign exchange rates.

(i)	Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to us. Our exposure to credit risk arises primarily from bank balances and trade receivables. For trade receivables, we adopt the policy of dealing only with customers of appropriate credit history to mitigate credit risk. For other financial assets, we adopt the policy of dealing only with high credit quality counterparties.

As we do not hold any collateral, the maximum exposure to credit risk for each class of financial assets is the carrying amount of that class of financial assets presented on the consolidated statements of financial position.

Cash and bank balances

Our bank deposits are placed with reputable banks in the PRC, Hong Kong and the United States. The credit exposure of our cash and bank balances (excluding restricted cash) as of December 31, 2023 and 2022 were RMB 3,808,000 and RMB 3,936,000, respectively.

(ii)	Liquidity risk

Liquidity risk is the risk that we will encounter difficulty in raising funds to meet commitments associated with financial instruments. Liquidity risk may result from an inability to sell a financial asset quickly at close to its fair value.

Our exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. Our objective is to maintain a balance between continuity of funding and flexibility through the use of stand-by credit facilities.

The table below summarizes the maturity profile of the liabilities based on contractual undiscounted payments:

	As of December 31, 2023
		More than 1
		year but less
	Within 1 year	than 5 years	Total
	RMB’000	RMB’000	RMB’000
Trade payables	-	-	-
Amounts owed to related parties	553	-	553
Note payable	7,597	7,394	14,991
Total	8,150	7,394	15,544

(iii)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of our financial instruments will fluctuate because of changes in market interest rates.

Our interest-bearing bank deposits and borrowings were nil as of December 31, 2023.

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(iv)	Foreign currency risk

Currency risk is the risk that the value of a financial instrument will fluctuate due to changes in foreign exchange rates. Currency risk arises when transactions are denominated in foreign currencies.

Our operations are primarily conducted in the PRC. All the sales and purchases transactions are denominated in RMB. As such, our operations are not exposed to exchange rate fluctuation.

As of December 31, 2023 and 2022, nearly all of our monetary assets and monetary liabilities were denominated in RMB except certain bank balances, other payables and note payables which were denominated in US dollars and HKD.

Research and development, patents and licenses, etc.

We focus our research and development efforts on developing innovative Kylin-Cloud service platform.

Costs associated with research activities are expensed in profit or loss as they incur. Costs that are directly attributable to development activities are recognized as intangible assets if, and only if, all of the following have been demonstrated:

(i)	the technical feasibility of completing the intangible asset so that the asset will be available for use or sale;

(ii)	the intention to complete the intangible asset and use or sell it;

(iii)	the ability to use or sell the intangible asset;

(iv)	how the intangible asset will generate probable future economic benefits;

(v)	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

(vi)	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for internally generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally generated intangible asset can be recognized, development expenditure is recognized in profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Gains and losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

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Trend information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events for the period from January 1, 2023 to December 31, 2023 that are reasonably likely to have a material effect on our net revenue, income, profitability, liquidity or capital resources, or that would cause the reported financial information not necessarily to be indicative of future operating results or financial conditions.

Critical Accounting Policies and Judgment

The preparation of the consolidated interim financial statements, which have been prepared in accordance with International Accounting Standard (“IAS”) as issued by the International Accounting Standards Board (“IASB”), requires us to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Estimates and judgments are continually evaluated and are based on historical experiences and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual results may materially differ from these estimates under different assumptions or conditions.

See Note 2 to our consolidated financial statements, “Basis of Preparation and Summary of Significant Accounting Policies.”

Inventories

Inventories are carried at the lower of cost and net realizable value. Cost is determined using the weighted average basis, and in the case of work in progress and finished goods, comprises direct materials, direct labor and an appropriate proportion of overhead.

Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and applicable selling expenses.

When inventories are sold, the carrying amount of those inventories is recognized as an expense in the period in which the related revenue is recognized. The amount of any write-down of inventories to net realizable value and all losses of inventories are recognized as an expense in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories is recognized as a reduction in the amount of inventories recognized as an expense in the period in which the reversal occurs.

Financial instruments

Financial assets and financial liabilities are recognized when a group entity becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value except for trade debtors arising from contracts with customers which are initially measured in accordance with HKFRS 15 since 1 January 2018. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets or liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Interest income which are derived from the Company’s ordinary course of business are presented as revenue.

Financial assets

Classification and subsequent measurement of financial assets (upon application of IFRS 9)

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Financial assets that meet the following conditions are subsequently measured at amortized cost:

● the financial asset is held within a business model whose objective is to collect contractual cash flows; and

● the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All other financial assets are subsequently measured at fair value through profit or loss (“FVTPL”).

A financial asset is classified as held for trading if:

● it has been acquired principally for the purpose of selling in the near term; or

● on initial recognition it is a part of a portfolio of identified financial instruments that the Company manages together and has a recent actual pattern of short-term profit-taking; or

● it is a derivative that is not designated and effective as a hedging instrument.

In addition, the Company may irrevocably designate a financial asset that are required to be measured at the amortized cost as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

(i)	Amortized cost and interest income

Interest income is recognized using the effective interest method for financial assets measured subsequently at amortized cost. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired. For financial assets that have subsequently become credit-impaired, interest income is recognized by applying the effective interest rate to the amortized cost of the financial asset from the next reporting period. If the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognized by applying the effective interest rate to the gross carrying amount of the financial asset from the beginning of the reporting period following the determination that the asset is no longer credit impaired.

(ii)	Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortized cost are measured at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized in profit or loss. The net gain or loss recognized in profit or loss includes any dividend or interest earned on the financial asset and is included in the “other gains and losses” line item.

Impairment of financial assets (upon application IFRS 9)

The Company recognizes a loss allowance for expected credit loss (“ECL”) on financial assets which are subject to impairment under IFRS 9 (including trade and other receivables, bank deposits and bank balances). ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

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General approach

ECLs are recognized in two measurement bases. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

At each reporting date, the Company assesses whether the credit risk on a financial instrument has increased significantly since initial recognition. When making the assessment, the Company compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition and considers reasonable and supportable information that is available without undue cost or effort, including historical and forward looking information.

The Company considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Financial assets at amortized cost are subject to impairment under the general approach and they are classified within the following stages for measurement of ECLs except for trade receivables which apply the simplified approach as detailed below.

Stage 1 - Financial instruments for which credit risk has not increased significantly since initial recognition and for which the loss allowance is measured at an amount equal to 12-month ECLs

Stage 2 - Financial instruments for which credit risk has increased significantly since initial recognition but that are not credit-impaired financial assets and for which the loss allowance is measured at an amount equal to lifetime ECLs

Stage 3 - Financial assets that are credit-impaired at the reporting date (but that are not purchased or originated credit-impaired) and for which the loss allowance is measured at an amount equal to lifetime ECLs

Simplified approach

For trade receivables that do not contain a significant financing component or when the Company applies the practical expedient of not adjusting the effect of a significant financing component, the Company applies the simplified approach in calculating ECLs. Under the simplified approach, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date.

The Company assesses at the end of each reporting period whether there is any objective evidence that a financial asset or a group of financial assets is impaired. An impairment exists if one or more events that occurred after the initial recognition of the asset have an impact on the estimated future cash flows of the financial asset or the Company of financial assets that can be reliably estimated. Evidence of impairment may include indications that a debtor or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganization and observable data indicating that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Financial assets carried at amortized cost

For financial assets carried at amortized cost, the Company first assesses whether impairment exists individually for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the Company determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognized are not included in a collective assessment of impairment.

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The amount of any impairment loss identified is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred). The present value of the estimated future cash flows is discounted at the financial asset’s original effective interest rate (i.e., the effective interest rate computed at initial recognition).

The carrying amount of the asset is reduced through the use of an allowance account and the loss is recognized in profit or loss. Interest income continues to be accrued on the reduced carrying amount using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. Loans and receivables together with any associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realized or has been transferred to the Company.

If, in a subsequent period, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognized, the previously recognized impairment loss is increased or reduced by adjusting the allowance account. If a write-off is later recovered, the recovery is credited to other expenses in the statement of profit or loss.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are initially recognized at fair value. Subsequent to initial recognition, loans and receivables (including trade and other receivables, pledged bank deposits, fixed bank deposits with maturity periods over three months and bank balances) are measured at amortized cost using the effective interest method, less any identified impairment losses).

Impairment of financial assets

Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the financial assets have been affected.

Objective evidence of impairment could include:

● significant financial difficulty of the issuer or counterparty; or

● breach of contract, such as a default or delinquency in interest or principal payments; or

● it becoming probable that the borrower will enter bankruptcy or financial re-organization; or disappearance of an active market for that financial asset because of financial difficulties.

If any such evidence exists, the impairment loss on trade receivables and other current receivables and other financial assets carried at amortized cost is measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows discounted at the financial asset’s original effective interest rate (i.e. the effective interest rate computed at initial recognition of these assets), where the effect of discounting is material. This assessment is made collectively where these financial assets share similar risk characteristics, such as similar past due status, and have not been individually assessed as impaired. Future cash flows for financial assets which are assessed for impairment collectively are based on historical loss experience for assets with credit risk characteristics similar to the collective group.

If in a subsequent period the amount of an impairment loss decreases and the decrease can be linked objectively to an event occurring after the impairment loss was recognized, the impairment loss is reversed through profit or loss. A reversal of an impairment loss shall not result in the asset’s carrying amount exceeding that which would have been determined had no impairment loss been recognized in prior years.

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Impairment losses are written off against the corresponding assets directly, except for impairment losses recognized in respect of trade receivables included within trade and other receivables and prepayments, whose recovery is considered doubtful, but not remote. In this case, the impairment losses for doubtful debts are recorded using an allowance account. When the Company is satisfied that recovery is remote, the amount considered irrecoverable is written off against trade debtors directly and any amounts held in the allowance account relating to that debt are reversed. Subsequent recoveries of amounts previously charged to the allowance account are reversed against the allowance account. Other changes in the allowance account and subsequent recoveries of amounts previously written off directly are recognized in profit or loss.

Derecognition of financial assets

The Company derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognize the financial asset and recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

Financial liabilities and equity instruments

Debt and equity instruments issued by a group entity are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of the Company after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

Effective interest method

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Interest expense is recognized on an effective interest basis.

Financial liabilities

Interest-bearing borrowings are recognized initially at fair value less attributable transaction costs. They are subsequently stated at amortized cost with any difference between the amount initially recognized and redemption value being recognized in profit or loss over the period of the borrowings, together with any interest and fees payable, using the effective interest method.

Trade and other payables are initially recognized at fair value. They are subsequently stated at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at cost.

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Derecognition

The Company derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire.

On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognized in other comprehensive income and accumulated in equity is recognized in profit or loss.

The Company derecognizes a financial liability when, and only when, the Company’s obligations are discharged, cancelled or expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

Derivative financial instruments

Initial recognition and subsequent measurement

We use derivative financial instruments, such as forward currency contracts, for investment purposes. Such derivative financial instruments are initially recognized at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at fair value. Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative.

Any gains or losses arising from changes in the fair value of derivatives are taken directly to profit or loss.

Leases

Financial leases refers to the situation that the economic ownership of a leased asset is transferred to the lessee if the lessee bears substantially all the risks and rewards of ownership of the leased asset.

All other leases are treated as operating leases. Where we have the right to use of assets held under operating leases, payments made under the leases are charged to profit or loss on a straight line basis over the lease terms except where an alternative basis is more representative of the time pattern of benefits to be derived from the leased assets. Lease incentives received are recognized in profit or loss as an integral part of the aggregate net lease payments made. Contingent rentals are charged to profit or loss in the accounting period in which they are incurred. Operating leases were treated in accordance to IFRS 16 commencing January 1, 2019.

All of our leases are operating leases for the years ended December 31, 2023, 2022 and 2021.

Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods, net of rebates and discounts. No such rebates were paid to distributors since year 2013. Provided it is probable that the economic benefits will flow to us and the revenue and costs, if applicable, can be measured reliably, revenue is recognized as follows:

● Sales of goods are recognized upon transfer of the significant risks and rewards of ownership to the customer. This is usually taken as the time when the goods are delivered and the customer has accepted the goods. Once goods are accepted by a customer, there is no continuing management involvement with the goods and we do not have the obligation to accept the return of the goods to us from the customer. Consulting service and livestreaming ecommerce service are recognized upon providing of the services to customers.

● Rental income is recognized based upon our annual rental over the life of the lease under operating lease, using the straight-line method.

● Interest income is recognized on a time-proportion basis using the effective interest method.

Impairment of non-financial assets

Impairment testing is made on our goodwill at each reporting date. Property, plant and equipment and land use rights are tested for impairment if there is any indication that the assets may be impaired at the balance sheet date.

If any indication exists, or when annual impairment testing for an asset is required, we estimate the asset’s recoverable amount.

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Calculation of recoverable amount

An asset’s recoverable amount is the greater of an asset’s or cash-generating unit’s fair value less costs of disposal and its value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e. a cash-generating unit).

Recognition of impairment losses

An impairment loss is recognized in profit or loss whenever the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. Impairment losses recognized in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to that cash-generating unit (or group of units), and then, to reduce on a pro rata basis the carrying amount of the other assets in the unit (or group of units), except that the carrying amount of an asset will not be reduced below its individual fair value less costs of disposal (if measurable) or value in use (if determinable).

Reversal of impairment losses

In respect of assets other than goodwill, an impairment loss is reversed if there has been a favorable change in the estimates used to determine the recoverable amount. An impairment loss in respect to goodwill is not reversed.

A reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.

Share-based employee remuneration

We operate equity-settled share-based remuneration plans for its employees. None of our plans feature any options for a cash settlement.

The fair value of share options granted to employees is recognized as an employee cost with a corresponding increase in the share-based payment reserve within equity. The fair value is measured at the grant date using the Black Scholes Option Pricing Model, taking into account the terms and conditions upon which the options were granted. Where the employees have to meet vesting conditions before becoming unconditionally entitled to the share options, the total estimated fair value of the share options is spread over the vesting period, taking into account the probability that the options will vest.

During the vesting period, the number of share options expected to vest is reviewed. Any resulting adjustment to the cumulative fair value recognized in prior years is charged/credited to the profit or loss for the year under review, unless the original employee expenses qualify for recognition as an asset, with a corresponding adjustment to the share-based payment reserve. On the vesting date, the amount recognized as an expense is adjusted to reflect the actual number of share options that vest (with a corresponding adjustment to the share-based payment reserve) except where forfeiture is only due to not achieving vesting conditions that relate to the market price of our shares. The equity amount is recognized in the share-based payment reserve until either the option is exercised (when it is transferred to the share premium account) or the option expires (when it is released directly to retained earnings).

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Accounting for income taxes

Income tax comprises current tax and deferred tax.

Current tax and movements in deferred tax assets and liabilities are recognized in profit or loss except to the extent that they relate to items recognized in other comprehensive income or directly in equity, in which case the relevant amounts of tax are recognized in other comprehensive income or directly in equity, respectively.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years.

Deferred tax is calculated using the liability method on temporary differences at the reporting date between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are recognized for all deductible temporary differences, tax losses available to be carried forward as well as other unused tax credits, to the extent that it is probable that taxable profit, including existing taxable temporary differences, will be available against which the deductible temporary differences, unused tax losses and unused tax credits can be utilized.

Deferred tax assets and liabilities are not recognized if the temporary difference arises from goodwill or from initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither taxable nor accounting profit or loss.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries, associates and joint ventures, except where we are able to control the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax is calculated, without discounting, at tax rates that are expected to apply in the period the liability is settled or the asset realized, based on tax rate (and tax laws) that have been enacted or substantively enacted at the reporting date.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period and is reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow the related tax benefit to be utilized. Any such reduction is reversed to the extent that it becomes probable that sufficient taxable profits will be available.

Additional income taxes that arise from the distribution of dividends are recognized when the liability to pay the related dividends is recognized.

Current tax assets and current tax liabilities are presented in net if we have the legally enforceable right to set off the recognized amounts and the following additional conditions are met:

a) in the case of current tax assets and liabilities, we intend either to settle on a net basis, or to realize the asset and settle the liability simultaneously; or

b) in the case of deferred tax assets and liabilities, if they relate to income taxes levied by the same taxation authority on either:

(i) the same taxable entity; or

(ii) different taxable entities, which, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered, intend either to settle current tax liabilities and realize the current tax assets on a net basis, or to settle the liabilities and realize the assets simultaneously.

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Critical accounting estimates and assumptions

We make estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The key sources of estimation uncertainty and key assumptions concerning the future at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

Useful lives and impairment assessment of property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and identified impairment losses. The estimation of useful lives impacts the level of annual depreciation expenses recorded. Property, plant and equipment are evaluated for possible impairment on a specific asset basis or in groups of similar assets, as applicable. This process requires management’s estimate of future cash flows generated by each asset or group of assets. For any instance where this evaluation process indicates impairment, the relevant asset’s carrying amount is written down to the recoverable amount and the amount of the write-down is charged against profit or loss.

Useful lives and impairment assessment of investment property

Investment properties are stated at cost less accumulated depreciation and identified impairment losses. The estimation of useful lives impacts the level of annual depreciation expenses recorded. Investment properties are evaluated for possible impairment on a specific asset basis or in groups of similar assets, as applicable. This process requires management’s estimate of future cash flows generated by each asset or group of assets. For any instance where this evaluation process indicates impairment, the relevant asset’s carrying amount is written down to the recoverable amount and the amount of the write-down is charged against profit or loss.

Impairment loss recognized in respect of property, plant and equipment

As of December 31, 2023, the net carrying amount of property, plant and equipment was approximately RMB 1,146,000 (2022: RMB 1,006,000). No impairment loss was recognized for the years ended December 31, 2023 and 2022. Determining whether property, plant and equipment are impaired requires an estimation of the recoverable amount of the property, plant and equipment. Such an estimate was based on certain assumptions which are subject to uncertainty and might materially differ from the actual results.

Income tax

The Company has exposure to income taxes in the PRC. Significant judgment is required in determining the provision for income taxes. There are certain transactions and computations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for expected tax issues based on estimates of whether additional taxes will be due. When the final tax outcome of these matters is different from the amounts that were initially recognized, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

Impairment of financial assets (trade receivables)

The Company recognizes a loss allowance for expected credit loss (“ECL”) on financial assets which are subject to impairment under IFRS 9 (including trade and other receivables, amounts due from related parties, restricted cash, bank balances and cash). The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL (“12m ECL”) represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessment are done based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

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The Company applies the IFRS 9 simplified approach to measure ECL which uses a lifetime ECL for all trade receivables. The ECL on these assets are assessed individually for debtors with significant balances and/or collectively using a provision matrix with appropriate groupings.

For all other instruments, the Company measures the loss allowance equal to 12m ECL, unless when there has been a significant increase in credit risk since initial recognition, the Company recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increases in the likelihood or risk of a default occurring since initial recognition.

The Company recognized bad debts reversal of RMB nil and RMB 2.8 million for the years ended December 31, 2023 and 2022, respectively. The Company’s discontinued operation recognized bad debts reversal of RMB 1.0 million and RMB 74.9 million for the years ended December 31, 2023 and 2022.

Share-based payment transaction

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share-based payment transactions requires determining the most appropriate valuation model which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the stock option, volatility and dividend yield, and the assumptions as to these components.

BUSINESS

Overview

We are a British Virgin Islands limited liability company with no material operations. Our operations were conducted in China by our subsidiaries. We provide livestream e-commerce services, business management and information systems consulting services. In addition, we are planning to launch energy supply business in around the third quarter of 2024. We used to operate a ceramic tile manufacturing business and have divested it in 2023.

Livestreaming Ecommerce Business

Our livestreaming ecommerce business is operated in China through our 51% subsidiary, Hainan Kylin and its subsidiaries, Hangzhou Kylin and Anhui Kylin. We aim to provide one-stop solutions for our customers to adopt the emerging sales channel of livestreaming ecommerce. We believe that livestreaming ecommerce is an important growth engine for consumer good brands as it leverages the content of livestreaming to boost customers engagement and sales as it combines instant purchasing of a featured product and audience participation through a chat function or reaction buttons. Our customers usually include consumer goods brands, merchants, and small-scale ecommerce platforms. Our product management office assesses and selects the products from our customers. Then, we connect with different suppliers, usually staffing agencies that have a growing and diverse pool of hosts and influencers. We work with our suppliers to retain, grow and train the pool of hosts and influencers to provide engaging content in livestream. The hosts and influencers promote our customers’ products on various platform through livestreaming after they register and claim the jobs for livestreaming for our customers’ products via Hainan Kylin’s SaaS platform. We track the sales of products of each host on this SaaS platform and report the sales results to our customers. We charge our commissions based on the final sales results.

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In addition, services and promotion fees paid to social media and e-commerce platforms are a material part of the costs of livestreaming ecommerce business in China. By leveraging our network and resources in the e-commerce industry, we provide cost-efficient promotion and placement services to our customers by offering a discounted price of DUO+, which is an advertising option available to users of Douyin, China’s most downloaded video-sharing platform (the mainland Chinese counterpart of TikTok). DOU+ is a content promotion and targeting tool developed by Douyin and available for purchase by users to boost the reach and engagement for any videos or livestreaming on its platform. We also customize the timing and target audience of the promotion placed through DOU+ for our customers to realize the optimal engagement and retention based on our industry experience. We bring even more traffic to customers which purchased DOU+ through us by engaging our own community of viewers to further boost the exposure.

Hainan Kylin’s SaaS platform also includes a job-listing page designed especially for our enterprise customers to retain and engage freelancers and independent contractors in a cost effective manner. We expect to further develop this function of the SaaS platform to provide value-added services to our livestreaming ecommerce customers.

Hainan Kylin has a limited operating history as it started its business in September 2021. For fiscal year 2022, Hainan Kylin comprised virtually all of our ongoing business operations and accounted for 84.5% of our total revenue.

Business Management and Consulting Business

We also provide business management and consulting services which consists of computer consulting services and software development through our subsidiaries in China, including Chengdu Future and Antelope Chengdu. We diagnose difficulties in infrastructure and enterprise systems and addresses business challenges that enterprises confront by developing strategies to surmount such hurdles to ensure the healthy growth and development of our customers. Our consulting teams have advanced technological knowledge and capabilities to implement workflow solutions via proprietary software products and services to help our customers with customized solutions to solve complex problems.

Planned Energy Supply Business

The Company is aiming to launch energy supply business through AEHL US, formerly known as Million Star US Inc. AEHL US has taken preliminary steps in developing this business including engaging a broker to source natural gas from natural gas provider in Texas and the procurement of electricity generators. AEHL US plans to supply power to a data center in Midland, Texas. The Company anticipates that its energy supply business will start operation in the third quarter of 2024.

AEHL US also plans to generate revenue by securing hosting sites for cryptocurrency mining operators as it leverages anticipated cost-effective electricity costs.

Ceramic Tile Business

Since the ceramic tiles manufacturing business has experienced significant hurdles due to the significant slowdown of the real estate sector and the impacts of COVID-19 in China, we decided to divest the ceramic tiles manufacturing business, which is conducted through our two subsidiaries, Hengda and Hengdali. On December 30, 2022, our operating entities for the ceramic tile business entered into an agreement with an unaffiliated buyer to sell 100% equity interests of our ceramic tile business. On February 21, 2023, our shareholders approved the sale. On April 28, 2023, this transaction was closed. The buyer is now the 100% owner of Hengda, which is the 100% owner of Hengdali.

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For the year ended December 31, 2022, we utilized production facilities capable of producing 1.40 million square meters ceramic tiles, as compared with the year ended December 31, 2021, when we utilized production facilities capable of producing 2.38 million square meters. During the year ended December 31, 2022, we had 10 production lines available for production and utilized two production lines during the peak season. As of December 31, 2022, we had seven production lines available for production (all were from Hengda), one of which was in use as of December 31, 2022.

Our History and Structure

Our previous principal PRC-based operating subsidiary, Hengda, was established on September 30, 1993 under the laws of PRC. All of the equity interests in Hengda are 100% owned by Stand Best. Hengda is a wholly foreign-owned enterprise in China.

Hengdali was established on May 4, 2008 under the laws of PRC. All of the equity interests in Hengdali are 100% owned by Hengda.

Stand Best was established on January 17, 2008 under the laws of Hong Kong. Stand Best acquired the entire shareholdings of Hengda on April 1, 2008 for consideration of RMB 58,980,000. As a result of this acquisition, Hengda became the wholly owned subsidiary of Stand Best.

Success Winner was established on May 29, 2009 under the laws of British Virgin Islands with Mr. Wong Kung Tok as its sole shareholder and sole director.

On June 30, 2009, pursuant to the capitalization agreement dated June 30, 2009, Success Winner was issued the 9,999 shares allotted by Stand Best as per the capitalization exercise of a shareholder’s loan of HK$67.9 million (RMB 58.9 million). On the same date, the shareholder of Stand Best, Mr. Wong Kung Tok transferred all his shareholdings in Stand Best to Success Winner. Therefore, Mr. Wong Kung Tok, from June 30, 2009 to November 20, 2009, indirectly owned 100% of Stand Best and in turn, 100% of Hengda.

CHAC was incorporated in Delaware on June 22, 2007 and was organized as a blank check company for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business that had its principal operations in Asia, with a focus on potential acquisition target in China.

Pursuant to the terms of a merger and stock purchase agreement dated August 19, 2009, on November 20, 2009, CHAC merged with and into Antelope Enterprises, its wholly owned British Virgin Islands subsidiary, and immediately thereafter, as part of the same integrated transaction, Antelope Enterprises acquired all of the outstanding securities of Success Winner. Prior to Antelope Enterprises’ acquisition of Success Winner, neither CHAC nor Antelope Enterprises had any operations.

On November 19, 2009, Hengda entered into a definitive acquisition agreement to acquire a new production facility in Gaoan, Jiangxi Province, PRC by purchasing 100% of the equity interests in Hengdali. The closing of the acquisition was subject to the Gaoan City Administration for Industry and Commerce transferring the registration and business license of Hengdali from Hengdali’s former shareholders to Hengda. The transfer occurred on January 8, 2010. Hengda appointed an executive officer to take control over Hengdali’s operating and financing activities on the same day. In total, Hengda assumed loans of RMB 60.0 million and paid cash consideration of RMB 185.5 million for the acquisition, of which RMB 145.4 million was advanced to Hengdali’s former shareholders by December 31, 2009.

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On September 22, 2017, Success Winner incorporated a 100% owned subsidiary Vast Elite Limited (“Vast Elite”) in Hong Kong with initial registered capital of HKD1. Vast Elite is engaged in the trading of building materials but during the year ended December 31, 2020, Vast Elite had no operations.

On November 20, 2019, Vast Elite incorporated a 100% owned subsidiary Chengdu Future Talented Management and Consulting Co, Ltd (“Chengdu Future”) in China. Chengdu Future is engaged in business management and consulting services.

On December 3, 2019, Success Winner incorporated a 100% owned subsidiary Antelope Enterprise Holdings Limited (“Antelope Holdings”) in Hong Kong. Antelope Holdings only serves the purpose of a holding company.

On May 9, 2020, Antelope HK incorporated a 100% owned subsidiary Antelope Holdings (Chengdu) Co., Ltd in China, Antelope Chengdu is engaged in computer consulting and software development.

On August 10, 2021, Antelope HK incorporated a 100% owned subsidiary Hainan Antelope Holdings Co., Ltd (“Antelope Hainan”) in China. Antelope Hainan is engaged in business management and consulting services. Antelope Hainan does not have any operations as of this report date.

On August 11, 2021, Antelope HK incorporated a 100% owned subsidiary Antelope Future (Yangpu) Investment Co., Ltd (“Antelope Yangpu”) in China. Antelope Yangpu is engaged in business management and consulting services. Antelope Yangpu does not have any operations as of this report date.

On August 23, 2021, Antelope Hainan incorporated a 100% owned subsidiary Antelope Investment (Hainan) Co., Ltd (“Antelope Investment”) in China.

Antelope Investment is engaged in business management and consulting services. Antelope Investment does not have any operations as of this report date.

On September 9, 2021, Antelope Future incorporated a 100% owned subsidiary Antelope Ruicheng Investment (Hainan) Co., Ltd (“Antelope Ruicheng”) in China. Antelope Ruicheng is engaged in business management and consulting services. Antelope Ruicheng does not have any operations as of this report date.

On September 18, 2021, Antelope Ruicheng incorporated a 51% owned subsidiary Hainan Kylin Cloud Services Technology Co., Ltd (“Hainan Kylin”) in China. Hainan Kylin is engaged in the livestreaming ecommerce business.

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On October 28, 2022, Hainan Kylin incorporated a 100% owned subsidiary Hangzhou Kylin Cloud Services Technoligy Co., Ltd (“Hangzhou Kylin”) in China. Hangzhou Kylin is engaged in business management and consulting services for the livestreaming ecommerce industry.

On November 2, 2022, Hainan Kylin incorporated a 100% owned subsidiary Anhui Kylin Cloud Sevices Technology Co., Ltd (“Anhui Kylin”) in China. Anhui Kylin is engaged in the business of management and consulting services for the livestreaming ecommerce industry.

On December 30, 2022, Stand Best and an unaffiliated entity, New Stonehenge Limited, entered into a purchase agreement, pursuant to which, Stand Best agreed to sell 100% equity interests in Hengda to New Stonehenge Limited, in exchange for a 5% unsecured promissory note with a principal amount of US$8.5 million. The promissory note will mature in four years and the 5% interest and principal amount on the note is to be paid in four annual installments. On February 21, 2023, the Company’s shareholders approved this transaction. On April 28, 2023, this transaction was closed. The has transferred its ownership of the ceramic tile manufacturing business to the New Stonehenge Limited, and New Stonehenge Limited has become the 100% owner of Hengda, which is the 100% owner of Hengdali.

On February 21, 2023, the shareholders of the Company approved and adopted an amended and restated memorandum and articles of association (the “Amended M&A”), which changed the authorized issued share capital of the Company from US$4,800,000 divided into 200,000,000 ordinary shares with a par value of US$0.024 each, to (i) 250,000,000 ordinary shares re-designated as (a) 200,000,000 Class A ordinary shares with no par value each, and (b) 50,000,000 Class B ordinary shares with no par value each, and (ii) 50,000,000 preferred shares with no par value each, (the “Re-Designation of the Authorized Capital”). Each Class A ordinary share is entitled to one (1) vote and each Class B ordinary share is entitled to twenty (20) votes. In connection with the Re-Designation of the Authorized Capital, 977,755 ordinary shares owned by Mr. Weilai (Will) Zhang then were converted into 977,755 Class B ordinary shares, and the rest of the then outstanding and issued outstanding ordinary shares were converted into Class A ordinary shares on a one-for-one basis.

On August 15, 2023, Hainan Kylin incorporated a 100% owned subsidiary Hubei Kylin Cloud Sevices Technology Co., Ltd (“Hubei Kylin”) in China. Hubei Kylin is engaged in the business of livestreaming ecommerce industry.

On August 18, 2023, Hainan Kylin incorporated a 100% owned subsidiary Jiangxi Kylin Cloud Sevices Technology Co., Ltd (“Jiangxi Kylin”) in China. Jiangxi Kylin is engaged in the business of management and consulting services for the livestreaming ecommerce industry.

On September 18, 2023 the Company effected the one-for-ten reverse stock split of its issued and outstanding ordinary shares.

On February 27, 2024, Antelope USA, has acquired 100% equity interests of AEHL US at a nominal price. The Company is planning to launch its energy supply business through AEHL US.

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Antelope Enterprise Holdings Limited and its subsidiaries’ corporate structure as of the date of this prospectus is as follows:

Antelope Enterprise’s registered office is c/o Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG1110, British Virgin Islands.

Recent Development

February 2024 Warrant Exchange Agreement

On February 15, 2024, the Company entered into warrant exchange agreements with each of several holders of warrants to purchase Class A ordinary shares, no par value each, of the Company, pursuant to which the Holders agreed to surrender the warrants for cancellation and the Company agreed, in exchange, to issue 0.5 restricted Class A ordinary shares and $1.0 in cash for each warrant. The holders, collectively, owned 202,030 warrants at the time of entering into the warrant exchange agreement, and received 101,018 restricted Class A ordinary shares and $202,030 in cash upon closing of the transaction as contemplated in the warrant exchange agreements.

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March 2024 Private Placement Offering

On March 15, 2024, the Company entered into a certain securities purchase agreement with certain investors, pursuant to which the Company agreed to sell 1,727,941 Class A ordinary shares, no par value each, at a per share purchase price of $1.36. The gross proceeds to the Company from this offering are approximately $2.35 million, before deducting any fees or expenses. The Company plans to use the net proceeds from this offering for the expansion of the Company’s business in the U.S., for the recruitment of personnel in the U.S. and for general corporate purpose.

On March 25, 2024, the Company entered into three standby equity subscription agreements with three investors, pursuant to which, the Company shall have the right, but not the obligation, to issue to the Investors, and Investors shall have the obligation to subscribe for, each up to 10,000,000 the Class A ordinary shares of the Company, no par value.

Each Class A Ordinary Share to be issued to the investors from time to time under the Subscription Agreements will be issued at a per share purchase price equal to the lesser of (i) the average closing price of the Class A Ordinary Shares during Pricing Period commencing on the Advance Notice Date or (ii) $1.12. As a result, the maximum principal amount available under each Subscription Agreement is $11,200,000 and, collectively under the three Subscription Agreements, $33,600,000.

Each Subscription Agreements is effective upon the date thereof and will expire on the date when it is terminated in accordance with the terms and conditions set forth therein. Each Subscription Agreement will be terminated automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the date of the Subscription Agreement or (ii) the date on which the Investor shall have made payment for all 10,000,000 Class A Ordinary Shares. Each Subscription Agreement may be also terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

Any proceeds that the Company receives under the subscription agreements are expected to be used for the repayment of three promissory notes of the Company with an aggregate outstanding balance of approximately $6.75 million, the expansion of the Company’s business in the U.S., for the recruitment of personnel in the U.S. and for general corporate purpose.

April 2024 Warrant Exchange Agreement

On April 2, 2024, the Company entered into a warrant exchange agreement with certain holder of warrants to purchase Class A ordinary shares, no par value each, (of the Company, pursuant to which the Holder agreed to surrender the Warrants for cancellation and the Company agreed, in exchange, to issue 0.5 restricted Class A ordinary shares for each Warrant. The holder owned 60,052 warrants at the time of entering into the warrant exchange agreement, and received 30,026 restricted Class A ordinary shares upon closing of the transaction as contemplated in the warrant exchange agreement.

On April 15, 2024, the Company entered into a warrant exchange agreement with certain holder of warrants to purchase Class A ordinary shares, no par value each, (of the Company, pursuant to which the Holder agreed to surrender the Warrants for cancellation and the Company agreed, in exchange, to issue 0.5 restricted Class A ordinary shares for each Warrant. The holder owned 50,071 warrants at the time of entering into the warrant exchange agreement, and received 25,036 restricted Class A ordinary shares upon closing of the transaction as contemplated in the warrant exchange agreement.

June 2024 Termination of a Standby Equity Subscription Agreement

On June 25, 2024, the Company entered into a certain termination agreement with Dongsheng (the “Termination Agreement”), pursuant to which, the parties mutually agreed to terminate the Standby Equity Subscription Agreement dated March 25, 2024 and the transaction as contemplated therein, effective immediately.

June 2024 Entry into a Standby Equity Subscription Agreement

On June 25, 2024, the Company entered into a Subscription Agreement with Hongfeng. The Subscription Agreement provide that, upon the terms and subject to the conditions set forth therein, Hongfeng is committed to purchase up to 10,000,000 of our Class A Ordinary Shares over an approximately 33-month commitment period. From time to time, and at our sole discretion, we may present the Hongfeng with advance notices to purchase our Class A Ordinary Shares. The shares would be purchased pursuant to the Subscription Agreements at a per share purchase price equal to the lesser of (i) the average closing price of the Class A Ordinary Shares during the for the three consecutive trading days commencing on the applicable advance notice date, as set forth in the Subscription Agreement, or (ii) $1.12.

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The maximum principal amount available under this Subscription Agreement is $11,200,000. The Subscription Agreement is effective upon the date thereof and will expire on the date when it is terminated in accordance with the terms and conditions set forth therein.

The Subscription Agreements will be terminated automatically on the earliest of (i) April 1, 2027 or (ii) the date on which the Investor shall have made payment for all 10,000,000 Class A Ordinary Shares. The Subscription Agreements may be also terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

June 2024 Securities Purchase Agreement

On June 28, 2024, the Company entered into two certain securities purchase agreements (the “SPAs”) for a private placement transaction with two certain investors (the “Purchasers”), pursuant to which the Company agreed to sell the two Purchasers 21,617 Class A ordinary shares, no par value each (the “Class A Ordinary Shares”), and 86,468 Class A Ordinary Shares (collectively the 108,085 Class A Ordinary Shares, the “Shares”), respectively, at a per share purchase price of $2.313 (the “Offering”). The gross proceeds to the Company from this Offering are approximately $250,000, before deducting any fees or expenses. The Company plans to use the net proceeds from this Offering for repayment of the Company’s outstanding loan of $100,000, the expansion of the Company’s business in the U.S., for the recruitment of personnel in the U.S. and for general corporate purpose.

The parties to the SPAs have each made customary representations, warranties and covenants. The Shares were issued to Purchasers on July 2, 2024, upon satisfaction of all closing conditions.

The issuance of the Shares was in reliance on exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

July 2024 Registered Direct Offering

On July 31, 2024, the Company entered into a securities purchase agreement (the “SPA”) with Yina Weng (one of the Selling Shareholders) , to sell in a registered direct offering , an aggregate of 500,000 Class A Ordinary Shares. The gross proceeds from the Offering were approximately $1.25 million, before offering expenses. The Company intends to use the net proceeds received from the Offering for general working capital purposes.

The Class A Ordinary Shares were offered and sold pursuant to a prospectus included in the registration statement on Form F-3 (File No. 333-260958), which was declared effective on July 12, 2022, and a prospectus supplement, dated July 31, 2024. This offering was closed on August 2, 2024, upon satisfaction of all closing conditions.

The parties to the SPA have made customary representations, warranties and covenants.

Cash Transfers Within Our Organization

During each of the fiscal years ended December 31, 2021, 2022 and 2023, the only transfer of assets among Antelope Enterprises and its subsidiaries have consisted of cash. During that same period, there have been no distributions, dividends or loans extended by any of our direct or indirectly held subsidiaries to Antelope Enterprises. During that same period Antelope Enterprises has not declared any dividends or made any distributions to its shareholders.

Antelope Enterprises routinely provides cash to its subsidiaries either by way of capital contribution or by way of loan.

Antelope Enterprises is a holding company incorporated in the British Virgin Islands, and we do not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China. Antelope Enterprises relies on dividends paid by our Hong Kong and Chinese subsidiaries and capital raised from the sale of our securities to satisfy our cash needs. The payment of dividends to Antelope Enterprises by our Chinese subsidiaries is affected by means of dividends by those entities to their Hong Kong direct parent and a redividend by that Hong Kong entity to Antelope Enterprises. Such dividends are effected by resolution of the board of directors of each such entity (after provision for applicable tax obligations).

China is a foreign exchange administration country. Capital injections, cross-border trade and services transactions settled in foreign exchange, overseas financing and profit repatriations are subject to the foreign exchange administration regulations. A Chinese subsidiary owned by foreign company must apply for registration of foreign exchange with the SAFE after the issuance of a business license and obtain a foreign exchange registration certificate. When the Chinese subsidiaries apply for repatriating dividends to foreign shareholders, it must submit the application form to SAFE with the proof that such dividends have been subjected to all applicable tax withholding. A Chinese subsidiary can only distribute dividends out of its accumulated profits, which means that any accumulated losses must be more than offset by its profits in other years, including the current year.

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The cash transfers within the organization during the years ended December 31, 2021, 2022 and 2023 were as follows:

For the year 2021
Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset Type
Antelope Enterprise Holdings Limited	Success Winner Limited	48,304,308	7,580,000	Working capital loan to direct subsidiary	Cash
	Vast Elite Limited	12,244,951	1,921,500	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise (HK) Holdings Limited	6,691,230	1,050,000	Working capital loan to direct subsidiary	Cash
	Stand Best Creation Limited	12,936,378	2,030,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Antelope Holdings (Chengdu) Co., Ltd	4,779,450	750,000	Capital injection to direct subsidiary	Cash
Vast Elite Limited	Chengdu Future Talented Management and Consulting Co., Ltd	3,186,300	500,000	Capital contribution to direct subsidiary	Cash
Jiangxi Hengdali Ceramics Materials Co., Ltd	Jinjiang Hengda Ceramics Co, Ltd	7,000,000	1,098,453	Loan repayment to direct holding company	Cash

For the year 2022

Company (Wire transfer from)	Company(Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset Type
Antelope Enterprise (HK) Holdings Limited	Antelope Holdings (Chengdu) Co., Ltd	12,759,820	1,850,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Antelope Ruicheng Investment (Hainan) Co., Ltd	1,456,045	406,153	Working capital loan to direct subsidiary
Antelope Enterprise (HK) Holdings Limited	Stand Best Creation Limited	13,436	1,948	Loan payback	Cash
Success Winner Limited	Antelope Enterprise (HK) Holdings Limited	14,587,578	2,115,000	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise Holdings Limited	2,414,020	350,000	Loan payback	Cash
Success Winner Limited	Vast Elite Limited	555,840	80,589	Working capital loan to direct subsidiary	Cash
Antelope Enterprise Holdings Limited	Success Winner Limited	10,690,660	1,550,000	Working capital loan to direct subsidiary	Cash
Antelope Ruicheng Investment (Hainan) Co., Ltd	Hainan Kylin Cloud Services Technology Co., Ltd	2,550,000	369,715	Working capital loan to direct subsidiary	Cash
Hainan Kylin Cloud Services Technology Co., Ltd	Anhui Kylin Cloud Services Technology Co., Ltd	100,000	14,499	Working capital loan to direct subsidiary	Cash
Hainan Kylin Cloud Services Technology Co., Ltd	Hangzhou Kylin Cloud Services Technology Co., Ltd	500,000	72,493	Working capital loan to direct subsidiary	Cash
Antelope Future (Yangpu) Investment Co., Ltd	Antelope Ruicheng Investment (Hainan) Co., Ltd	2,755,000	399,437	Working capital loan to direct subsidiary	Cash
Vast Elite Limited	Stand Best Creation Limited	7,150	1,037	Loan payback	Cash

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For the year 2023
Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset type

Company (Wire transfer from)	Company(Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset Type
Antelope Enterprise (HK) Holdings Limited	Antelope Holdings (Chengdu) Co., Ltd	6,372,810	900,000	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise (HK) Holdings Limited	7,199,300	1,016,721	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise Holdings Limited	1,316,339	185,900	Loan payback	Cash
Success Winner Limited	Stand Best Creation Limited	137,432	20,000	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Vast Elite Limited	2,924	413	Working capital loan to direct subsidiary	Cash
Antelope Enterprise USA Inc	Antelope Enterprise Holdings Limited	3,540,450	500,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (Chengdu) Co., Ltd	Chengdu Future Talented Company	110,000	15,535	Working capital loan to direct subsidiary	Cash
Hainan Kylin Cloud Services Technology Co., Ltd	Anhui Kylin Cloud Services Technology Co., Ltd	2,000,000	282,450	Working capital investment to direct subsidiary	Cash
Hainan Kylin Cloud Services Technology Co., Ltd	Hangzhou Kylin Cloud Services Technology Co., Ltd	3,500,000	494,287	Working capital investment to direct subsidiary	Cash
Hainan Kylin Cloud Services Technology Co., Ltd	Wenzhou Kylin Cloud Services Technology Co., Ltd	100	14	Working capital loan to direct subsidiary	Cash
Antelope Future (Yangpu) Investment Co., Ltd	Antelope Ruicheng Investment (Hainan) Co., Ltd	1,000	141	Working capital loan to direct subsidiary	Cash

Competitive Advantages

We believe we have a unique business model in the livestreaming ecommerce business in China and our competitors include multi-channel networks (“MCNs”), studios of hosts and influencers, we may also compete with other digital service platforms for enterprises for some or all of the services we offer. We believe that we have the following competitive advantages:

We offer a cost-efficient turnkey solution with less risks exposure to our customers. We have connections with many suppliers through which we can offer competitive pricing packages and a diverse group of hosts and influencers to our customers comparing to MCNs. We make sure that all the suppliers we work with have all the required licenses and permission to operate, to reduce compliance risks that our customers are exposed to.

We provide better benefits to our suppliers as well as the hosts and influencers. We provide more stable and reliable services in terms of qualifications, cash flow, and resources. Our standardized management process ensures the smooth progress of the service and can handle emergencies in the process in a timely manner Hosts and Influencers usually experience issues like arrears of service fees and long settlement cycles with their clients or MCNs. However, we pay the hosts and the influencers the next business days following the completion of their work. All of our customers deposit the service fee into an escrow account upon signing contracts with us. Once the services are delivered, we and our customers will authorize the release of the funds. Therefore, the suppliers, as well as the hosts and influencers, are more willing to work with us than dealing directly with the consumer goods brands.

Growth Strategies

We will continue to leverage on our competitive advantages to execute our growth plan in the following manners.

We will continue to strengthen our business by increasing our sales and marketing efforts. We plan to continue our marketing efforts to further enhance our brand awareness and recognition and to promote our campaigns, services and initiatives. This may include social media marketing, placement of advertisements, as well as search engine marketing and search engine optimization. We plan to allocate resources to enhance our brand image, to boost customer and user spending and to further extend our customers. We plan on investing in content and campaign ideation and production, brand positioning and communication, brand awareness campaigns and digital and performance marketing, as well as other forms of marketing and promotional tactics to expand and broaden our customer base.

We may expand by opportunistic and strategic acquisitions of business and/or companies. Although we will continue to focus on the organic growth of our business, should opportunities arise for the strategic growth through acquisition of other players in the livestreaming ecommerce industry, we would consider consolidating their business with us. In identifying suitable acquisition targets, we will take into account factors including their reputation, popularity, statistics on MUVs, Information technology, revenue and customer base, our financial capability and whether the target company’s business is complementary to our business.

We will invest to enhance our services. We will invest to improve our data analytics capabilities through upgrading our database and IT systems to analyze the preferences and therefore the demand of our customers so as to select the best suitable suppliers of hosts and influencers for them. We are also building and planning to provide our training program to empower the hosts and influencers, or anyone who wants to work as a host and influencer, teaching them how to gain and grow their followers and conversion rate.

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Customers

Livestreaming Ecommerce Business

For the year ended December 31, 2023, we had one customer which accounted 36.5% of the total revenue generated from the livestreaming ecommerce business . We expect to scale and add more new customers as we operate in a dynamic and competitive industry. With the addition of new customers, we believe customer concentration will decline over time even as we expect to continue to grow our relationships with existing large customers.

Business Management Consulting Services

Our business and profitability of our business management and consulting business is not materially dependent on any industrial, commercial or financial contract with any of our business management consulting customers. Our business management and consulting revenue accounted for 1.4% of our total revenue for the year ended December 31, 2023. None of our directors or executive officers or their respective affiliates has any interest, direct or indirect, in any of our customers.

Sales and Marketing

The sales and marketing department is responsible for formulating sales policies and pricing based on market analysis, surveys and forecasts, developing and implementing our sales and marketing campaigns, and promoting our products and brand. Additionally, our sales department is responsible for cultivating new customers and business relationships, as well as servicing existing accounts.

We participate in a variety of sales and marketing activities including trade shows, in-house sales and marketing seminars, factory tours, outdoor advertising, B2B catalogs and customer calls. We believe that these techniques allow us to gather and better understand customers’ needs and requirements and to obtain feedback on our products and services and intend to continue utilizing these techniques.

In the future, we intend to participate in international trade fairs and seminars from time to time to promote our brand and products, and to establish a network with industry professionals outside the PRC. To augment our plan to expand our markets internationally, our products will also be advertised on and available to purchase on the Internet.

Major Suppliers & Raw Materials

Livestreaming Ecommerce Business

For the year ended December 31, 2023, there was one vendor that accounted for 16.1%, for the total purchase of the livestreaming ecommerce business. Our business or profitability is not materially dependent on any industrial, commercial or financial contract with any of our suppliers of livestreaming ecommerce business.

Business Management and Consulting Business

For the year ended December 31, 2023, there was one vendor accounted for 100%, for the total purchases of the business management consulting business. Our business or profitability is not materially dependent on any industrial, commercial or financial contract with any of our suppliers of business management and consulting business.

None of our officers or directors or their respective affiliates has any interest, direct or indirect, in any of the above major suppliers. There are no arrangements or understanding with any suppliers pursuant to which any of our directors and executive officers were appointed.

Research and Development

Livestreaming Ecommerce Business

Our research and development team for the livestreaming ecommerce business focus on developing the SaaS platform to provide comprehensive services to our consumer goods brands customers, including refining our search algorithm for a compatible group of hosts and influencers based on the products feature of our customers. We also hired an outside consultant to help upgrade the SaaS platform. As of December 31, 2023, our research and development team for livestreaming ecommerce business had 8 employees and 42 independent contractors.

Business Management and Information System Business

We currently do not have a designated team of research and development for this business line.

Our research and development costs were approximately RMB 0.14 million, RMB 1.27 million and RMB 1.43 million for fiscal years 2021, 2022 and 2023.

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Competition

Our livestreaming ecommerce business face intense competition from our existing competitors and new market entrants.

Our major competitors primarily fall into two categories: established players in the livestreaming space and traditional retail giants who have made significant investments in this emerging sector.

We distinguish our products and services by specializing in providing engaging livestreaming experiences, establishing strong relationships with our suppliers, and leveraging data and analytics to optimize our operations and marketing strategies.

Intellectual Property

We protect our intellectual property primarily through a mix of patent and trademark registrations.

Registered Software Copyrights

We have registered the following software copyrights in the PRC:

No.	Name	First Publication Date	Registration No.
1	Internet-based archives intelligent management system V1.0	February 25, 2022	2022SR0943948
2	Accurate Acquisition Platform V1.0 of Human Resources Big Data Acquisition Platform for New Business Forms	January 10, 2022	2022SR0363211
3	Approval System V1.0 for Leave Application for Employees in New Business Format	January 19, 2022	2022SR0363597
4	New business employment online recruitment service platform V1.0	July 5, 2022	2022SR1351138
5	Kylin Cloud Contract Management System V1.0	February 14, 2022	2022SR0700870
6	Kylin Cloud Recruitment Function Management System V1.0	January 25, 2022	2022SR0700872
7	Kirin cloud service personnel file digital processing management system V1.0	July 4, 2022	2022SR1351139
8	Kylin Cloud Service Enterprise Current Assets Statistical Analysis Platform V1.0	July 2, 2022	2022SR1351140
9	Kirin Cloud Service’s Financial Procurement System V1.0 Based on Blockchain Technology Application	December 23, 2022	2022SR0242169
10	Kylin Cloud Settlement Management System V1.0	March 1, 2022	2022SR0700871
11	Kirin Company Financial Payroll Settlement Management System V1.0	November 11, 2022	2022SR0014900
12	Kirin company financial reimbursement review system V1.0	November 28, 2022	2022SR0014288
13	Kirin Financial Assets Integrated Management System V1.0	October 14, 2022	2022SR0013595
14	Kirin Financial Procurement Internal Management Platform System V1.0	November 6, 2022	2022SR0014391
15	Kylin Financial Accounting Management System V1.0	June 28, 2022	2022SR1351141

Except as disclosed above, as of December 31, 2023, our business or profitability is not materially dependent on any other trademarks, copyrights, registered designs, patents, grant of licenses from third parties, new manufacturing processes or other intellectual property rights.

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Legal Proceedings

We are currently not involved in any legal proceedings; nor are we aware of any claims that could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Seasonality

Seasonality plays a significant role in the operation and strategic planning of our business in the live streaming e-commerce industry. We observe close patterns between consumer demand, sales volume, marketing activities, and seasonal variations.

During peak seasons such as holidays, major shopping festivals, and special occasions, consumer demand and engagement tend to surge. This is a crucial time for us to ramp up our live streaming activities, offering attractive promotions, discounts, and unique content to capture the attention of our audience and drive sales. We collaborate closely with our suppliers to ensure a diverse range of products that cater to seasonal demands, and our influencer team strives to create engaging events that resonate with our target audience.

During the quieter seasons, however, we focus on optimizing the product offerings, enhancing our live streaming technology, and strengthening our relationships with creators and suppliers. This enables us to prepare for the upcoming busy periods and ensures that we are well-positioned to seize any opportunities that arise.

To mitigate the risks associated with seasonality, we also leverage data analysis to monitor consumer trends and adjust our strategies accordingly. We analyze sales data, user engagement metrics, and market feedback to identify patterns and insights that inform our decision-making.

By adapting our operations and strategies to the seasonal changes in the market, we can maximize sales and build long-term relationships with our customers.

Governmental Regulations

Environmental Protection Regulations

In accordance with the PRC Environmental Protection Law adopted on December 26, 1989, the Administration Supervisory Department of Environmental Protection of the State Council sets the national guidelines for the discharge of pollutants. The People’s Governments of provinces, autonomous regions and municipalities may also set their own guidelines for the discharge of pollutants within their own provinces or districts in the event that the national guidelines are inadequate. A company which causes environmental pollution and discharges other polluting materials which endanger the public should implement environmental protection methods and procedures into their business operations. This may be achieved by setting up a system of accountability within the company’s business structure for environmental protection, adopting effective procedures to prevent environmental hazards such as waste gases, water and residues, dust powder, radioactive materials and noise arising from production, construction and other activities from polluting and endangering the environment. The environmental protection system and procedures should be implemented simultaneously with the commencement of and during the operation of construction, production and other activities undertaken by the company. Any company which discharges environmental pollutants should report and register such discharge with the Administration Supervisory Department of Environmental Protection and pay any fines imposed for the discharge. A fee may also be imposed on the company for the cost of any work required to restore the environment to its original state. Companies which have caused severe pollution to the environment are required to restore the environment or remedy the effects of the pollution within a prescribed time limit. If a company fails to report and/or register the environmental pollution it caused, it will receive a warning or be penalized. Companies that fail to restore the environment or remedy the effects of the pollution within the prescribed time will be penalized or have their business licenses terminated. Companies that have polluted and endangered the environment must bear the responsibility for remedying the danger and effects of the pollution, as well as to compensate any losses or damages suffered as a result of such environmental pollution.

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Livestreaming Ecommerce Regulations

The PRC government extensively regulates the telecommunications industry, and we may be subject to new laws and regulations revised or promogulated from time to time that will require us to obtain additional licenses and permits.

The Telecommunications Regulations of the PRC (2016 Revision) amended on February 6, 2016 distinguished “basic telecommunication services” from “value-added telecommunications services.” The value-added telecommunications service provider shall obtain an operating license from provincial Ministry of Industry and Information Technology (“MIIT”) offices prior to its commencement of operations. The Administrative Measures for Telecommunication Business Operating License, promulgated by the MIIT with latest amendments becoming effective in September 2017, set forth the types of licenses required for value-added telecommunication services and the qualifications and procedures for obtaining such licenses. Moreover, the Administrative Measures on Internet Information Services (2011 Revision), amended on January 8, 2011 by the State Council, further provided that commercial internet information services providers shall obtain an Internet Content Provider License (“ICP”) License, from competent government authorities before providing any commercial internet content services within the PRC. The Catalog of Classification of Telecommunications Services (2015 Edition) amended in June 2019 further defined internet information services, which includes information publication platform and delivery services, information search and inquiry services, information community’s platform services, instant message services, and information security and management services. As a SaaS provider, we cooperated with dozens of livestreaming platforms. As of the date of this prospectus, we are not required to hold a valid ICP License.

Besides, the Ministry of Culture (replaced by the Ministry of Culture and Tourism of PRC) promulgated Interim Administrative Provisions on Internet Culture, or the Internet Culture Provisions, on May 10, 2003, and amended on December 15, 2017 which stipulates that providers of internet cultural products or services including but not limited internet entertainment, internet games, internet shows or programs and internet animations shall obtain operating permit on internet culture. If any entity engages in commercial internet culture activities without approval, the cultural administration authorities may order such entity to cease to operate internet culture activities as well as levying penalties including administrative warning and fines up to RMB30,000 depending on the severity of cases. As a SaaS provider, we cooperated with dozens of livestreaming platforms. As of the date of this prospectus, we are not required to hold a valid operating permit on internet culture activities.

Government Regulations Relating to Foreign Exchange Controls

The principal regulation governing foreign exchange in the PRC is the Foreign Currency Administration Rules and a series of implementing rules and regulations, as amended. Under these rules, the Renminbi, the PRC’s currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval of the State Administration for Foreign Exchange, or SAFE, of the PRC is obtained. Foreign investment enterprises, or FIEs, are required to apply to the SAFE for Foreign Exchange Registration Certificates for FIEs. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a basic account and capital account. Currency translation within the scope of the basic account, such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. Such transactions are subject to the consent of PRC banks which are authorized by the SAFE to review basic account currency transactions. However, conversion of currency in the capital account, including capital items such as direct investment, loans and securities, still require approval of the SAFE. On November 21, 2005, the SAFE issued Circular No. 75 on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles. Circular No. 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments are permitted, but proper foreign exchange registration applications are required to be reviewed and accepted by the SAFE.

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Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including, without limitation, the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of the SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from the SAFE. On August 29, 2008, SAFE issued Circular No. 142 on Relevant Business Operations Issues Concerning Improving the Administration of the Payment and Settlement of Foreign Exchange Capital of Foreign-Invested Enterprises, with respect to the administration of conversion of foreign exchange capital contributions of FIEs into Renminbi, unless otherwise permitted by PRC laws or regulations, Renminbi converted from foreign exchange capital contributions can only be applied to activities within the approved business scope of FIEs and cannot be used for domestic equity investment or acquisitions.

Regulation of Dividend Distribution

The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

●	The Sino-foreign Equity Joint Venture Law (1979), as amended;

●	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

●	The Sino-foreign Cooperative Enterprise Law (1988), as amended;

●	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

●	The Foreign Investment Enterprise Law (1986), as amended; and

●	The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Insurance

We have not purchased insurance coverage for product liability or third party liability and are therefore not covered or compensated by insurance in respect of losses, damages, claims and liabilities arising from or in connection with product liability or third party liability. In addition, we currently do not maintain business interruption insurance. As a result, our business and prospects could be adversely affected in the event of such problems in our operations and may suffer losses that could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

Properties

On March 25, 2024, we entered into a lease agreement for an office space of four thousand fifty-seven (4,057) rentable square feet in Manhattan, New York. for sixty-three (63) months, unless terminated earlier pursuant to the terms thereof. The annual fixed rent is (i) $300,218 for the first year ending on June 24, 2025, (ii) $308,474 for the second year ending on June 24, 2026, (iii) $316,957 for the third year ending on June 24, 2027, (iv) $325,673 for the fourth year ending on June 24, 2028, and (v) $334,629 for the fifth year ending on June 24, 2029.

On March 25, 2024, AEHL US purchased two used Waukesha 1450 KW generators and two chillers for a total of $594,150. On April 8, 2024, AEHL US purchased two additional used Fairbanks Morse 3MW generators for a total of $690,000. On April 17, 2024, AEHL US purchased two D Volt transformers each with capacity of 2,600 KVA for $94,000. The generators, chillers and the transformers will be used in the operation of our energy supply business.

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MANAGEMENT

Directors and Senior Management

Our current directors and executive officers are:

Name	Age	Position
Weilai (Will) Zhang	50	Chair of the Board and Chief Executive Officer
Hen Man Edmund	50	Chief Financial Officer
Dian Zhang (1)(2)(3)(4)	39	Director
Ishak Han(1)(2)(3)	36	Director
Huashu Yuan (1)(2)(3)	27	Director
Song Chungen (1)(2)(3)	47	Director
Tingting Zhang	29	Executive Director and Corporate Secretary
Xiaoying Song	33	Director
Junjie Dong	37	Executive Director
Houyou Zhang	45	Executive Director

(1)	Member of audit committee

(2)	Member of compensation committee

(3)	Member of nominations committee

(4)	Audit committee financial expert

Mr. Zhang has served as our Chief Executive Officer since January 2023 and joined our Board in February 2023. From 2011 to 2020, he acted as the Chairman of Huitong Tianxia Investment Ltd., an investment company. Since 2020, Mr. Zhang has acted as the chariman of Jinke Yulv Technology Co., Ltd., which is an International Technology firm in China. Mr. Zhang completed the course and obtained a Diploma in Capital and M&A Entrepreneurship from Fudan University in 2021, and a Diploma in Finance and Capital Investment from Southwest University in Finance and Economics in 2014.

Hen Man Edmund has served as our Chief Financial Officer since November 20, 2009. Mr. Hen is responsible for the corporate finance function and oversees matters relating to compliance and reporting obligation of our company. Prior to joining us, Mr. Hen was a Financial Controller of a switchgear manufacturer in Sichuan PRC and was responsible for the corporate finance function of the company. Prior to that, Mr. Hen was the accountant of Dickson Concepts (International) Ltd., a public listed company in Hong Kong and oversaw the accounting and financial administration of the company. He also worked at a variety of international accountancy firms, including Deloitte Touche Tohmatsu, in assurance and advisory services during the period from 1995 to 2001. Mr. Hen holds a Bachelor’s degree in Accounting from the University of East Anglia, United Kingdom and a Master’s degree in Professional Accounting from the Univeristy College London. He is a member of the Institute of Chartered Accountants in England and Wales and a member of the Hong Kong Institute of Certified Public Accountants.

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Mr. Dian Zhang joined our Board in November 2022. Mr. Dian Zhang is currently Chief Financial Officer of Baiya International Group Inc., an SaaS (software as a service) platform company in China. Previously, Mr. Zhang worked at Eaton Square from 2014 to 2020, an M&A advisory firm, where he was responsible for investments in new ventures and their financing in the Chinese market. Previous to that, Mr. Zhang worked at the Chengdu branch of ShineWing Certified Public Accountants from 2009 to 2013 where his responsibilities included the auditing of annual reports of publicly listed companies and due diligence for IPO projects. Mr. Zhang holds a Bachelor’s degree in Management Accounting from Aston University, a Master’s degree in Banking and Finance from Monash University, and a Master’s degree in Financial Management from the Australian National University.

Mr. Ishak Han joined our Board in November 2022. Mr. Han is the General Manager of Shenzhen Baisifu Industrial Co., Ltd., which engages in property management and leasing, management services for catering businesses, and enterprise management consulting. Having founded the firm in 2017, Mr. Han developed Shenzhen Baisifu Industrial Co., Ltd.’s marketing strategy, management policies, financial budgeting, and corporate planning activities. From 2011 to 2016, Mr. Han was the General Manager of Shenzhen Baisi Technology Co., Ltd. which engages in the development of self-service website application systems, the training and development of online ventures, online marketing training, and e-commerce product consignments. As the founder of Shenzhen Baisi Technology Co., Ltd., Mr. Han oversaw its financial budgeting and corporate planning functions, and was responsible for its overall marketing strategy. Mr. Han graduated with a higher degree diploma in marketing from Guangdong Open University in 2021.

Mr. Chungen Song joined our Board in November 2019 as an independent member of the Board as well as a member of Audit, Compensation and Nominating Committees, to fill the vacancy following Liu Jun’s resignation. From 2009 to present, Chungen Song has been a practicing lawyer at Guangdong Weihao Law firm. He obtained his law license in May 2003, and in November 2009, he obtained Securities Qualification in China. Chungen Song holds a Bachelor’s degree in Law from Sun Yat Sen University (2007).

Ms. Huashu Yuan joined our Board in March 2023. Ms. Yuan has been the marketing specialist of Vesta living corp. since March 2022. Ms. Yuan served as an outside consultant providing marketing advice to the Company from June 2021 to February 2023. Ms. Yuan served as the marketing manager for American Tianfu-Wenhui Publishing Company from March 2021 to February 2022. Ms. Yuan worked at Strands Haircare Inc. as a social media intern from October 2020 to February 2021. Ms. Yuan obtained her Master’s degree in Emerging Media Studies from Boston University in 2020 and obtained her Bachelor’s degree in Communication Science and Rhetoric Studies from University of Wisconsin-Madison in 2019.

Ms. Tingting Zhang joined our Board in October 2022. Ms. Zhang joined China Mobile’s digital content subsidiary Migo Co Ltd in 2021 at its Xiamen headquarters as the manager of its post-production department. Her current responsibilities include video production of programs including the 2022 Winter Olympics, the Golden Rooster Award and other large-scale China award productions. Previous to that, from 2018 to 2021, Ms. Zhang worked as a multimedia designer at 4399 Networks Ltd., where she was responsible for media productions. Ms. Zhang graduated with a Bachelor’s degree in Design from Asia University Taiwan.

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Ms. Xiaoying Song has extensive experience in business administration and operations as well as investment management, and has been a co-founder of several companies. From 2020 to 2023, she has acted as the chief executive officer and the co-founder of Sichuan Huanyu Interchange Group Co., Ltd, which operates as a bidding agency for contracts, and engages in engineering supervision, construction labor subcontracting and other related businesses. From 2016 to 2019, Ms. Song has acted as the chief executive officer and the co-founder of Chengdu Houshi Technology Co., Ltd, which engages in technology development, technical services and information technology consulting service. From 2013 to 2016, Ms. Song has acted as the chief executive officer and the co-founder of Chengdu Huaxin Wealth Management Co., Ltd, an investment management, investment consulting, and business services firm. Ms. Song obtained an Associate’s Degree in Air Crew from Nanchang Institute of Technology in 2013.

Mr. Junjie Dong is currently the Chief Technology Officer of Antelope Holdings (Chengdu) Co., Ltd., a wholly owned subsidiary of the Company that is engaged in computer consulting and software development. Mr. Dong is responsible for its strategic direction and overseeing its technological advancements, and he has held this position since July 2023. From February 2018 to July 2023, Mr. Dong was the Chief Executive Officer (“CEO”) of Shenzhen Hongtaiju Technology Development Co., Ltd., an information technology company, where he was mainly responsible for the company’s strategic planning and operational management. From August 2015 to December 2018, Mr. Dong was CEO of Shenzhen Weidai Yingxing Financial Services Co., Ltd, a company that provides financial services. From May 2013 to July 2015, he was the CEO of Shenzhen Hongtaiju Investment Consulting Co., Ltd., a company that provides financial services. Mr. Dong attended Hainan Vocational College of Science and Technology from March 2015 to December 2018, and received the junior college degree.

Mr. Houyou Zhang has been a director of YiXiang International LLC since March 2023, where he secures projects for investment and conducted due diligence. From May 2017 to October 2022, Mr. Zhang was the chairman of Shanghai KKM Asset Management Cok., Ltd., a firm that he founded and where he was engaged in investment and asset management. Mr. Zhang is experienced in quantitative trading in China with 20 years of experience in the finance industry, and he has published widely on finance and investments. Mr. Zhang received a Bachelor’s degree in Engineering from Sichuan University in 2002.

There are no family relationships among our directors or officers.

The business address of each party described above is Suite 7540, The Empire State Building, 350 Fifth Avenue, New York, New York 10118.

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Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has at any time been our officer or employee, or our subsidiaries. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

During the last fiscal year, none of our officers and employees, and none of our former officers participated in deliberations of our Board of Directors concerning executive officer compensation.

Director Compensation

The following table sets forth all of the compensation paid by us or our significant subsidiaries for the year ended December 31, 2023 to each of our non-employee directors for such person’s service as a director (including contingent or deferred compensation accrued during 2023):

		Value of
	Compensation	Options (1)
Name and Principal Position	RMB	RMB	Total RMB
Song Chungen	1,005,346		1,005,346
Dian Zhang	1,508,019		1,508,019
Huashu Yuan	153,334		153,334
Tingting Zhang	1,256,682		1,256,682
Ishak Han	2,725,341		2,725,341
Xiaoying Song	0	-	0

Executive Officers

			Value of Stock
	Salary	Bonus	Compensation		Total
Name and Principal Position	RMB	RMB	RMB		RMB
Weilai Zhang, CEO	602,218		5,431,424	(1)	6,033,641
Hen Man Edmund, CFO	744,038		638,991	(2)	1,383,029

(1)	Weilai Zhang received 27,080 Class A ordinary shares and 107,721 Class B ordinary shares as his compensation for the year ended on December 31, 2023.
(2)	Hen Man Edmund received 28,378 Class A ordinary shares as his compensation for the year ended on December 31, 2023.

Retirement Benefits

As of December 31, 2023, we have contributed to the government-mandated employee welfare and retirement benefit plan and provided pension, retirement or similar benefits to its employees. The PRC regulations require us to pay the local labor administration bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The local labor administration bureau, which manages various investment funds, will take care of employee retirement, medical and other fringe benefits. We have no further commitments beyond our monthly contribution.

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Employment Agreements

We entered into employment agreements with the following officers: Weilai Zhang, CEO and Hen Man Edmund, CFO,

●	The terms of the employment agreements is three years (January 5, 2023 to January 4, 2026) for Weilai Zhang, and will be renewed automatically for additional one-year term unless terminated earlier pursuant to the terms therein, and three years (October 1, 2022 to September 30, 2025) for Hen Man Edmund and will be renewed automatically for additional one-year term unless terminated earlier pursuant to the terms therein.

●	From October 1, 2022, Hen Man Edmund received compensation of RMB 61,074 (HKD 70,200) per month.

●	From January 1, 2024, Mr. Zhang received compensation of 500,000 Class B Ordinary Shares per year.

●	We may dismiss any of the above officers if any of the following events occurs with respect to the officer: (1) failure to show up for work, (2) failure to provide required documents, (3) falsification of documents, criminal record, etc., (4) serious violation of such officers’ labor rules and of regulations, (5) serious lapse of duties and responsibilities, (6) activities that violate regulations, resulting in loss of more than RMB 4,000, (7) operation of his own business during the term of his employment, (8) criminal prosecution and labor punishment, (9) request by the officer to resign, (10) causing us to sign or change any contract through fraud, coercion and other fraudulent means, or (11) other situations stipulated by law and statutes.

●	Each officer is subject to the non-compete provisions of the agreement for a period of three years following termination of the employment agreement and non-solicitation provisions of the agreement for a period of two years following termination of the employment agreement.

Other Employees

Compensation for our senior executives is comprised of four elements: a base salary, an annual performance bonus, equity and benefits.

In developing salary ranges, potential bonus payouts, equity awards and benefit plans, it is anticipated that our compensation committee takes into account: 1) competitive compensation among comparable companies and for similar positions in the market, 2) relevant ways to incentivize and reward senior management for improving shareholder value while building a successful company, 3) individual performance, 4) how best to retain key executives, 5) the overall performance of us and our various key component entities, 6) our ability to pay and 7) other factors deemed to be relevant at the time.

Our senior management have discussed our above-mentioned planned process for executive compensation and the four compensation components. Specific compensation plans for our key executives are negotiated and established by our compensation committee.

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We have not entered into any service contracts with any of our officers, directors or employees that contain any provisions for benefits upon termination of employment.

Antelope Enterprise Holdings Limited 2024 Equity Compensation Plan

On March 26, 2024, the Board of Directors of the Company (the “Board”) approved the 2024 Equity Compensation Plan (the “Plan”) is to attract and retain outstanding individuals as employees, directors and consultants of the Company and its subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by such individuals and to provide them with additional incentive to expand and improve the profits and achieve the objectives of the Company

The Plan is administered by the Board. The Board, in its sole discretion, will determine the eligible individuals to whom, and the time or times at which awards will be granted, the form and amount of each award, the expiration date of each award, the time or times within which the awards may be exercised, the cancellation of the awards and the other limitations, restrictions, terms and conditions applicable to the grant of the awards.

The total number of shares that may be issued under the Plan is 1,000,506 Class A ordinary shares; and (ii). The Board may, in its discretion, (a) grant shares under the Plan to any participant without consideration from such Participant or (b) sell shares under the Plan to any participant for such amount of cash, shares or other consideration as the Board deems appropriate. Notwithstanding any of the provisions of the Plan or any outstanding award agreement, upon a Change in Control of the Company, the Board is authorized and has sole discretion to provide that all restrictions applicable to all awards shall terminate or lapse in order that Participants may fully realize the benefits thereunder. Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution. The Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time. The Board also has the authority to amend any award agreement at any time.

The Company has filed a Form S-8 (File No. 333-278348) to register the 2024 Equity Compensation Plan and 131,650 Class A ordinary shares have been issued pursuant to this S-8 as of the date of this prospectus.

Board Practices

The term of each director is until their resignation or removal.

Our board of directors has established an audit committee, a compensation committee and a governance and nominating committee.

Audit Committee. The audit committee consists of Dian Zhang (Chair and the Audit Committee financial expert), Huashu Yuan and Chungen Song.

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The board of directors has adopted an audit committee charter, providing for the following responsibilities of the audit committee:

●	appointing and replacing our independent auditors and pre-approving all auditing and permitted non-auditing services to be performed by the independent auditors;

●	reviewing and discussing the annual audited financial statements with management and the independent auditors;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;

●	meeting separately and periodically with management, the internal auditors and the independent auditors; and

●	reporting regularly to the board of directors.

A copy of the audit committee charter is available on our website at http://aehltd.com/Corporate-Governance.html. The information contained on our website is not a part of this prospectus.

Compensation Committee. Our compensation committee consists of Huashu Yuan (Chair), Ishak Han, Chungen Song and Dian Zhang. Our board of directors adopted a compensation committee charter, providing for the following responsibilities of the compensation committee:

●	reviewing and making recommendations to the board regarding our compensation policies and forms of compensation provided to our directors and officers;

●	reviewing and making recommendations to the board regarding bonuses for our officers and other employees;

●	administering our incentive-compensation plans for our directors and officers;

●	reviewing and assessing the adequacy of the charter annually;

●	administering our share option plans, if they are established in the future, in accordance with the terms thereof; and

●	such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

A copy of the compensation committee charter is available on our website at http://aehltd.com/Corporate-Governance.html. The information contained on our website is not a part of this prospectus.

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Governance and Nominating Committee. Our governance and nominating committee consists Huashu Yuan (Chair), Ishak Han, Chungen Song and Dian Zhang. Our board of directors adopted a governance and nominating committee charter, providing for the following responsibilities of the governance and nominating committee:

●	overseeing the process by which individuals may be nominated to our board of directors;

●	identifying potential directors and making recommendations as to the size, functions and composition of our board of directors and its committees;

●	reviewing candidates proposed by our shareholders;

●	developing the criteria and qualifications for the selection of potential directors; and

●	making recommendations to the board of directors on new candidates for board membership.

A copy of the governance and nominating committee charter is available on our website at http://aehltd.com/Corporate-Governance.html. The information contained on our website is not a part of this prospectus.

In making nominations, the governance and nominating committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders. In evaluating nominees, the governance and nominating committee is required to take into consideration the following attributes, which are desirable for a member of the board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge, and diversity of viewpoints.

Code of Ethics

In May 2010, our board of directors adopted a code of ethics that applies to our directors, officers and employees. Our code of ethics is available on our website at http://aehltd.com/Corporate-Governance.html.

Director Independence

Our Board is subject to the independence requirements of the Nasdaq Stock Market (“Nasdaq”). The Board undertakes periodic reviews of director independence. During this review, the Board considers transactions and relationships between each director or any member of his immediate family, the Company and its affiliates to determine whether any such relationships or transactions exist that are inconsistent with a determination that the director is independent. Our Board has determined that all current members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee (Chungen Song, Roy Tan Choon Kang, and Shen Cheng Liang) are ‘‘independent” in accordance with the Nasdaq independence requirements. Our Chairman and Chief Executive Officer does not serve on any of the Board committees. The majority of the Board is comprised of independent directors. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors and the fact that no director previously reported a change in circumstances that could affect his independence.

Board Diversity Matrix
Country of Principal Executive Offices:		China
Foreign Private Issuer		Yes
Disclosure Prohibited under Home Country Law		No
Total Number of Directors		9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction			0
LGBTQ+			0
Did Not Disclose Demographic Background			0

Employees

The table below provides information as to the total number of employees at the end of the last three fiscal years. We have no contracts or collective bargaining agreements with labor unions and have never experienced work stoppages due to labor dispute. We consider our relations with our employees to be good.

	2021	2022	2023
Number of Employees	236	63	43

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BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our shares by each person who is known by us to beneficially own more than 5% of our shares. The table also identifies the share ownership of each of our directors, each of our named executive officers, and all directors and officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated. Our major shareholders do not have different voting rights than any other holder of our shares.

Shares which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power. Except as otherwise indicated below, each beneficial owner holds voting and investment power directly. The percentage of ownership is based on 9,877,303 Class A ordinary shares and 2,305,497 Class B ordinary shares issued and outstanding as of August 5, 2024.

	Class A Ordinary Shares	%	Class B Ordinary Shares	%	% of Total Voting Power (1)
Directors and Executive Officers:
Weilai (Will) Zhang (2)	48,907	*	2,305,497	100%	82.45%
Hen Man Edmund	-	*	-	-	*
Ishak Han	132,500	1.34%	-	-	*
Song Chungen	-	-	-	-	-
Dian Zhang	1,016	*	-	-	*
Huashu Yuan	-	-	-	-	-
Tingting Zhang	-	-	-	-	-
Houyou Zhang	12,022	*	-	-	*
Xiaoying Song	-	-	-	-	-
Junjie Dong	37,500	*	-	-	*
All directors and executive officers as a group (10 individuals)	231,945	2.73%	2,305,497	100%	82.77%
5% Shareholders
Yina Weng(3)	1,650,000	16.71%	-	-	2.95%
Seener Enterprise Limited (4)	955,882	9.68%	-	-	1.71%

*	Less than 1%

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Unless otherwise indicated, the business address of each of the individuals The business address of each party described above is Suite 7540, The Empire State Building, 350 Fifth Avenue, New York, New York 10118.

(1) Each Class A ordinary share is entitled to one (1) vote, and each Class B ordinary share is entitled to twenty (20) votes.

(2) The mailing address for this individual is 2302 Bldg. 2 Renheng, Binhewan No. 88, Jinjiang District, Chengdu, China.

(3) The mailing address for this individual is No. 10 , Unit 3, Building 2, No. 59, West Section 1, Second Ring Road, Wuhou District, Chengdu, China.

(4) The business address for Seener Enterprise Limited is 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands. The sole director and shareholder of Seener Enterprise Limited is Di Wu, an employee and director of AEHL US, a wholly owned subsidiary of our company.

RELATED PARTY TRANSACTIONS

Apart from those discussed elsewhere in these financial statements, the following are significant related party transactions entered into between the Company and its related parties at agreed rates:

Due from related parties

	2023	2022
	RMB’000	RMB’000
Liping Huang (CEO’s spouse)	3,550	-
Lei Deng (legal representative of one of the subsidiaries)	1,964	-
Xiaorong Yang (legal representative of one of the subsidiaries)	3,830	-

Total	9,344	-

On December 31, 2023, the Company assessed whether the credit risk on a financial instrument has increased significantly since initial recognition, and concluded no loss allowance for ECL needs to be recorded for due from related parties under IFRS 9 as a result of the guaranteed repayment from the Company’s senior officers.

As of December 31, 2023, the Company had due to Weilai Zhang, (the Company’s CEO) of RMB 553,000 ($78,000), no interest, unsecured, and payable upon demand.

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During the year ended December 31, 2022, the Company incurred a total of RMB 2,847,000 in consultancy fees to Anhui Zhongjun Enterprise Management Co., Ltd. (“Anhui Zhongjun”), of which the whole amount were expensed during the year. During the year ended December 31, 2022, the Company received a total of RMB 2,635,000 in cash from Anhui Zhongjun for the provision of business management services. The Company completed all performance obligations pertaining to the RMB 2,635,000 received and recognized revenue of RMB 2,486,000, net of PRC value-added tax of RMB 149,000. The director of Anhui Zhongjun, Zhang Yonghong is also a director of the Company’s subsidiary, Chengdu Future Talented Management and Consulting Co., Ltd.

During the year ended December 31, 2021, the Company paid a total of RMB 8,840,000 in consultancy fees to Anhui Zhongjun Enterprise Management Co., Ltd. (“Anhui Zhongjun”); of the RMB 8,840,000 total consultancy fees, RMB 5,993,000 were expensed during the year. The remaining RMB 2,847,000 was recorded under prepayments under current assets as of December 31, 2021. During the year ended December 31, 2022, the Company expensed the remaining RMB 2,847,000 prepayment. During the year ended December 31, 2022, the Company received a total of RMB 2,486,000 from Anhui Zhongjun for the provision of business management services. The Company completed all performance obligations pertaining to the RMB 2,635,000 received and recognized revenue of RMB 2,486,000, net of PRC value-added tax of RMB 149,000. During the year ended December 31, 2021, the Company received a total of RMB 1,460,000 from Anhui Zhongjun for the provision of business management services. The Company completed all performance obligations pertaining to the RMB 1,460,000 received and recognized revenue of RMB 1,378,000, net of PRC value-added tax of RMB 82,000.

The director of Anhui Zhongjun, Zhang Yonghong, is also a director of the Company’s subsidiary, Chengdu Future Talented Management and Consulting Co., Ltd.

During the year ended December 31, 2021, the Company incurred a total of RMB 36,929,000 in cost of revenue to Lianjie (Hainan)Technology Co., Ltd. (“Lianjie”). The Company paid RMB 34,364,000 to Lianjie for the cost of revenue incurred. As of December 31, 2021, the Company had trade accounts payable of RMB nil due to Lianjie. Lin Yufeng, a director of the Company’s subsidiary, Hainan Kylin Cloud Services Technology Co., Ltd., was a significant shareholder of Lianjie from September 22, 2021 until November 19, 2021. Lin Yufeng was no longer a significant shareholder of Lianjie during the year ended December 31, 2022, and thus Lianjie was no longer a related party of the Company.

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated under the laws of the British Virgin Islands and our affairs are governed by our amended and restated memorandum and articles of association, as amended and restated from time to time, and Companies Act (Revised) of he BVI Business Companies Act, 2022 (as amended) (the “BVI Act”), and the common law of the British Virgin Islands.

Class A ordinary shares, no par value (“Class A Ordinary Shares”), of the Company are listed and traded on the Nasdaq Capital Market, and in connection with this listing (but not for trading), its Class A Ordinary Shares are registered under Section 12(b) of the Exchange Act. This exhibit contains a description of the rights of the holders of Class A Ordinary Shares.

Description of Class A Ordinary Shares

The following is a summary of material provisions of our currently effective fourth amended and restated memorandum and articles of association as well as the BVI Business Companies Act, 2022, as amended from time to time (the “BVI Act”), insofar as they relate to the material terms of our Class A Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entirety of our fourth amended and restated memorandum and articles of association. A copy of our fourth amended and restated memorandum and articles of association is filed as Exhibit 1.1 to our annual report on Form 20-F (File No. 001-34944) filed with the U.S. Securities and Exchange Commission on May 1, 2023.

Type and Class of Securities

Each Class A Ordinary Share has no par value. The number of Class A Ordinary Shares that had been issued as of August 5, 2024 is 9,877,303. Our Class A Ordinary Shares may be held in either certificated or uncertificated form.

Preemptive Rights

Our Class A Ordinary Shares are not subject to any pre-emptive or similar rights under the BVI Act or pursuant to our fourth amended and restated memorandum and articles of association.

Limitations or Qualifications

We have a dual-class voting structure such that our Class A Ordinary Shares consist of Class A Ordinary Shares and Class B ordinary shares (“Class B Ordinary Shares,” together “Ordinary Shares”). In respect of matters requiring a shareholder vote, each holder of Class A Ordinary Shares will be entitled to one (1) vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to twenty (20) votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. Due to the super voting power of holders of Class B Ordinary Shares, the voting power of the Class A Ordinary Shares may be materially limited.

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Rights of Class A Ordinary Shares

Class A Ordinary Shares

We are authorized to issue 200,0000,000 Class A Ordinary Shares. All of our issued and outstanding Class A Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares are issued in registered form. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights.

Distributions

Shareholders holding shares in our Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the fourth amended and restated memorandum and articles of association.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the fourth amended and restated memorandum and articles. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and twenty votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion Rights

Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis.

Calls on shares and forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our fourth amended and restated memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

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Transfer of Shares

Subject to the restrictions in our fourth amended and restated memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee or in any other manner as may be permitted in accordance with applicable exchange rules or requirements of the Nasdaq Capital Market or by any recognized stock exchange on which our securities are listed. Our directors may resolve to refuse or delay the registration of the transfer of Ordinary Shares. Where the directors do so, they must specify the reason(s) for this refusal or delay in a resolution of directors. The directors may refuse or delay the registration of a transfer of Ordinary Shares if the transferor has failed to pay an amount due in respect of those Ordinary Shares.

Liquidation

As permitted by the BVI Act and our fourth amended and restated memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Requirements to Change the Rights of Holders of Class A Ordinary Shares

Variations of Rights of Shares

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only whether or not the Company is in liquidation, either by a resolution:

(a) approved at a duly convened and constituted meeting of shareholders by the affirmative vote of a majority of the votes of the ordinary shares of the class being varied and entitled to vote, which were present at the meeting (in person or by their duly appointed proxy) and were voted; or

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(b) consented to in writing by a majority of the votes of the ordinary shares of the class being varied and entitled to vote, without the need for any notice, and may consist of several documents, including written electronic communication, in like form each signed or assented to by one or more shareholders.

Limitations on the Rights to Own Class A Ordinary Shares

There are no limitations under the BVI Act or imposed by our fourth amended and restated memorandum and articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions

Some provisions of our fourth amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our fourth amended and restated memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our fourth amended and restated memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Ownership Threshold

There are no provisions under the BVI Act or under our fourth amended and restated memorandum and articles of association that govern the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Different Jurisdictions

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

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Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a British Virgin Islands company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the British Virgin Islands company or British Virgin Islands companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

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As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

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Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our fourth amended and restated memorandum and articles of association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the cost of the proceedings; and

●	whether an alternative remedy is available.

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Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the British Virgin Islands Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our fourth amended and restated memorandum and articles of association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Second Amended and Restated Memorandum and Articles of Association

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Some provisions of our fourth amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our fourth amended and restated memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our fourth amended and restated memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our fourth amended and restated memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our fourth amended and restated memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	(a) vote on a matter relating to the transaction;

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●	(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

●	(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our fourth amended and restated memorandum and articles of association allow our shareholders holding 30% or more of the votes of the issued and outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under British Virgin Islands law to hold shareholders’ annual general meetings, but our fourth amended and restated memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the British Virgin Islands law, our fourth amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our fourth amended and restated memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a super-majority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our fourth amended and restated memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

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Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our fourth amended and restated memorandum and articles of association be effected by resolution of directors without shareholder approval.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our fourth amended memorandum and articles of association may be amended by a special majority (meaning a two thirds majority) resolution of shareholders and, subject to certain exceptions, by a special majority (meaning a two thirds majority) resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Changes in Capital

Subject to the BVI Act and our fourth amended and restated memorandum and articles, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of Class A Ordinary Shares we are authorized to issue;

●	divide our authorized and issued Class A Ordinary Shares into a larger number of Class A Ordinary Shares;

●	combine our authorized and issued Class A Ordinary Shares into a smaller number of Class A Ordinary Shares; and

●

create new or additional Ordinary Shares of any class, or any bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for Ordinary Shares of any class, to be issued and disposed of by the board of directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the board of directors in its absolute discretion.

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Taxation

PRC Taxation

The following discussion summarizes the material PRC income tax considerations relating to the acquisition, ownership and disposition of Antelope Enterprises’ securities. You should consult with your own tax adviser regarding the PRC tax consequences of the acquisition, ownership and disposition of Antelope Enterprises’ securities.

Resident Enterprise Treatment

On March 16, 2007, the Fifth Session of the Tenth National People’s Congress passed the Enterprise Income Tax Law of the PRC (“EIT Law”), which became effective on January 1, 2008. Under the EIT Law, enterprises are classified as “resident enterprises” and “non-resident enterprises.” Pursuant to the EIT Law and its implementing rules, enterprises established outside China whose “de facto management bodies” are located in China are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate on their worldwide taxable income. According to the implementing rules of the EIT Law, “de facto management body” refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice on the Issues Regarding Recognition of Enterprises that are Domestically Controlled as PRC Resident Enterprises Based on the De Facto Management Body Criteria, which was retroactively effective as of January 1, 2008. This notice provides that an overseas incorporated enterprise that is controlled by PRC domestic companies will be recognized as a “tax-resident enterprise” if it satisfies all of the following conditions: (i) the senior management responsible for daily production/business operations are primarily located in the PRC, and the location(s) where such senior management execute their responsibilities are primarily in the PRC; (ii) strategic financial and personnel decisions are made or approved by organizations or personnel located in the PRC; (iii) major properties, accounting ledgers, company seals and minutes of board meetings and stockholder meetings, etc., are maintained in the PRC; and (iv) 50% or more of the board members with voting rights or senior management habitually reside in the PRC.

Given the short history of the EIT Law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the resident enterprise status of a company organized under the laws of a foreign (non-PRC) jurisdiction. If the PRC tax authorities determine that a certain company is a “resident enterprise” under the EIT Law, a number of tax consequences could follow. First, that company could be subject to the enterprise income tax at a rate of 25% on its worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, the EIT Law provides that dividend income between “qualified resident enterprises” is exempt from income tax. As a result, if that company is treated as a “qualified resident enterprise,” all dividends paid from its PRC subsidiaries, should be exempt from the PRC enterprise income tax.

As of the date of this Prospectus, there has not been a definitive determination by Antelope Enterprises, Success Winner or the PRC tax authorities as to the “resident enterprise” or “non-resident enterprise” status of Antelope Enterprises and Success Winner. However, since it is not anticipated that Antelope Enterprises and Success Winner would receive dividends or generate other income in the near future, Antelope Enterprises and Success Winner are not expected to have any income that would be subject to the 25% enterprise income tax on worldwide taxable income in the near future. Antelope Enterprises and Success Winner will make any necessary tax payment if Antelope Enterprises or Success Winner (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that Antelope Enterprises or Success Winner is a resident enterprise under the EIT Law, and if Antelope Enterprises or Success Winner were to have income in the future.

Dividends that Non-PRC Resident Investors Receive From Antelope Enterprises; Gain on the Sale or Transfer of Antelope Enterprises’ Securities

If we are determined to be a resident enterprise under the EIT Law and dividends payable to (or gains realized by) Antelope Enterprises’ investors that are not tax residents of the PRC (“non-resident investors”) are treated as income derived from sources within the PRC, then the dividends that the non-resident investors receive from us and any such gain derived by such investors on the sale or transfer of Antelope Enterprises’ securities may be subject to income tax under the PRC tax laws.

Under the PRC tax laws, PRC withholding tax at the rate of 10% is applicable to dividends payable to non-resident investors that are enterprises, but not individuals, and that (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the transfer of Antelope Enterprises’ securities by such investors also is subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC.

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The dividends paid by us to such non-resident investors with respect to Antelope Enterprises’ securities, or gain such non-resident investors may realize from the sale or transfer of Antelope Enterprises’ securities, may be treated as PRC-sourced income and, as a result, may be subject to PRC tax at a rate of 10%. In such event, Antelope Enterprises may be required to withhold a 10% PRC tax on any dividends paid to such non-resident investors. In addition, such non-resident investors in Antelope Enterprises’ securities may be responsible for paying PRC tax at a rate of 10% on any gain realized from the sale or transfer of Antelope Enterprises’ securities if such non-resident investors and the gain satisfy the requirements under the PRC tax laws. However, under the PRC tax laws, Antelope Enterprises would not have an obligation to withhold PRC income tax in respect of the gains that such non-resident investors (including U.S. enterprise investors) may realize from the sale or transfer of Antelope Enterprises’ securities. Also, if Antelope Enterprises is determined to be a “resident enterprise,” its non-resident investors who are individuals may also be subject to potential PRC individual income tax at a rate of 20% with respect to dividends received from Antelope Enterprises and/or gains derived by them from the sale or transfer of Antelope Enterprises’ securities.

If Antelope Enterprises were to pay any dividends in the future, and if Antelope Enterprises (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that Antelope Enterprises must withhold PRC tax on any dividends payable by Antelope Enterprises under the PRC tax laws, Antelope Enterprises will make any necessary tax withholding on dividends payable to its non-resident investors. If non-resident investors as described under the PRC tax laws (including U.S. investors) realize any gain from the sale or transfer of Antelope Enterprises’ securities and if such gain were considered as PRC-sourced income, such non-resident investors would be responsible for paying the applicable PRC income tax on the gain from the sale or transfer of Antelope Enterprises’ securities. As indicated above, under the PRC tax laws, Antelope Enterprises would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. investors) may realize from the sale or transfer of Antelope Enterprises’ securities.

On December 10, 2009, the SAT released Circular Guoshuihan No. 698 (“Circular 698”) that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 addresses indirect equity transfers as well as other issues. Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a non-resident investor who indirectly holds an equity interest in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers an equity interest in the PRC resident enterprise by selling an equity interest in the offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the non-resident investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the execution of the equity transfer agreement. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the PRC tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the seller to PRC tax on the capital gain from such transfer. Since Circular 698 has a short history, there is uncertainty as to its application. Antelope Enterprises (or a non-resident investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that Antelope Enterprises (or such non-resident investor) should not be taxed under Circular 698, which could have a material adverse effect on Antelope Enterprises’ financial condition and results of operations (or such non-resident investor’s investment in Antelope Enterprises).

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In addition, the PRC resident enterprise may be required to provide necessary assistance to support the enforcement of Circular 698.

On February 3, 2015, the State Administration of Tax issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-tax Resident Enterprise, or Public Notice 7. Public Notice 7 has introduced a new tax regime that is significantly different from that under Circular 698. Public Notice 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Public Notice 7 provides clearer criteria the Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Public Notice 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may re-characterize such indirect transfer as a direct transfer of the equity interests in the PRC tax resident enterprise and other properties in China. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of up to 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties with respect to the reporting and consequences of private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises, or sale or purchase of shares in other non-PRC resident companies or other taxable assets by us. Our company and other non-resident enterprises in our group may be subject to filing obligations or being taxed if our company and other non-resident enterprises in our group are transferors in such transactions, and may be subject to withholding obligations if our company and other non-resident enterprises in our group are transferees in such transactions, under Circular 698 and Public Notice 7. For the transfer of shares to our company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under Circular 698 and Public Notice 7. As a result, we may be required to expend valuable resources to comply with Circular 698 and Public Notice 7 to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company and other non-resident enterprises in our group should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

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The PRC tax authorities have the discretion under Circular 698 and Public Notice 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. If the PRC tax authorities make adjustments to the taxable income of the transactions under Circular 698 and Public Notice 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

Penalties for Failure to Pay Applicable PRC Income Tax

A non-resident investor in us may be responsible for paying PRC tax on any gain realized from the sale or transfer of Antelope Enterprises’ securities if such non-resident investor and the gain satisfy the requirements under the PRC tax laws, as described above.

According to the EIT Law and its implementing rules, the PRC Individual Income Tax Law and its implementing rules, the PRC Tax Administration Law (the “Tax Administration Law”) and its implementing rules, the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (the “Administration Measures”) and other applicable PRC laws or regulations (collectively the “Tax Related Laws”), where any gain derived by a non-resident investor from the sale or transfer of Antelope Enterprises’ securities is subject to any income tax in the PRC, and such non-resident investor fails to file any tax return or pay tax in this regard pursuant to the Tax Related Laws, such investor may be subject to certain fines, penalties or punishments, including without limitation: (1) if the non-resident investor fails to file a tax return and present the relevant information in connection with tax payments, the competent tax authorities shall order it to do so within the prescribed time limit and may impose a fine up to RMB 2,000, and in egregious cases, may impose a fine ranging from RMB 2,000 to RMB 10,000; (2) if the non-resident investor fails to file a tax return or fails to pay all or part of the amount of tax payable, the non-resident investor shall be required to pay the unpaid tax amount payable, a surcharge on overdue tax payments (the daily surcharge is 0.05% of the overdue amount, beginning from the day the deferral begins) and a fine ranging from 50% to 500% of the unpaid amount of the tax payable; (3) if the non-resident investor fails to file a tax return and to pay the tax within the prescribed time limit according to the order by the PRC tax authorities, the PRC tax authorities may collect and check information about the income receivable by the non-resident investor in the PRC from other payers (the “Other Payers”) who will pay amounts to such non-resident investor, and send a “Notice of Tax Issues” to the Other Payers to collect and recover the tax payable and overdue fines imposed on such non-resident investor from the amounts otherwise payable to such non-resident investor by the Other Payers; (4) if the non-resident investor fails to pay the tax payable within the prescribed time limit as ordered by the PRC tax authorities, a fine may be imposed on the non-resident investor ranging from 50% to 500% of the unpaid tax payable, and the PRC tax authorities may, upon approval by the director of the tax bureau (or sub-bureau) of, or higher than, the county level, take the following compulsory measures: (i) notify in writing the non-resident investor’s bank or other financial institution to withhold from the account thereof for payment of the amount of tax payable, and (ii) detain, seal off, or sell by auction or on the market the non-resident investor’s commodities, goods or other property in a value equivalent to the amount of tax payable; or (5) if the non-resident investor fails to pay all or part of the amount of tax payable or surcharge for overdue tax payment, and cannot provide a guarantee to the PRC tax authorities, the tax authorities may notify the frontier authorities to prevent the non-resident investor or its legal representative from leaving the PRC.

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United States Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of Antelope Enterprises’ securities.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of Antelope Enterprises’ securities that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of our securities that is described above is referred to herein as a “U.S. Holder.” If a beneficial owner of Antelope Enterprises’ securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the “Code,” its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

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This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder of Antelope Enterprises’ securities based on such holder’s individual circumstances. In particular, this discussion considers only holders that own and hold Antelope Enterprises’ securities as capital assets within the meaning of Section 1221 of the Code. This discussion also does not address the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	certain expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 5% or more of Antelope Enterprises’ voting shares;

●	persons that acquired Antelope Enterprises’ securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold Antelope Enterprises’ securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	controlled foreign corporations; or

●	passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws, or, except as discussed herein, any tax reporting obligations of a holder of Antelope Enterprises’ securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Antelope Enterprises’ securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Antelope Enterprises’ securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) in respect to the Antelope Enterprises’ securities and any consideration received (or deemed received) by a holder in connection with the sale or other disposition of such securities will be in U.S. dollars.

Antelope Enterprises has not sought, and will not seek, a ruling from the Internal Revenue Service, or “IRS,” or an opinion of counsel, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

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U.S. Holders

Taxation of Cash Distributions Paid on Shares

Subject to the passive foreign investment company, or “PFIC,” rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on the shares of Antelope Enterprises. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of current or accumulated earnings and profits of Antelope Enterprises (as determined for U.S. federal income tax purposes). Such dividend generally will not be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The portion of such cash distribution, if any, in excess of such earnings and profits will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted basis in its shares in Antelope Enterprises. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such shares.

With respect to non-corporate U.S. Holders, such dividends may be subject to U.S. federal income tax at the lower applicable regular long-term capital gains tax rate (see “-Taxation on the Disposition of Securities” below) provided that (1) the shares of Antelope Enterprises are readily tradable on an established securities market in the United States or, in the event Antelope Enterprises is deemed to be a Chinese “resident enterprise” under the EIT Law, Antelope Enterprises is eligible for the benefits of the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the “U.S.-PRC Tax Treaty,” (2) Antelope Enterprises is not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. Under published IRS authority, shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the NASDAQ Stock Market. Although Antelope Enterprises’ shares are currently listed and traded on the NASDAQ Stock Market, it cannot guarantee that its shares will continue to be listed or traded on the NASDAQ Stock Market. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to the shares of Antelope Enterprises.

If a PRC income tax applies to any cash dividends paid to a U.S. Holder on the shares of Antelope Enterprises, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to such dividends, such U.S. Holder may be entitled to certain benefits under the U.S.-PRC Tax Treaty if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of the securities in Antelope Enterprises, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

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The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum regular rate of 20%. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations.

If a PRC income tax applies to any gain from the disposition of the securities in Antelope Enterprises by a U.S. Holder, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any gain, such U.S. Holder may be entitled to certain benefits under the U.S.-PRC Tax Treaty if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Additional Taxes

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, without limitation, dividends on, and gains from the sale or other taxable disposition of, Antelope Enterprises’ securities, subject to certain limitations and exceptions. Under regulations, in the absence of a special election, such unearned income generally would not include income inclusions under the qualified electing fund, or QEF, rules discussed below under “ Passive Foreign Investment Company Rules,” but would include distributions of earnings and profits from a QEF. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of Antelope Enterprises’ securities.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the composition (and estimated values) of the assets and the nature of the income of Antelope Enterprises and its subsidiaries during its 2022 taxable year, Antelope Enterprises does not believe that it was treated as a PFIC for such year. However, because Antelope Enterprises has not performed a definitive analysis as to its PFIC status for its 2015 taxable year, there can be no assurance in respect to its PFIC status for such year. There also can be no assurance with respect to Antelope Enterprises’ status as a PFIC for its current (2023) taxable year or any future taxable year.

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If Antelope Enterprises is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Antelope Enterprises’ shares and, the U.S. Holder did not make a timely QEF election for Antelope Enterprises’ first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) shares, a QEF election along with a purging election or a mark-to-market election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of its shares; and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the shares of Antelope Enterprises during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of the first taxable year of Antelope Enterprises in which Antelope Enterprises qualified as a PFIC will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to its shares in Antelope Enterprises by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of Antelope Enterprises’ net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which Antelope Enterprises’ taxable year ends if Antelope Enterprises is treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

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The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from Antelope Enterprises. Upon request from a U.S. Holder, Antelope Enterprises will endeavor to provide to the U.S. Holder, no later than 90 days after the request, such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that Antelope Enterprises will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to its shares in Antelope Enterprises, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for Antelope Enterprises’ first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a QEF election, along with a purge of the PFIC taint pursuant to a purging election, as described below), any gain recognized on the sale or other taxable disposition of such shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for regular U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to Antelope Enterprises’ PFIC status will be made annually, an initial determination that it is a PFIC generally will apply for subsequent years to a U.S. Holder who held shares of Antelope Enterprises while it was a PFIC, whether or not it met the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for Antelope Enterprises’ first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) shares in Antelope Enterprises, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of Antelope Enterprises that ends within or with a taxable year of the U.S. Holder and in which Antelope Enterprises is not a PFIC. On the other hand, if the QEF election is not effective for each of the taxable years of Antelope Enterprises in which Antelope Enterprises is a PFIC and during which the U.S. Holder holds (or is deemed to hold) shares in Antelope Enterprises, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold its shares for their fair market value on the “qualification” date. The qualification date is the first day of Antelope Enterprises’ tax year in which it qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.

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Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) shares in Antelope Enterprises and for which Antelope Enterprises is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income for each year that Antelope Enterprises is treated as a PFIC, the excess, if any, of the fair market value of its shares at the end of its taxable year over the adjusted tax basis in its shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its shares over the fair market value of its shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the shares in a taxable year in which Antelope Enterprises is treated as a PFIC generally will be treated as ordinary income. Special tax rules may apply if a U.S. Holder makes a mark-to-market election for a taxable year after the U.S. Holder holds (or is deemed to hold) the shares and for which Antelope Enterprises is determined to be a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ Stock Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although Antelope Enterprises’ shares are currently listed and traded on the NASDAQ Stock Market, it cannot guarantee that its shares will continue to be listed or traded on the NASDAQ Stock Market. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to the shares of Antelope Enterprises under their particular circumstances.

If Antelope Enterprises is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder of Antelope Enterprises’ shares generally should be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Antelope Enterprises receives a distribution from, or disposes of all or part of its interest in, or the U.S. Holder were otherwise deemed to have disposed of an interest in, the lower-tier PFIC. Upon request, Antelope Enterprises will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower- tier PFIC. However, there is no assurance that Antelope Enterprises will have timely knowledge of the status of any such lower-tier PFIC or will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such a lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

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A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of shares in Antelope Enterprises should consult their own tax advisors concerning the application of the PFIC rules to such shares under their particular circumstances.

Non-U.S. Holders

Cash dividends paid or deemed paid to a Non-U.S. Holder in respect to its securities in Antelope Enterprises generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of securities in Antelope Enterprises unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

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Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on the securities of Antelope Enterprises within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of securities of Antelope Enterprises by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term also may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our securities.

Moreover, backup withholding of U.S. federal income tax at a rate of 28% generally will apply to dividends paid on the securities of Antelope Enterprises to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of securities of Antelope Enterprises by a U.S. Holder (other than an exempt recipient), in each case who (a) fails to provide an accurate taxpayer identification number; (b) is notified by the IRS that backup withholding is required; or (c) in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

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Transfer agent and registrar

Our transfer agent and registrar is Transhare Corporation. Its address is 17755 North US Highway 19 Suite 140, Clearwater, Fl 33764 and its telephone number is (303) 662-1112.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale from time to time by the Selling Shareholders of any or all of the Class A Ordinary Shares that have been or may be issued by us to the Selling Shareholders under the Subscription Agreement. Except for the transactions contemplated by the Subscription Agreement, the Selling Shareholders do not, and have not had, any material relationship with us.

The table below presents information regarding the Selling Shareholders and the Class A Ordinary Shares that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholder. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the Class A Ordinary Shares that the Selling Shareholder may offer under this prospectus. The Selling Shareholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Ordinary Shares with respect to which the Selling Shareholder has voting and investment power. The number of shares that may actually be sold by us under the Subscription Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus.

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering		Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus		Number of Ordinary Shares Owned After Offering
Yina Weng	1,650,000	(1)	1,150,000	(2)	500,000
Jia Zeng	150,000	(1)	150,000	(2)	-
Dafu International Group Ltd.(4)	-	(3)	10,000,000		-
Baisheng International Group Ltd.(5)	-	(3)	10,000,000		-
Hongfeng International Group Ltd.(6)	-	(3)	10,000,000		-

(1)	consists of 1,150,000 Class A Ordinary Shares issued upon exercise of the Warrant held by Yina Weng on June 28, 2024, and 500,000 Class A Ordinary Shares purchased by Yina Weng pursuant to a securities purchase agreement dated July 31, 2024.

(2)	Represents the total number of Class A Ordinary Shares issued upon exercise of the Warrant held by Jia Zeng on June 28, 2024.

(3)	We have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Shareholders may be required to purchase under the Subscription Agreements, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Subscription Agreements, the satisfaction of which are entirely outside of Selling Shareholders’ control, including the registration statement that includes this prospectus becoming and remaining effective.

(4)	Dafu International Group Ltd. is a British Virgin Islands company. Shulan Zhao is its sole director. Dafu is owned by Shulan Zhao (7.1%), Hailin Huang (13.8%), and Min Yu (79.2%) respectively. The registered address for Dafu International Group Ltd. is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(5)	Baisheng International Group Ltd. is a British Virgin Islands company. Siyu Yang is its sole director. Baisheng is owned by Siyu Yang (13.3%), Tianxu Huang (29.1%), and Ze Yang (57.6%), respectively. The registered address for Baisheng International Group Ltd. is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(6)	Hongfeng International Group Ltd. is a British Virgin Islands company. Liang Xu is its sole director. Hongfeng is owned by Yujun Zhong (8.6%), Chaojian Lin (11.4%), Liang Xu (8.6%) and Jianhua Wang (71.4%), respectively. The registered address for Hongfeng International Group Ltd. is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

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PLAN OF DISTRIBUTION

On March 25, 2024, we entered into the Subscription Agreements with Dafu and Baisheng. On June 25, 2024, we entered into the same Subscription Agreement with Hongfeng. The Subscription Agreements provide that, upon the terms and subject to the conditions set forth therein, the Investors are committed to purchase up to 30,000,000 of our Class A Ordinary Shares over an approximately 36-month (for Hongfeng, 33-month) commitment period. From time to time, and at our sole discretion, we may present the Investors with advance notices to purchase our Class A Ordinary Shares. The shares would be purchased pursuant to the Subscription Agreements at a per share purchase price equal to the lesser of (i) the average closing price of the Class A Ordinary Shares during the for the three consecutive trading days commencing on the applicable advance notice date, as set forth in the Subscription Agreement, or (ii) $1.12. The maximum principal amount available under each Subscription Agreement is $11,200,000 and, collectively under the three Subscription Agreements, $33,600,000. The Subscription Agreements are effective upon the date thereof and will expire on the date when they are terminated in accordance with the terms and conditions set forth therein. Each Subscription Agreements will be terminated automatically on the earliest of (i) April 1, 2027 or (ii) the date on which the Investor shall have made payment for all 10,000,000 Class A Ordinary Shares. Each Subscription Agreement may be also terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

In addition, as disclosed in our current report on Form 6-K filed with the SEC on June 27, 2024, we terminated a standby equity subscription agreement with Dongsheng International Group Co., Ltd. (“Dongsheng”) on June 25, 2024, pursuant to a termination and mutual release agreement. The terminated subscription agreement was entered into on March 25, 2024 and was in the same form as the Subscription Agreement. As of the termination date (i.e. June 25, 2024) of the subscription agreement with Dongsheng, we have not sold and Dongsheng has not purchased any Class A Ordinary Shares pursuant to such subscription agreement.

On February 23, 2024, the Company entered the Securities Purchase Agreement, pursuant to which, on February 23, 2024, the Company issued to the Warrant Holders the Warrants to purchase up to an aggregate of 1,300,000 Class A Ordinary Shares, at an initial exercise price equal to $1.10 per share. The Warrants were exercisable at any time on or after the date of issuance and will expire on the fifth anniversary of the issuance date. The Warrant Holders fully exercised the Warrants at the exercise price of $1.10 per share on June 28, 2024.

The Class A Ordinary Shares offered by this prospectus are being offered by the Selling Shareholders. Each Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the Subscription Agreement to provide customary indemnification to Selling Shareholders.

It is possible that our shares may be sold from time to time by Selling Shareholders in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	to a broker-dealer as principal and resale by the broker-dealer for its account; or

●	a combination of any such methods of sale.

Each Selling Shareholder agreed that, during the term of the Subscription Agreement, it shall not engage in any short sales or hedging transactions with respect to our Class A Ordinary Shares, provided that upon receipt of an advance notice, the Selling Shareholder may sell shares that it is obligated to purchase under such advance notice prior to taking possession of such shares.

The Selling Shareholders and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Class A Ordinary Shares by Selling Shareholders or any unaffiliated broker-dealer. Under these rules and regulations, Selling Shareholders and any unaffiliated broker-dealer:

●	may not engage in any stabilization activity in connection with our securities;

●	must furnish each broker which offers shares of our common stock covered by the prospectus and accompanying prospectus that are a part of our Registration Statement with the number of copies of such prospectus and accompanying prospectus which are required by each broker; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the Class A Ordinary Shares by Selling Shareholders and any unaffiliated broker-dealer.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the Class A Ordinary Shares covered by this prospectus by the Selling Shareholder. We estimate that our total expenses for the offering will be approximately $150,000.

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EXPENSES

Set forth below is an itemization of the total expenses expected to be incurred by us in connection with the offer and sale of the securities. With the exception of the SEC registration fee, all amounts are estimates:

SEC registration fee	$5,170.43
Printer fees and expenses	$1,000
Legal fees and expenses	$70,000
Accounting and professional fees and expenses	$20,000
Miscellaneous	$5,000
Total	$98,170.43

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Harney Westwood & Riegels LP. Legal matters as to PRC law will be passed upon for us by Sichuan Jindouyun Law. Hunter Taubman Fischer & Li LLC may rely upon Harney Westwood & Riegels with respect to matters governed by British Virgin Islands law and Sichuan Jindouyun Law with respect to matters governed by PRC law.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by ARK PRO CPA & Co. and Centurion ZD CPA & Co., an independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our officers and directors, except for Weilai Zhang, our Chief Executive Officer and Chairman of the Board, Houyou Zhang and Huashu Yuan, our directors, and some of the experts named in this prospectus, are residents of PRC or elsewhere outside of the U.S., and the majority of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S.

The majority of our operations and records, and our Chief Financial Officer are located and reside in the PRC. Our shareholders have limited ability to assert and collect on claims in litigation against us and our principals. In addition, corporate organization and structure could further impede the ability of a person to prove a claim or collect on a judgment against the Company. Finally, China has very restrictive secrecy laws that prohibit the delivery of many of the financial records maintained by a business located in China to third parties absent Chinese government approval. Since discovery is an important part of proving a claim in litigation, and since most if not all of the Company’s records are in China, Chinese secrecy laws could frustrate efforts to prove a claim against the Company or its management. In order to commence litigation in the United States against an individual such as an officer or director, that individual must be served. While directors and officers of a Delaware corporation are routinely served for purposes of a suit against them in Delaware for breach of fiduciary duty and there are means of serving individuals who reside outside the United States in other litigation, generally service requires the cooperation of the country in which a defendant resides. China has a history of failing to cooperate in efforts to effect such service upon Chinese citizens in China. These and other similar PRC laws and regulations could substantially impair our shareholders abilities to investigate and prosecute claims against our Company, our officers and our directors.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Class A Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited interim financial information.

We maintain a corporate website at https://www.aehltd.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

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INDEX TO FINANCIAL STATEMENTS

ANTELOPE ENTERPRISE HOLDINGS LTD.

CONSOLIDATED FINANCIAL STATEMENTS

REMINBI (“RMB”) IN THOUSANDS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Antelope Enterprise Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Antelope Enterprises Holdings Limited and subsidiaries (the “Company”) as of December 31, 2023, and the related consolidated statements of comprehensive income (loss), changes in equity and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with International Financial Reporting Standards issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ ARK Pro CPA & Co
ARK Pro CPA & Co
We have served as the Company’s auditor since 2023.

Hong Kong, China

May 10, 2024

PCAOB Firm ID: 3299

F-2

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室

Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

Email 電郵: info@czdcpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Antelope Enterprise Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Antelope Enterprises Holdings Limited and subsidiaries (the “Company”) as of December 31, 2022, and the related consolidated statements of comprehensive income (loss), changes in equity and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with International Financial Reporting Standards issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-3

Inventory write-down in discontinued operations

As described in Note 2.8 of the consolidated financial statements, inventories are stated at the lower of cost and net realizable value, with cost determined on a weighted-average basis. Write-down of potential obsolete or slow moving inventories is recorded based on management’s assumptions about future demands, product trends and market conditions. As described in Note 16 of the consolidated financial statements, the Company recorded a reversal of inventory impairment charges on inventories held by discontinued operations of RMB 4.0 million for the year ended December 31, 2022. Inventories include items that have been written down to the Company’s best estimate of their realizable value, which includes consideration of various factors. The net inventories amounting to RMB 28.7 million were held by Jinjiang Hengda Ceramics Co., Limited, a subsidiary of a disposal group whose assets were classified as held for sale as of December 31, 2022, as described in Note 30.

We identified the inventory write-down in discontinued operations as a critical audit matter. The Company’s determination of future markdowns is subjective. Specifically, there was a high degree of subjective auditor judgment in evaluating how the Company’s merchandising strategy considerations and related inventory markdown assumptions affected the realizable value of inventory.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following, among others: (i) observing the physical condition of inventories during inventory counts; (ii) evaluating the appropriateness of management’s process for developing the estimates of net realizable value; (iii) testing the reliability of reports used by management by agreeing to underlying records; (iv) testing the reasonableness of the assumptions about quality, damages, future demand, selling prices and market conditions by considering with historical trends and consistency with evidence obtained in other areas of the audit; and corroborating the assumptions with individuals within the product team; (v) assessing the Company’s adjustments of inventory costs to net realizable value for slow-moving and obsolete inventories by (1) comparing the historical estimate for net realizable value adjustments to actual adjustments of inventory costs, and (2) analyzing sales subsequent to the measurement date.

Measurement of expected credit losses on trade receivables in discontinued operations

As described in Note 17 and 30 to the consolidated financial statements, net trade receivables in discontinued operations of disposal group classified as held for sale amounted to RMB 11.7 million. The valuation of trade receivables requires management judgement due to the credit risks associated with each individual trade receivable account. Management assesses the recoverability of trade receivables by reviewing customers’ aging profile, credit history, collection period and status of subsequent settlement, and determines whether an impairment provision is required.

We identified the expected credit loss (“ECL”) as a critical audit matter. The Company’s determination of future credit loss is subjective. Specifically, there was a high degree of subjective auditor judgment in evaluating how the Company’s credit granting policies and related accounts receivable written down assumptions affected the net accounts receivable balance.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following, among others: (i) obtaining an understanding of the Company’s credit control procedures and assessing the design, implementation and operating effectiveness of key internal controls over granting of credit to customers; (ii) evaluating the appropriateness of management’s process for developing the ECL model, related assumptions and considerations; (iii) testing a sample of the data used in the ECL model to the underlying records; (iv) evaluating the ECL model calculations, agreeing the data inputs and checking the mathematical accuracy of the calculations; (v) comparing the Company’s definition of default, as outlined in the accounting policy against the definition that Company uses for credit risk management; (vi) assessing the Company’s adjustments of provision for credit loss to net accounts receivable collection period for slow-collecting and aging outstanding accounts receivable balance by (1) comparing the historical estimate for net provision value adjustments to actual adjustments of accounts receivable balance, (2) analyzing accounts receivable collection and recovery time subsequent to the measurement date; and (3) assessing the disclosures in the consolidated financial statements are appropriate and adequate.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.
We have served as the Company’s auditor since 2016. Hong Kong, China
May 1, 2023

PCAOB ID: 2769

F-4

ANTELOPE ENTERPRISE HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		As of December 31, 2023	As of December 31, 2022
	Notes	RMB’000	RMB’000

ASSETS AND LIABILITIES
NONCURRENT ASSETS
Property and equipment, net	12	1,146	1,006
Intangible assets, net	14	4	6
Right-of-use assets, net	23	-	469
Loan receivable	10	36,780	-
Note receivable	11	49,340	-
Total noncurrent assets		87,270	1,481

CURRENT ASSETS
VAT receivables		-	142
Other receivables and prepayments	18	20,380	19,180
Available-for-sale financial assets	15	700	8,523
Due from related parties		9,344	-
Restricted cash	19	-	2,069
Cash and bank balances	19	3,808	3,936
Total current assets		34,232	33,850

Assets classified as held for sale		-	74,675

Total assets		121,502	110,006

CURRENT LIABILITIES
Trade payables	20	-	3,079
Accrued liabilities and other payables	21	1,532	799
Unearned revenue		192	-
Amounts owed to related parties	28	553	1,291
Note payable	24	7,597	-
Lease liabilities	23	-	328
Taxes payable	22	1,993	582
Total current liabilities		11,867	6,079

NET CURRENT ASSETS		22,365	27,771

NONCURRENT LIABILITIES
Lease liabilities	23	-	157
Note payable	24	7,394	8,775
Total noncurrent liabilities		7,394	8,932

Liabilities directly associated with assets classified as held for sale		-	88,530

Total liabilities		19,261	103,541

NET ASSETS		102,241	6,465

EQUITY
Reserves	26	96,942	1,047
Noncontrolling interest	2	5,299	5,418

Total equity		102,241	6,465

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ANTELOPE ENTERPRISE HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	YEARS ENDED DECEMBER 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000

Net sales	510,546	286,347	71,527

Cost of goods sold	457,493	258,431	65,493

Gross profit	53,053	27,916	6,034

Other income	3,728	2,966	32
Fair value unrealized gain of unlisted financial assets	-	130	-
Selling and distribution expenses	(52,392)	(16,380)	(24)
Administrative expenses	(89,047)	(22,757)	(15,975)
Bad debt reversal (expense)	-	2,751	(10,148)
Finance costs	(975)	(25)	(51)
Other expenses	(1,204)	(42)	(34)

Loss before taxation	(86,837)	(5,441)	(20,166)

Income tax expense	83	209	217

Net loss for the period from continuing operations	(86,920)	(5,650)	(20,383)

Discontinued operations
Gain on disposal of discontinued operations	73,846	-	-
Los from discontinued operations	(1,385)	(47,994)	(69,675)
Net loss	(14,459)	(53,644)	(90,058)

Net income (loss) attributable to :
Equity holders of the Company	(14,340)	(57,918)	(88,752)
Non-controlling interest	(119)	4,274	(1,306)
Net loss	(14,459)	(53,644)	(90,058)

Net income (loss) attributable to the equity holders of the Company arise from:
Continuing operations	(86,801)	(9,924)	(19,077)
Discontinued operations	72,461	(47,994)	(69,675)

Other comprehensive loss
Exchange differences on translation of financial statements of foreign operations	(1,838)	198	585

Total comprehensive loss	(16,297)	(53,446)	(89,473)

Total comprehensive income (loss) attributable to:
Equity holders of the Company	(16,178)	(57,720)	(88,167)
Non-controlling interest	(119)	4,274	(1,306)
Total comprehensive income (loss)	(16,297)	(53,446)	(89,473)

Total comprehensive income (loss) arise from:
Continuing operations	(88,758)	(5,452)	(19,798)
Discontinued operations	72,461	(47,994)	(69,675)

Income (loss) per share attributable to the equity holders of the Company
Basic (RMB)
-- from continuing operations	(39.10)	(11.90)	(37.10)
-- from discontinued operations	32.64	(57.30)	(135.40)
Diluted (RMB)
-- from continuing operations	(39.10)	(11.90)	(37.10)
-- from discontinued operations	27.98	(57.30)	(135.40)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ANTELOPE ENTERPRISE HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Share premium	Reverse recapitalization reserve	Merger reserve	Share-based payment reserves	Statutory reserve	Capital reserve	Retained earnings	Currency translation reserve	Total	Noncontrolling Interest	Total Equity
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
Notes				26

Balance at January 1, 2021	718,399	(507,235)	58,989	126,164	135,343	61,266	(494,068)	(1,509)	97,349	-	97,349

Net loss for the period	-	-	-	-	-	-	(88,752)	-	(88,752)	(1,306)	(90,058)
Exchange difference on transaction of financial statements of foreign operations	-	-	-	-	-	-	-	585	585	-	585
Total comprehensive income for the period	-	-	-	-	-	-	(88,752)	585	(88,167)	(1,306)	(89,473)
Issuance of new shares for equity financing	29,587	-	-		-	-	-	-	29,587	-	29,587
Warrants exercised	10,258	-	-	-	-	-	-	-	10,258	-	10,258
Equity compensation - employee share-based compensation	17	-	-	1,818	-	-	-	-	1,835	-	1,835
Balance at December 31, 2021	758,261	(507,235)	58,989	127,982	135,343	61,266	(582,820)	(924)	50,862	(1,306)	49,556

Net income (loss) for the period	-	-	-	-	-	-	(57,918)	-	(57,918)	4,274	(53,644)
Exchange difference on transaction of financial statements of foreign operations	-	-	-	-	-	-	-	198	198	-	198
Total comprehensive loss for the period	-	-	-	-	-	-	(57,918)	198	(57,720)	4,274	(53,446)
Issuance of new shares for equity financing	5,725	-	-	-	-	-	-	-	5,725	-	5,725
Additional paid in capital	-	-	-	-	-	-	-	-	-	2,450	2,450
Equity compensation - employee share-based compensation	69	-	-	2,111	-	-	-	-	2,180	-	2,180
Balance at December 31, 2022	764,055	(507,235)	58,989	130,093	135,343	61,266	(640,738)	(726)	1,047	5,418	6,465

Net loss for the period	-	-	-	-	-	-	(14,340)	-	(14,340)	(119)	(14,459)
Exchange difference on transaction of financial statements of foreign operations	-	-	-	-	-	-	-	(1,838)	(1,838)	-	(1,838)
Total comprehensive loss for the period	-	-	-	-	-	-	(14,340)	(1,838)	(16,178)	(119)	(16,297)
Issuance of new shares for equity financing	58,929	-	-	-	-	-	-	-	58,929	-	58,929
Conversion of long-term notes into common shares	3,684	-	-	-	-	-	-	-	3,684	-	3,684
Share-based compensation expense	738	-	-	48,722	-	-	-	-	49,460	-	49,460
Balance at December 31, 2023	827,406	(507,235)	58,989	178,815	135,343	61,266	(655,078)	(2,564)	96,942	5,299	102,241

The accompanying notes are an integral part of these consolidated financial statements.

F-7

ANTELOPE ENTERPRISE HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Years ended December 31,
		2023	2022	2021
	Notes	RMB’000	RMB’000	RMB’000

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss before taxation (including 73,846,000 gain on disposal of subsidiaries in 2023)		(12,991)	(5,441)	(20,166)
Adjustments for
Operating lease charge		-	484	1,266
Depreciation of property, plant and equipment		361	255	84
Fair value gain on unlisted financial assets		-	(130)	-
Gain on disposal of subsidiaries	30	(73,846)	-	-
Loan forgiveness by related party	28	(1,160)	-	-
Loss on convertible note	24	1,267	-	-
Standstill fee on note payable		682	-	-
Reversal of bad debt of trade receivables		-	(2,751)	10,148
Share based compensation	25	49,459	2,180	1,835
Interest expense on lease liability	6	-	25	51
Amortization of OID of convertible note	24	446	15	-
Operating cash flows before working capital changes		(35,782)	(5,363)	(6,782)
Decrease in trade receivables		-	4,292	(5,374)
Decrease (Increase) in other receivables and prepayments		(1,216)	(898)	(19,936)
Increase in loan receivable		(36,780)	-	-
Increase (Decrease) in trade payables		(3,079)	464	2,602
Increase (Decrease) in unearned revenue		192	(15,545)	15,545
Decrease in taxes payable		1,614	(958)	(163)
Increase (Decrease) in accrued liabilities and other payables		731	(2,100)	2,712
Cash used in operations		(74,320)	(20,108)	(11,396)
Interest paid		-	-	-
Income tax paid		(144)	(326)	(41)
Net cash generated from operating activities from discontinued operations		14,118	4,982	3,314

Net cash used in operating activities		(60,346)	(15,452)	(8,123)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets		(500)	(22)	(1,279)
Acquisition of intangible assets		-	(6)	-
Decrease in notes receivable		9,404	-	-
Decrease in available-for-sale financial asset		7,823	(8,393)	-
Decrease (Increase) in restricted cash		2,069	(2,069)	-
Cash disposed as a result of disposal of subsidiaries	30	(256)	-	-
Net cash used in investing activities from discontinued operations		-	-	-

Net cash generated from (used in) investing activities		18,540	(10,490)	(1,279)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for lease liabilities		-	(358)	(1,144)
Insurance of share capital for equity financing	25	58,929	5,724	29,586
Warrants exercised		-	-	10,258
Capital contribution from noncontrolling interest		-	2,450	-
Proceeds from promissory note		7,100	8,759	-
Due from related parties	28	(9,344)	-	-
Advance from related parties	28	423	-	-
Net cash used in financing activities from discontinued operations		(14,303)	(14,303)	(14,303)

Net cash generated from financing activities		42,805	2,272	24,397

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS		999	(23,670)	14,995
CASH & EQUIVALENTS (INCLUDING CASH CLASSIFIED AS HELD FOR SALE OF RMB 306,000), BEGINNING OF YEAR		4,242	27,880	12,344
EFFECT OF FOREIGN EXCHANGE RATE DIFFERENCES		(1,433)	32	541

CASH & EQUIVALENTS, END OF YEAR		3,808	4,242	27,880

ANALYSIS OF BALANCES OF CASH AND CASH EQUIVALENTS:
Cash and cash equivalents		3,808	3,936	27,880
Cash and cash equivalents included in assets classified as held for sale		-	306	-
		3,808	4,242	27,880

The accompanying notes are an integral part of these consolidated financial statements.

F-8

ANTELOPE ENTERPRISE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Years Ended December 31, 2021, 2022 and 2023

1. GENERAL INFORMATION

Antelope Enterprise Holdings Limited (“Antelope Enterprises” or the “Company”), formerly known as China Ceramics Co., Ltd (“CCCL”), is a British Virgin Islands company operating under the BVI Business Companies Act (2004) with its shares listed on the NASDAQ (“symbol: AEHL”). Its predecessor company, China Holdings Acquisition Corp. (“CHAC”), was incorporated in Delaware on June 22, 2007, and was organized as a blank check company for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business, that has its principal operations in Asia. The Company has no operations and has no assets or liabilities of consequence outside its investments in its operating subsidiaries. The head office of the Company is located at Junbing Industrial Zone, Jinjiang City, Fujian Province, the People’s Republic of China (“PRC”).

On November 20, 2009, CHAC merged with and into Antelope Enterprises, its wholly owned British Virgin Islands subsidiary, with Antelope Enterprise surviving the merger (the “Redomestication”). On the same day, pursuant to the terms of a merger and stock purchase agreement dated August 19, 2009 (the “acquisition agreement”), Antelope Enterprise acquired all of the outstanding securities of Success Winner Limited (“Success Winner”) held by Mr. Wong Kung Tok in exchange for US$10.00 and 5,743,320 shares of Antelope Enterprise (the “Success Winner Acquisition”). The total number of issued and outstanding shares of Antelope Enterprise immediately after the acquisition was 8,950,171.

Prior to the Success Winner Acquisition on November 20, 2009, neither CHAC nor Antelope Enterprises had an operating business.

Jinjiang Hengda Ceramics Co., Ltd. (“Hengda”), which became the operating entity of Antelope Enterprise in connection with the Success Winner Acquisition, was established on September 30, 1993 under the laws of PRC with 15% of its equity interest owned by Fujian Province Jinjiang City Anhai Junbing Hengda Construction Material Factory (“Anhai Hengda”) and 85% owned by Chi Wah Trading Import and Export Company (“Chi Wah”). Chi Wah is a sole proprietor under the laws of Hong Kong with its legal and equitable interest solely owned by Mr. Wong Kung Tok. Anhai Hengda was owned by Mr. Wong Kung Tok’s family, which was considered an act-in-concert party of Mr. Wong Kung Tok for accounting purposes.

Hengda is principally engaged in the manufacture and sale of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings.

Hengda’s owners reorganized the corporate structure in 2008 and 2009 (the “Hengda Reorganization” or the “Reorganization”), as follows:

Stand Best Creation Limited (“Stand Best”) was established on January 17, 2008 under the laws of Hong Kong with its paid-up share capital being HK$1.00 divided into 1 ordinary share solely owned by Mr. Wong Kung Tok. Stand Best acquired 100% of Hengda’s equity interest from Anhai Hengda and Chi Wah on April 1, 2008 at the consideration of RMB 58,980,000.

Success Winner Limited (“Success Winner”) was incorporated in the British Virgin Islands on May 29, 2009 as a limited liability company. Its paid-up and issued capital is US$1 divided into 1 ordinary share solely owned by Mr. Wong Kung Tok.

On June 30, 2009, through a capitalization agreement between Mr. Wong Kung Tok and Stand Best, Stand Best capitalized a shareholder loan due to Mr. Wong Kung Tok in the amount of HK$ 67.9 million (equivalent to approximately RMB 58.9 million) through the issuance of an aggregate of 9,999 ordinary shares of HK$ 1.00 par value which Mr. Wong Kung Tok allotted to Success Winner.

F-9

On the same date, Mr. Wong Kung Tok transferred his ownership of the remaining 1 ordinary share of Stand Best to Success Winner, thus making Success Winner the sole parent company of Stand Best.

On January 8, 2010, Hengda completed the acquisition of all voting equity interests of Jiangxi Hengdali Ceramic Materials Co., Ltd. (“Hengdali” or the “Gaoan Facility”), located in Gaoan, Jiangxi Province (the “Hengdali Acquisition”). Hengdali manufactures and sells ceramics tiles used for exterior siding and for interior flooring. In total, Hengda assumed loans of RMB 60.0 million and paid cash consideration of RMB 185.5 million for the acquisition.

On September 22, 2017, Success Winner incorporated a 100% owned subsidiary Vast Elite Limited (“Vast Elite”) in Hong Kong with an initial registered capital of HKD1. Vast Elite is a holding company and had no material operations during the year ended December 31, 2019.

On November 20, 2019, Vast Elite incorporated a 100% owned subsidiary Chengdu Future Talented Management and Consulting Co, Ltd (“Chengdu Future”) in China. Chengdu Future is engaged in business management and consulting services.

On December 3, 2019, Success Winner incorporated a 100% owned subsidiary Antelope Enterprise (HK) Holdings Limited (“Antelope HK”) in Hong Kong. Antelope HK only serves the purpose of a holding company.

On May 5, 2020, Antelope HK incorporated a 100% owned subsidiary Antelope Holdings (Chengdu) Co., Ltd (“Antelope Chengdu”) in China. Antelope Chengdu is engaged in business management and consulting services.

On August 10, 2021, Antelope HK incorporated a 100% owned subsidiary Hainan Antelope Holdings Co., Ltd (“Antelope Hainan”) in China. Antelope Hainan is engaged in business management and consulting services. Antelope Hainan does not have any operations as of this report date.

On August 11, 2021, Antelope HK incorporated a 100% owned subsidiary Antelope Future (Yangpu) Investment Co., Ltd (“Antelope Yangpu”) in China. Antelope Yangpu is engaged in business management and consulting services. Antelope Yangpu does not have any operations as of this report date.

On August 23, 2021, Antelope Hainan incorporated a 100% owned subsidiary Antelope Investment (Hainan) Co., Ltd (“Antelope Investment”) in China. Antelope Investment is engaged in business management and consulting services. Antelope Investment does not have any operations as of this report date.

On September 9, 2021, Antelope Future incorporated a 100% owned subsidiary Antelope Ruicheng Investment (Hainan) Co., Ltd (“Antelope Ruicheng”) in China. Antelope Ruicheng is engaged in business management and consulting services. Antelope Ruicheng does not have any operations as of this report date.

On September 18, 2021, Antelope Ruicheng incorporated a 51% owned subsidiary Hainan Kylin Cloud Services Technology Co., Ltd ((“Hainan Kylin”) in China. Hainan Kylin is engaged in the business management and consulting services for livestreaming ecommerce industry.

On October 28, 2022, Hainan Kylin incorporated a 100% owned subsidiary Hangzhou Kylin Cloud Services Technology Co., Ltd (“Hangzhou Kylin”) in China. Hangzhou Kylin is engaged in business management and consulting services for the livestreaming ecommerce industry.

On November 2, 2022, Hainan Kylin incorporated a 100% owned subsidiary Anhui Kylin Cloud Services Technology Co., Ltd (“Anhui Kylin”) in China. Anhui Kylin is engaged in business management and consulting services for the livestreaming ecommerce industry.

On January 4, 2023, Antelope Enterprise Holdings Limited incorporated a 100% owned subsidiary Antelope Enterprise Holding USA Inc (Antelope USA) in Delaware. Antelope USA is a holding company with no material operations.

F-10

On February 15, 2023, Hainan Kylin incorporated a 100% owned subsidiary Wenzhou Kylin Cloud Services Technology Co., Ltd (“Wenzhou Kylin”) in China. Wenzhou Kylin is engaged in business management and consulting services for the livestreaming ecommerce industry.

On August 15, 2023, Hainan Kylin incorporated a 100% owned subsidiary Hubei Kylin Cloud Services Technology Co., Ltd (“Hubei Kylin”) in China. Hubei Kylin is engaged in business management and consulting services for the livestreaming ecommerce industry.

On August 18, 2023, Hainan Kylin incorporated a 100% owned subsidiary Jiangxi Kylin Cloud Services Technology Co., Ltd (“Jiangxi Kylin”) in China. Jianxi Kylin is engaged in business management and consulting services for the livestreaming ecommerce industry.

Since the ceramic tiles manufacturing business of the Company has experienced significant hurdles due to the significant slowdown of the real estate sector and the impacts of COVID-19 in China, the Company plans to divest its ceramic tiles manufacturing business, which is conducted through the Company’s subsidiaries, Stand Best, Hengda and Hengdali (the “Target”).

On December 30, 2022, Stand Best and an unaffiliated entity, New Stonehenge Limited, entered into a purchase agreement, pursuant to which, Stand Best agreed to sell 100% equity interests in Hengda to New Stonehenge Limited, in exchange for a 5% unsecured promissory note with a principal amount of US$8.5 million. The promissory note will mature in four years and the 5% interest and principal amount on the note is to be paid in four annual installments. On February 21, 2023, the Company’s shareholders approved this transaction. On April 28, 2023, this transaction was closed. The has transferred its ownership of the ceramic tile manufacturing business to the New Stonehenge Limited, and New Stonehenge Limited has become the 100% owner of Hengda, which is the 100% owner of Hengdali.

On February 21, 2023, the shareholders of the Company approved and adopted an amended and restated memorandum and articles of association (the “Amended M&A”), which changed the authorized issued share capital of the Company from US$4,800,000 divided into 200,000,000 ordinary shares with a par value of US$0.024 each, to (i) 250,000,000 ordinary shares re-designated as (a) 200,000,000 Class A ordinary shares with no par value each, and (b) 50,000,000 Class B ordinary shares with no par value each, and (ii) 50,000,000 preferred shares with no par value each, (the “Re-Designation of the Authorized Capital”). Each Class A ordinary share is entitled to one (1) vote and each Class B ordinary share is entitled to twenty (20) votes. In connection with the Re-Designation of the Authorized Capital, 977,755 ordinary shares owned by Mr. Weilai (Will) Zhang then were converted into 977,755 Class B ordinary shares, and the rest of the then outstanding and issued outstanding ordinary shares were converted into Class A ordinary shares on an one-for-one basis.

F-11

Antelope Enterprise Holdings Limited and its subsidiaries’ (the “Company”) corporate structure as of December 31, 2023 is as follows:

Antelope Enterprise Holdings Limited
(BVI Company)
100%
Anteope Enterprise Holdings USA Inc
(State of Delaware)
100%
Success Winner Limited
(BVI Company)
100%
Antelope Enterprise (HK) Holdings Limited
(Hong Kong Company)
100%
Vast Elite Limited
(Hong Kong Company)
100%
Antelope Future (Yangpu) Investment Co., Ltd
(PRC WOFE Company)
100%
Hainan Antelope Holdings Co., Ltd
(PRC WOFE Company)
100%
Antelope Holdings (Chengdu) Co., Ltd
(PRC WOFE Company)
100%
Chengdu Future Talented Management and Consulting Co., Ltd
(PRC WOFE Company)
100%
Antelope Ruicheng Investment (Hainan) Co., Ltd
(PRC Company)
100%
Antelope Investment (Hainan) Co., Ltd
(PRC Company)
51%
Hainan Kylin Cloud Services Technology Co., Ltd
(PRC Company)
100%
Wenzhou Kylin Cloud Services Technology Co., Ltd.
(PRC Company)
100%
Hangzhou Kylin Cloud Services Technology Co., Ltd
(PRC Company)
100%
Anhui Kylin Cloud Services Technology Co., Ltd
(PRC Company )
100%
Hubei Kylin Clould Services Technology Co., Ltd
(PRC Company)
100%
Jiangsu Kylin Cloud Services Technology Co., Ltd.
(PRC Company)

F-12

Name	Place and date of incorporation or establishment/ operations		Nominal value of issued ordinary share /registered capital	Percentage of equity attributable to the Company		Principal activities
				Direct	Indirect

Antelope USA	Delaware, USA, January 4, 2023	US$	1,000	100	-	Holding company
Success Winner Limited	British Virgin Islands, May 29, 2009	US$	1	100	-	Investment holding

Vast Elite Limited	Hong Kong, September 22, 2017	HKD	1	-	100	Trading of building material

Chengdu Future Talented Management and Consulting Co, Ltd (note 2)	PRC, November 20, 2019	RMB	30,000,000	-	100	Business management and consulting services

Antelope Enterprise (HK) Holdings Limited	Hong Kong, December 3, 2019	HKD	10,000	-	100	Investment holding

Antelope Holdings (Chengdu) Co., Ltd (note 3)	PRC, May 9, 2020	USD	10,000,000	-	100	Business management and consulting services

Hainan Antelope Holdings Co., Ltd (note 4)	PRC, August 10, 2021	USD	10,000,000	-	100	Business management and consulting services

Antelope Future (Yangpu) Investment Co., Ltd (note 5)	PRC, August 11, 2021	USD	10,000,000	-	100	Business management and consulting services

Antelope Investment (Hainan) Co., Ltd (note 6)	PRC, August 23, 2021	RMB	50,000,000	-	100	Business management and consulting services

Antelope Ruicheng Investment (Hainan) Co., Ltd (note 7)	PRC, September 9, 2021	RMB	50,000,000	-	100	Business management and consulting services

Hainan Kylin Cloud Services Technology Co., Ltd (note 8)	PRC, September 18, 2021	RMB	5,000,000	-	51	Business management and consulting services
Hangzhou Kylin Cloud Services Technology Co., Ltd (note 9)	PRC, October 28, 2022	RMB	5,000,000	-	51	Business management and consulting services
Anhui Kylin Cloud Services Technology Co., Ltd (note 10)	PRC, November 2, 2022	RMB	5,000,000	-	51	Business management and consulting services
Wenzhou Kylin Cloud Services (note 11)	PRC, February 15, 2023	RMB	5,000,000	-	51	Business management and consulting services
Hubei Kylin Cloud Services Technology Co., Ltd (note 12)	PRC, August 15, 2023	RMB	5,000,000	-	51	Business management and consulting services
Jiangxi Kylin Cloud Services Technology Co., Ltd (note 13)	PRC, August 18, 2023	RMB	5,000,000	-	51	Business management and consulting services

Note:

1.	The registered capital of Hengda, Hengdali, Vast Elite and Antelope HK had been fully paid up.
2.	Chengdu Future is allowed to pay the registered capital in full before November 12, 2049.
3.	Antelope Chengdu is allowed to pay the registered capital in full before April 13, 2060.
4.	Hainan Antelope is allowed to pay the registered capital in full before December 31, 2041.
5.	Antelope Future is allowed to pay the registered capital in full before December 31, 2051.
6.	Antelope Investment is allowed to pay the registered capital in full before December 31, 2041.
7.	Antelope Ruicheng is allowed to pay the registered capital in full before December 31, 2051.
8.	Hainan Kylin is allowed to pay the registered capital in full before September 16, 2050.
9.	Hangzhou Kylin is allowed to pay the registered capital in full before October 21, 2042.
10.	Anhui Kylin is allowed to pay the registered capital in full before October 31, 2042.
11.	Wenzhou Kylin is allowed to pay the registered capital in full before February 15, 2043.
12.	Hubei Kylin is allowed to pay the registered capital in full before August 15, 2045.
13.	Jiangxi Kylin is allowed to pay the registered capital in full before August 15, 2053.

F-13

On September 3, 2020, the Company effected a reverse stock split, every three issued and outstanding ordinary shares as of the effective date will automatically be combined into one issued and outstanding share. Consequently, the reverse stock split will reduce the number of outstanding ordinary shares of the Company from approximately 9.2 million shares to approximately 3.1 million shares, and the par value per share will increase from $0.008 to $0.024. All outstanding stock options, warrants and other rights to purchase the Company’s ordinary shares will be adjusted proportionately as a result of the reverse stock split.

On September 18, 2023, the Company effected a one-for-ten reverse split of its issued and outstanding Class A ordinary shares. The consolidated statements of financial position as of December 31, 2023 and 2022, and consolidated statements of comprehensive loss for the years ended December 31, 2023, 2022 and 2021 were retroactively restated to reflect this reverse split.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 Basis of preparation

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”), which collective term includes all applicable individual International Financial Reporting Standards, International Accounting Standards and Interpretations issued by the IASB.

The significant accounting policies that have been used in the preparation of these consolidated financial statements are summarized below. These policies have been consistently applied to all the years presented unless otherwise stated. The adoption of new or amended IFRSs and the impacts on the Company’s financial statements, if any, are disclosed in Note 3.

The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business slowdowns or shutdowns, depress demand for the Company’s business, and adversely impact its results of operations. During the years ended December 31, 2022 and 2021, the Company faced increasing uncertainties around its estimates of revenue collectability, accounts receivable credit losses, impairment of inventory and long-lived assets. The Company expects uncertainties around its key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the COVID-19 pandemic. Its estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in its consolidated financial statements. Judgments made by management in the application of IFRSs that have significant effect on the financial statements and major sources of estimation uncertainty are discussed in Note 4. However, Since January 2023, China has dropped all COVID restrictions.

The consolidated financial statements have been prepared on the historical cost basis, except for derivative financial instruments that have been measured at fair value.

The preparation of financial statements in conformity with IFRSs requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying amounts of assets and liabilities not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgments made by management in the application of IFRSs that have significant effect on the financial statements and major sources of estimation uncertainty are discussed in Note 4.

F-14

The consolidated financial statements were approved and authorized for issue by the Board of Directors on April XX, 2024.

2.2 Basis of consolidation

(i) 100% owned Subsidiaries

The Success Winner Acquisition on November 22, 2009 has been accounted for as a reverse recapitalization. The acquisition agreement resulted in the former owner of Success Winner obtaining effective operating and financial control of the combined entity. Prior to the acquisition, Antelope Enterprise had no operating business. Accordingly, the acquisition does not constitute a business combination for accounting purposes and is accounted for as a capital transaction. That is, the transaction is in substance a reverse recapitalization, equivalent to the issuance of equity interests by Success Winner for the net monetary assets of Antelope Enterprise accompanied by a recapitalization. The consolidated financial statements are a continuation of the financial statements of Success Winner. The assets and liabilities of Antelope Enterprise are recognized at their carrying amounts at the date of acquisition with a corresponding credit to the consolidated equity and no goodwill or other intangible assets are recognized. The equity of the combined entity recognized at the date of acquisition represents the equity balances of Success Winner together with the deemed proceeds from the reverse recapitalization determined as described above. However, the equity structure presented in the consolidated financial statements (number and values of equity instruments issued) reflects the equity structure of the legal parent, Antelope Enterprise. Costs directly attributable to the transaction have been debited to equity to the extent of net monetary assets received.

Success Winner and its subsidiaries as a group is regarded as a continuing entity resulting from the Hengda Reorganization since the management of all the entities which took part in the Reorganization were controlled by the same director and shareholder before and immediately after the Reorganization. Immediately after the Reorganization, there was a continuation of the control over the entities’ financial and operating policy decision and risk and benefits to the ultimate shareholders that existed prior to the Reorganization. Accordingly, the reorganization has been accounted for as a reorganization under common control and the financial statements of Success Winner, Stand Best and Hengda have been combined on the basis of merger accounting for all periods presented.

The assets and liabilities of the combining entities or businesses are combined using the existing book values from the controlling party’s perspective. No amount is recognized as consideration for goodwill or excess of the acquirer’s interest in the net fair values of the acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of the common control combination. The consolidated statement of comprehensive income includes the results of each of the combining entities or businesses from the earliest date presented or the date of their incorporation/establishment or since the date when the combining entities or businesses first came under common control, where this is a shorter period, regardless of the date of the common control combination.

The Hengdali Acquisition on January 8, 2010 has been accounted for as a business combination using the acquisition method. Hengdali is a subsidiary of the Company, and the Company has the power to govern the financial and operating policies which accompanies its shareholding of 100% of the voting rights in Hengdali. Therefore, Hengdali as a subsidiary is fully consolidated from January 8, 2010, the date on which control was transferred to the Company.

The accounting for the Hengdali Acquisition under the acquisition method, treats the consideration transferred for the acquisition of Hengdali as the fair values of the assets transferred, the liabilities incurred and the equity interests issued by the Company. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in this business combination are measured initially at their fair values at the acquisition date.

The excess of the consideration transferred over the fair value of the identifiable net assets acquired is recorded as goodwill.

F-15

The Company’s financial statements consolidate those of the Company and all of its subsidiaries as of December 31, 2023. Subsidiaries are entities controlled by the Company. The Company controls an entity when it is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. When assessing whether the Company has power, only substantive rights (held by the Company and other parties) are considered. All subsidiaries have a reporting date of December 31.

An investment in a subsidiary is consolidated into the consolidated financial statements form the date that control commences until the date that control ceases. Inter-company transactions, balances and unrealized gains or losses on transactions between group companies are eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Company.

(ii) Non-controlling interests

Antelope Ruicheng owns 51% of Hainan Kylin, while non-controlling interest owns 49% of Hainan Kylin. Hainan Kylin 100% owns Hangzhou Kylin, Anhui Kylin, Wenzhou Kylin, Hubei Kylin and Jiangxi Kylin. Non-controlling interests in the financial results and equity of subsidiaries are shown separately in the Consolidated Statements of Comprehensive Income (Loss), Consolidated Statements of Financial Position and Consolidated Statements of Changes in Equity respectively.

2.3 Foreign currency translation

The financial statements are presented in RMB (to the nearest thousand), being the currency that best reflects the economic substance of the underlying events and circumstances relevant to the Company. The Company’s operations are conducted through the subsidiaries in the People’s Republic of China (“PRC”). The functional currency of these subsidiaries in China is Renminbi (“RMB”). The functional currency of Antelope Enterprise and Antelope HK is the United State dollars (US$). The functional currency of Vast Elite is Hong Kong dollar.

In the individual financial statements of the consolidated entities, foreign currency transactions are translated into the functional currency of the individual entity using the exchange rates prevailing at the dates of the transactions. At the reporting date, monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rates ruling at that date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the reporting date retranslation of monetary assets and liabilities are recognized in profit or loss.

Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined and are reported as part of the fair value gain or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

In the consolidated financial statements, all individual financial statements of foreign operations, originally presented in a currency different from the Company’s presentation currency, have been converted into Renminbi. Assets and liabilities have been translated into Renminbi at the closing rates at the reporting date. Income and expenses have been converted into Renminbi at the exchange rates ruling at the transaction dates, or at the average rates over the reporting period provided that the exchange rates do not fluctuate significantly. Any differences arising from this procedure have been recognized in other comprehensive income and accumulated separately in the currency translation reserve in equity.

When a foreign operation is sold, such exchange differences are reclassified from equity to profit or loss as part of the gain or loss on sale.

The translation of certain RMB amounts as of and for the year ended December 31, 2023 into US$ is included in these financial statements solely for the convenience of readers and was made at the rate of RMB 7.10 to US$1.00, which was based on the noon buying rate on December 31, 2023 in the City of New York cable transfers of RMB as certified for customers purposes by the Federal Reserve Bank of New York. Such translation should be construed as representation that RMB amounts could be converted, realized or settled into US$ at the rate stated above or at any other rate.

F-16

2.4 Property, plant and equipment

Leasehold land and buildings for own use

When a lease includes both land and building elements, the Company assesses the classification of each element as a finance or an operating lease separately based on the assessment as to whether substantially all the risks and rewards incidental to ownership of each element have been transferred to the Company, unless it is clear that both elements are operating leases in which case the entire lease is classified as an operating lease. Specifically, the minimum lease payments (including any lump sum upfront payments) are allocated between the land and the building elements in proportion to the relative fair values of the leasehold interests in the land element and building element of the lease at the inception of the lease.

To the extent the allocation of the lease payments can be made reliably, interest in leasehold land that is accounted for as an operating lease is presented as “land use rights” in the consolidated statements of financial position and is amortized over the lease term on a straight-line basis.

All buildings are depreciated over their expected useful lives of 40 years.

Other property, plant and equipment

Property, plant and equipment are stated in the consolidated statements of financial position at cost less any accumulated depreciation and any accumulated impairment losses.

Depreciation is provided to write off the cost less their residual values over their estimated useful lives as follows, using the straight-line method:

Plant and machinery	10 years
Motor vehicles	10 years
Office equipment	5 years

The assets’ residual values, depreciation methods and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

Historical cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other costs, such as repairs and maintenance, are charged to profit or loss during the financial period in which they are incurred.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

The gain or loss arising on retirement or disposal is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

2.5 Investment property

Investment properties are properties held to earn rentals or for capital appreciation.

Investment properties are initially measured at historical cost, including any directly attributable expenditure. Subsequent to initial recognition, investment properties are measured at their historical cost less any accumulated depreciation and any accumulated impairment losses.

F-17

Historical cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other costs, such as repairs and maintenance, are charged to profit or loss during the financial period in which they are incurred.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

The gain or loss arising on retirement or disposal is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

An investment property is derecognized upon disposal or when the investment property is permanently withdrawn from use or no future economic benefits are expected from its disposal. Any gain or loss arising on derecognition of the property (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in profit or loss in the period in which the item is derecognized. As a result of disposal subsidiaries, the investment property balance on the balance sheet date became zero.

2.6 Land use rights

Upfront payments made to acquire land held under an operating lease are stated at cost less accumulated amortization and any accumulated impairment losses. Amortization is calculated on a straight line basis over the leasing period of 50 years. The carrying amounts of land used rights were reclassified to right-of-use assets to conform to IFRS 16. As a result of disposal subsidiaries, the land use rights balance on the balance sheet date became zero.

2.7 Goodwill

Goodwill arising on an acquisition of a business is carried at cost as established at the date of acquisition of the business less accumulated impairment losses, if any.

For the purposes of impairment testing, goodwill is allocated to each of the Company’s cash-generating units, or groups of cash-generating units, that is expected to benefit from the synergies of the combination.

A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently whenever there is indication that the unit may be impaired. If some or all of the goodwill allocated to a cash-generating unit was acquired in a business combination during the current annual period, that unit shall be tested for impairment before the end of the current annual period. If the recoverable amount of the cash-generating unit is less than the carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit on a pro - rata basis based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

On disposal of the relevant cash generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

2.8 Inventories

Inventories are carried at the lower of cost and net realizable value. Cost is determined using the weighted average basis, and in the case of work in progress and finished goods, comprises direct materials, direct labor and an appropriate proportion of overhead.

Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and applicable selling expenses.

F-18

When inventories are sold, the carrying amount of those inventories is recognized as an expense in the period in which the related revenue is recognized. The amount of any write-down of inventories to net realizable value and all losses of inventories are recognized as an expense in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories is recognized as a reduction in the amount of inventories recognized as an expense in the period in which the reversal occurs. As a result of disposal subsidiaries, the inventory balance on the balance sheet date became zero.

2.9 Cash and cash equivalents

Cash and cash equivalents include cash at bank and in hand, demand deposits with banks and short term highly liquid investments with original maturities of three months or less that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value. For the purpose of the statement of cash flows presentation, cash and cash equivalents include bank overdrafts which are repayable on demand and form an integral part of the Company’s cash management.

2.10 Financial instruments

Financial assets and financial liabilities are recognized when a group entity becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value except for trade debtors arising from contracts with customers which are initially measured in accordance with HKFRS 15 since 1 January 2019. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets or liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Interest income which are derived from the Company’s ordinary course of business are presented as revenue.

Financial assets

Classification and subsequent measurement of financial assets (upon application of IFRS 9)

Financial assets that meet the following conditions are subsequently measured at amortized cost:

●	the financial asset is held within a business model whose objective is to collect contractual cash flows; and

●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All other financial assets are subsequently measured at fair value through profit or loss (“FVTPL”).

A financial asset is classified as held for trading if:

●	it has been acquired principally for the purpose of selling in the near term; or

F-19

●	on initial recognition it is a part of a portfolio of identified financial instruments that the Company manages together and has a recent actual pattern of short-term profit-taking; or

●	it is a derivative that is not designated and effective as a hedging instrument.

In addition, the Company may irrevocably designate a financial asset that are required to be measured at the amortized cost as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

(i) Amortized cost and interest income

Interest income is recognized using the effective interest method for financial assets measured subsequently at amortized cost. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired. For financial assets that have subsequently become credit-impaired, interest income is recognized by applying the effective interest rate to the amortized cost of the financial asset from the next reporting period. If the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognized by applying the effective interest rate to the gross carrying amount of the financial asset from the beginning of the reporting period following the determination that the asset is no longer credit impaired.

(ii) Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortized cost are measured at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized in profit or loss. The net gain or loss recognized in profit or loss includes any dividend or interest earned on the financial asset and is included in the “other gains and losses” line item.

Impairment of financial assets (upon application IFRS 9)

The Company recognizes a loss allowance for expected credit loss (“ECL”) on financial assets which are subject to impairment under IFRS 9 (including trade and other receivables, bank deposits and bank balances). ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

General approach

ECLs are recognized in two measurement bases. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

At each reporting date, the Company assesses whether the credit risk on a financial instrument has increased significantly since initial recognition. When making the assessment, the Company compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition and considers reasonable and supportable information that is available without undue cost or effort, including historical and forward looking information.

The Company considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

F-20

Financial assets at amortized cost are subject to impairment under the general approach and they are classified within the following stages for measurement of ECLs except for trade receivables which apply the simplified approach as detailed below.

Stage 1 - Financial instruments for which credit risk has not increased significantly since initial recognition and for which the loss allowance is measured at an amount equal to 12-month ECLs

Stage 2 - Financial instruments for which credit risk has increased significantly since initial recognition but that are not credit-impaired financial assets and for which the loss allowance is measured at an amount equal to lifetime ECLs

Stage 3 - Financial assets that are credit-impaired at the reporting date (but that are not purchased or originated credit-impaired) and for which the loss allowance is measured at an amount equal to lifetime ECLs

Simplified approach

For trade receivables that do not contain a significant financing component or when the Company applies the practical expedient of not adjusting the effect of a significant financing component, the Company applies the simplified approach in calculating ECLs. Under the simplified approach, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date.

The Company assesses at the end of each reporting period whether there is any objective evidence that a financial asset or a group of financial assets is impaired. An impairment exists if one or more events that occurred after the initial recognition of the asset have an impact on the estimated future cash flows of the financial asset or the Company of financial assets that can be reliably estimated. Evidence of impairment may include indications that a debtor or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganization and observable data indicating that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Financial assets carried at amortized cost

For financial assets carried at amortized cost, the Company first assesses whether impairment exists individually for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the Company determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognized are not included in a collective assessment of impairment.

The amount of any impairment loss identified is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred). The present value of the estimated future cash flows is discounted at the financial asset’s original effective interest rate (i.e., the effective interest rate computed at initial recognition).

The carrying amount of the asset is reduced through the use of an allowance account and the loss is recognized in profit or loss. Interest income continues to be accrued on the reduced carrying amount using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. Loans and receivables together with any associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realized or has been transferred to the Company.

If, in a subsequent period, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognized, the previously recognized impairment loss is increased or reduced by adjusting the allowance account. If a write-off is later recovered, the recovery is credited to other expenses in the statement of profit or loss.

F-21

Classification and subsequent measurement of financial assets (before application of IFRS 9 on January 1, 2018)

The Company’s financial assets are loans and receivables. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are initially recognized at fair value. Subsequent to initial recognition, loans and receivables (including trade and other receivables, pledged bank deposits, fixed bank deposits with maturity periods over three months and bank balances) are measured at amortized cost using the effective interest method, less any identified impairment losses).

Impairment of financial assets

Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the financial assets have been affected.

Objective evidence of impairment could include:

●	significant financial difficulty of the issuer or counterparty; or

●	breach of contract, such as a default or delinquency in interest or principal payments; or

●	it becoming probable that the borrower will enter bankruptcy or financial re-organization; or disappearance of an active market for that financial asset because of financial difficulties.

If any such evidence exists, the impairment loss on trade receivables and other current receivables and other financial assets carried at amortized cost is measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows discounted at the financial asset’s original effective interest rate (i.e. the effective interest rate computed at initial recognition of these assets), where the effect of discounting is material. This assessment is made collectively where these financial assets share similar risk characteristics, such as similar past due status, and have not been individually assessed as impaired. Future cash flows for financial assets which are assessed for impairment collectively are based on historical loss experience for assets with credit risk characteristics similar to the collective group.

If in a subsequent period the amount of an impairment loss decreases and the decrease can be linked objectively to an event occurring after the impairment loss was recognized, the impairment loss is reversed through profit or loss. A reversal of an impairment loss shall not result in the asset’s carrying amount exceeding that which would have been determined had no impairment loss been recognized in prior years.

Impairment losses are written off against the corresponding assets directly, except for impairment losses recognized in respect of trade receivables included within trade and other receivables and prepayments, whose recovery is considered doubtful but not remote. In this case, the impairment losses for doubtful debts are recorded using an allowance account. When the Company is satisfied that recovery is remote, the amount considered irrecoverable is written off against trade debtors directly and any amounts held in the allowance account relating to that debt are reversed. Subsequent recoveries of amounts previously charged to the allowance account are reversed against the allowance account. Other changes in the allowance account and subsequent recoveries of amounts previously written off directly are recognized in profit or loss.

F-22

Derecognition of financial assets

The Company derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognize the financial asset and recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

Financial liabilities and equity instruments

Debt and equity instruments issued by a group entity are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of the Company after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

Effective interest method

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Interest expense is recognized on an effective interest basis.

Financial liabilities

Interest-bearing borrowings are recognized initially at fair value less attributable transaction costs. They are subsequently stated at amortized cost with any difference between the amount initially recognized and redemption value being recognized in profit or loss over the period of the borrowings, together with any interest and fees payable, using the effective interest method.

Trade and other payables are initially recognized at fair value. They are subsequently stated at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at cost.

Derecognition

The Company derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire.

On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognized in other comprehensive income and accumulated in equity is recognized in profit or loss.

The Company derecognizes a financial liability when, and only when, the Company’s obligations are discharged, cancelled or expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

F-23

2.11 Derivative financial instruments

Initial recognition and subsequent measurement

The Company uses derivative financial instruments, such as forward currency contracts, for investment purposes. Such derivative financial instruments are initially recognized at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at fair value. Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative.

Any gains or losses arising from changes in the fair value of derivatives are taken directly to profit or loss.

2.12 Leases

Finance leases refers to the situation that the economic ownership of a leased asset is transferred to the lessee if the lessee bears substantially all the risks and rewards of ownership of the leased asset.

All other leases are treated as operating leases. Where the Company has the use of assets under operating leases, payments made under the leases are charged to profit or loss on a straight line basis over the lease terms except where an alternative basis is more representative of the time pattern of benefits to be derived from the leased assets. Lease incentives received are recognized in profit or loss as an integral part of the aggregate net lease payments made. Contingent rental are charged to profit or loss in the accounting period in which they are incurred. Operating leases were treated in accordance to IFRS 16 commencing January 1, 2019.

All the leases of the Company are operating leases for the years ended December 31, 2023, 2022 and 2021.

2.13 Provisions and contingencies

Provisions for product warranties, legal disputes, onerous contracts or other claims are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate of the amount of the obligation can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation.

All provisions are reviewed at each reporting date and adjusted to reflect the current best estimate.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future uncertain events not wholly within the control of the Company are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

2.14 Share capital

Ordinary shares are classified as equity. Share capital is determined using the nominal value of shares that have been issued. The Company’s Class A ordinary shares, Class B ordinary shares and Preferred share have no par value as a result of amended and restated memorandum and articles of association effective on February 21, 2023.

Any transaction costs associated with the issuing of shares are deducted from share premium (net of any related income tax benefit) to the extent they are incremental costs directly attributable to the equity transaction.

2.15 Revenue recognition

The Company follows IFRS 15 for revenue recognition, recognises revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To recognise revenue under IFRS 15, an entity applies the following five steps:

●	identify the contract(s) with a customer.
●	identify the performance obligations in the contract. Performance obligations are promises in a contract to transfer to a customer goods or services that are distinct.
●	determine the transaction price. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. If the consideration promised in a contract includes a variable amount, an entity must estimate the amount of consideration to which it expects to be entitled in exchange for transferring the promised goods or services to a customer.
●	allocate the transaction price to each performance obligation on the basis of the relative stand-alone selling prices of each distinct good or service promised in the contract.
●	recognise revenue when a performance obligation is satisfied by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer services to a customer). For a performance obligation satisfied over time, an entity would select an appropriate measure of progress to determine how much revenue should be recognised as the performance obligation is satisfied.

F-24

Consulting service and livestreaming ecommerce service are recognized when performance obligation is satisfied by providing the service to customers, usually at a point in time, the transaction price for each performance obligation is determined.

Interest income is recognized on a time-proportion basis using the effective interest method.

2.16 Impairment of non-financial assets

Impairment testing is made on the Company’s goodwill at each reporting date. Property, plant and equipment and land use rights are tested for impairment if there is any indication that the assets may be impaired at the balance sheet date.

If any indication exists, or when annual impairment testing for an asset is required, the Company estimates the asset’s recoverable amount.

Calculation of recoverable amount

An asset’s recoverable amount is the greater of an asset’s or cash-generating unit’s fair value less costs of disposal and its value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e. a cash-generating unit).

Recognition of impairment losses

An impairment loss is recognized in profit or loss whenever the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. Impairment losses recognized in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to that cash-generating unit (or group of units), and then, to reduce on a pro rata basis the carrying amount of the other assets in the unit (or group of units), except that the carrying amount of an asset will not be reduced below its individual fair value less costs of disposal (if measurable) or value in use (if determinable).

Reversal of impairment losses

In respect of assets other than goodwill, an impairment loss is reversed if there has been a favorable change in the estimates used to determine the recoverable amount. An impairment loss in respect of goodwill is not reversed.

A reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.

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2.17 Employee benefits

Retirement benefits

The employees of the Company’s PRC subsidiaries are required to participate in a central pension scheme operated by the local municipal government. Contributions are recognized as an expense in profit or loss as employees render services during the year. The Company’s obligation under these plans is limited to the fixed percentage contributions payable.

Share-based employee remuneration

The Company operates equity-settled share-based remuneration plans for its employees. None of the Company’s plans feature any options for a cash settlement.

The fair value of share options granted to employees is recognized as an employee cost with a corresponding increase in the share-based payment reserve within equity. The fair value is measured at the grant date using the Black Scholes Option Pricing Model, taking into account the terms and conditions upon which the options were granted. Where the employees have to meet vesting conditions before becoming unconditionally entitled to the share options, the total estimated fair value of the share options is spread over the vesting period, taking into account the probability that the options will vest.

During the vesting period, the number of share options expected to vest is reviewed. Any resulting adjustment to the cumulative fair value recognized in prior years is charged/credited to the profit or loss for the year under review, unless the original employee expenses qualify for recognition as an asset, with a corresponding adjustment to the share-based payment reserve. On the vesting date, the amount recognized as an expense is adjusted to reflect the actual number of share options that vest (with a corresponding adjustment to the share-based payment reserve) except where forfeiture is only due to not achieving vesting conditions that relate to the market price of the Company’s shares. The equity amount is recognized in the share-based payment reserve until either the option is exercised (when it is transferred to the share premium account) or the option expires (when it is released directly to retained earnings).

2.18 Borrowing costs

Borrowing costs consist of interest and other costs incurred in connection with the borrowing of funds. Borrowing costs directly attributable to the acquisition, construction or production of qualifying asset which necessarily takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of that asset until such time as the assets are substantially ready for their intended use or sale. Other borrowing costs are expensed when incurred.

2.19 Accounting for income taxes

Income tax comprises current tax and deferred tax.

Current tax and movements in deferred tax assets and liabilities are recognized in profit or loss except to the extent that they relate to items recognized in other comprehensive income or directly in equity, in which case the relevant amounts of tax are recognized in other comprehensive income or directly in equity, respectively.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years.

Deferred tax is calculated using the liability method on temporary differences at the reporting date between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are recognized for all deductible temporary differences, tax losses available to be carried forward as well as other unused tax credits, to the extent that it is probable that taxable profit, including existing taxable temporary differences, will be available against which the deductible temporary differences, unused tax losses and unused tax credits can be utilized.

F-26

Deferred tax assets and liabilities are not recognized if the temporary difference arises from goodwill or from initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither taxable nor accounting profit or loss.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries, associates and joint ventures, except where the Company is able to control the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax is calculated, without discounting, at the tax rates that are expected to apply in the period the liability is settled or the asset realized, based on tax rate (and tax laws) that have been enacted or substantively enacted at the reporting date.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period and is reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow the related tax benefit to be utilized. Any such reduction is reversed to the extent that it becomes probable that sufficient taxable profits will be available.

Additional income taxes that arise from the distribution of dividends are recognized when the liability to pay the related dividends is recognized.

Current tax balances and deferred tax balances, and movements therein, are presented separately from each other and are not offset. Current tax assets are offset against current tax liabilities, and deferred tax assets are offset against deferred tax liabilities, if the Company has the legally enforceable right to set off the recognized amounts and the following additional conditions are met:

(a)	in the case of current tax assets and liabilities, the Company intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously; or

(b)	in the case of deferred tax assets and liabilities, if they relate to income taxes levied by the same taxation authority on either:

(i)	the same taxable entity; or

(ii)	different taxable entities, which, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered, intend either to settle current tax liabilities and realize the current tax assets on a net basis, or to settle the liabilities and realize the assets simultaneously.

2.20 Research and development activities

Costs associated with research activities are expensed in profit or loss as they incur. Costs that are directly attributable to development activities are recognized as intangible assets if, and only if, all of the following have been demonstrated:

(i)	the technical feasibility of completing the intangible asset so that the asset will be available for use or sale;

(ii)	the intention to complete the intangible asset and use or sell it;

(iii)	the ability to use or sell the intangible asset;

(iv)	how the intangible asset will generate probable future economic benefits;

(v)	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

(vi)	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

F-27

The amount initially recognized for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognized, development expenditure is recognized in profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Gains and losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

2.21 Segment reporting

The Company identifies operating segments and prepares segment information based on the regular internal financial information reported to the Chief Executive Officer and executive directors, who are the Company’s chief operating decision maker, for their decisions about the allocation of resources to the Company’s business components and for their review of the performance of those components.

Business segment

The Company operates principally in the 1) manufacturing and sale of medium to high-end ceramic tiles and 2) providing business management consulting, information system technology consulting services including the sales of software use rights for digital data deposit platforms and asset management systems, and online social media platform development and consulting. The Chief Executive Officer and executive directors regularly review the Company’s business as two business segments.

Geographical segment

The business of the Company is engaged entirely in the PRC. The Chief Executive Officer and executive directors regularly review the Company’s business as one geographical segment.

2.22 Related parties

(a)	A person, or a close member of that person’s family, is related to the Company if that person:

(i)	has control or joint control over the Company;

(ii)	has significant influence over the Company; or

(iii)	is a member of the key management personnel of the Company.

(b)	An entity is related to the Company if any of the following conditions applies:

(iv)	The entity and the Company are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).

(v)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).

(vi)	Both entities are joint ventures of the same third party.

(vii)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.

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(viii)	The entity is a post-employment benefit plan for the benefit of employees of either the Company or an entity related to the Company.

(ix)	The entity is controlled or jointly controlled by a person identified in (a).

(x)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

2.22 Non-current assets (or disposal groups) held for sale and discontinued operations

Non-current assets (or disposal groups) are classified as held for sale if their carrying amount will be recovered principally through a sale transaction rather than through continuing use and a sale is considered highly probable. They are measured at the lower of their carrying amount and fair value less costs to sell, except for assets such as deferred tax assets, assets arising from employee benefits, financial assets and investment property that are carried at fair value and contractual rights under insurance contracts, which are specifically exempt from this requirement.

An impairment loss is recognised for any initial or subsequent write-down of the asset (or disposal group) to fair value less costs to sell. A gain is recognised for any subsequent increases in fair value less costs to sell of an asset (or disposal group), but not in excess of any cumulative impairment loss previously recognised. A gain or loss not previously recognised by the date of the sale of the non-current asset (or disposal group) is recognised at the date of derecognition.

Non-current assets (including those that are part of a disposal group) are not depreciated or amortised while they are classified as held for sale. Interest and other expenses attributable to the liabilities of a disposal group classified as held for sale continue to be recognised.

Non-current assets classified as held for sale and the assets of a disposal group classified as held for sale are presented separately from the other assets in the consolidated statement of financial position. The liabilities of a disposal group classified as held for sale are presented separately from other liabilities in the consolidated statement of financial position.

A discontinued operation is a component of the entity that has been disposed of or is classified as held for sale and that represents a separate major line of business or geographical area of operations, is part of a single co-ordinated plan to dispose of such a line of business or area of operations, or is a subsidiary acquired exclusively with a view to resale. The results of discontinued operations are presented separately in the consolidated statement of comprehensive income.

3. CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES

3.1 Accounting standards issued but not yet effective

Up to the date of issue of these financial statements, the IASB has issued a number of amendments, new standards and interpretations which are not yet effective for the year ended December 31, 2023 and which have not been adopted in these financial statements. These include the following which may be relevant to the Group:

Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (2)

Amendments to IAS 1	Classification of Liabilities as Current or Non- current and Non-current Liabilities with Covenants (1)

Amendments to IFRS 16	Lease Liability in a Sale and Leaseback (1)

F-29

1. Effective for annual periods beginning on or after January 1, 2024

2. The effective date of the amendments has yet to be set by the IASB; however, earlier application of the amendments is permitted

The management of the Company anticipate that the application of all the new and amendments to IFRSs will have no material impact on the consolidated financial statements in the foreseeable future.

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures, and the disclosure of contingent liabilities. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The key sources of estimation uncertainty and key assumptions concerning the future at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

Useful lives and impairment assessment of property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and identified impairment losses. The estimation of useful lives impacts the level of annual depreciation expenses recorded. Property, plant and equipment are evaluated for possible impairment on a specific asset basis or in groups of similar assets, as applicable. This process requires management’s estimate of future cash flows generated by each asset or group of assets. For any instance where this evaluation process indicates impairment, the relevant asset’s carrying amount is written down to the recoverable amount and the amount of the write-down is charged against profit or loss.

Investment properties are stated at cost less accumulated depreciation and identified impairment losses. The estimation of useful lives impacts the level of annual depreciation expenses recorded. Investment properties are evaluated for possible impairment on a specific asset basis or in groups of similar assets, as applicable. This process requires management’s estimate of future cash flows generated by each asset or group of assets. For any instance where this evaluation process indicates impairment, the relevant asset’s carrying amount is written down to the recoverable amount and the amount of the write-down is charged against profit or loss.

Impairment loss recognized in respect of property, plant and equipment

As of December 31, 2023, the net carrying amount of property, plant and equipment was approximately RMB 1,146,000 (2022: RMB 1,006,000). No impairment loss was recognized against the original carrying amount of property, plant and equipment for the years ended December 31, 2023, 2022 and 2021. Determining whether property, plant and equipment are impaired requires an estimation of the recoverable amount of the property, plant and equipment. Such estimation was based on certain assumptions, which are subject to uncertainty and might materially differ from the actual results.

F-30

Impairment loss recognized in respect of investment property

As of December 31, 2023, the net carrying amount of investment property was nil (2022: nil). No impairment loss was recognized against the original carrying amount of investment property for the years ended December 31, 2023, 2022 and 2021, respectively. Determining whether investment property are impaired requires an estimation of the recoverable amount of the investment property. Such estimation was based on certain assumptions, which are subject to uncertainty and might materially differ from the actual results.

Impairment loss recognized in respect of land use rights

As of December 31, 2023, the net carrying amount of land use rights was nil (2022: nil). No impairment loss was recognized against the original carrying amount of land use rights for the years ended December 31, 2023, 2022 and 2021. The carrying amounts of land used rights were reclassified to right-of-use assets to conform to IFRS 16 during the year ended December 31, 2023. Determining whether land use rights are impaired requires an estimation of the recoverable amount of the land use rights. Such estimation was based on certain assumptions, which are subject to uncertainty and might materially differ from the actual results.

Impairment of goodwill

Determining whether goodwill is impaired requires an estimation of the value in use of the cash-generating units to which goodwill has been allocated. The value in use calculation requires the Company to estimate the future cash flows expected to arise from the cash-generating unit and a suitable discount rate in order to calculate present value. Where the actual future cash flows are less than expected, a material impairment loss may arise. No impairment was made on goodwill for the years ended December 31, 2023, 2022 and 2021.

Income tax

The Company has exposure to income taxes in the PRC. Significant judgment is required in determining the provision for income taxes. There are certain transactions and computations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for expected tax issues based on estimates of whether additional taxes will be due. When the final tax outcome of these matters is different from the amounts that were initially recognized, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made. The carrying amounts of the Company’s income tax payable as of December 31, 2023 and 2022 were RMB 40,000 and 93,000, respectively.

Provision for deferred tax

Determining income tax provisions involves judgement on the future tax treatment of certain transactions. The management evaluates tax implications of transactions and tax provisions are set up accordingly. The tax treatment of such transactions is reconsidered periodically to take into account all changes in tax legislation. Deferred tax assets are recognized for tax losses not yet used and temporary deductible differences. As those deferred tax assets can only be recognized to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilized, management’s judgement is required to assess the probability of future taxable profits. Management’s assessment is constantly reviewed and additional deferred tax assets are recognized if it becomes probable that future taxable profits will allow the deferred tax asset to be recovered.

Impairment of trade receivables

The Company recognizes a loss allowance for expected credit loss (“ECL”) on financial assets which are subject to impairment under IFRS 9 (including trade and other receivables, amounts due from related parties, restricted cash, bank balances and cash). The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

F-31

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL (“12m ECL”) represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessment are done based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

The Company applies the IFRS 9 simplified approach to measure ECL which uses a lifetime ECL for all trade receivables. The ECL on these assets are assessed individually for debtors with significant balances and/or collectively using a provision matrix with appropriate groupings.

For all other instruments, the Company measures the loss allowance equal to 12m ECL, unless when there has been a significant increase in credit risk since initial recognition, the Company recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increases in the likelihood or risk of a default occurring since initial recognition.

The Company recognized provision for bad debt (reversal) expense of RMB nil and RMB (2,751,000) from continuing operations during the years ended December 31, 2023 and 2022, respectively. The Company recognized provision for bad debt (reversal) expense of RMB (1,000,000) and RMB 33,365,000 from discontinued operation during the years ended December 31, 2023 and 2022, respectively. The net carrying amounts of the Company’s trade receivables as of December 31, 2023 and 2022 were RMB nil and RMB nil, respectively.

Net realizable value of inventories

Net realizable value of inventories is the management’s estimation of future selling price in the ordinary course of business, less estimated costs of completion and selling expenses. These estimates are based on the current market condition and the historical experience of selling products of a similar nature. It could change significantly as a result of various market factors. The net carrying amounts of the Company’s inventories as of December 31, 2023 and 2022 were RMB nil and RMB nil, respectively.

Share-based payment transaction

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the stock option, volatility and dividend yield and making assumptions about them. The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in Note 27.

5. REVENUE AND OTHER INCOME

Revenue comprises the fair value of the consideration received or receivable for the sale of goods. An analysis of the Company’s revenue and other income is as follows:

	For the years ended December 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000
Revenue
Continuing operations
Business management and consulting	7,142	12,662	13,026
Livestreaming ecommerce	503,404	273,685	58,501

Discontinued operations
Sale of goods (Note 30)	2,701	37,696	144,743

Total revenue	513,247	324,043	216,270

Other income
Continuing operations
Interest income	2,138	10	10
Foreign exchange gain	-	73	-
Government grant	302	-	-
Other	1,288	2,883	22

Discontinued operations
Other income (Note 30)	5,716	14,244	9,388
Total other income	9,444	17,210	9,420

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b) Segment reporting

The Company identifies operating segments and prepares segment information based on the regular internal financial information reported to the Chief Executive Officer and executive directors, who are the Company’s chief operating decision makers for their decisions about the allocation of resources to the Company’s business components and for their review of the performance of those components.

All of the Company’s operations are considered by the chief operating decision makers to be aggregated into two reportable operating segments: 1) the manufacture and sale of standard to high-end ceramic tiles, 2) the business management consulting, information system technology consulting services including the sales of software use rights for digital data deposit platforms and asset management systems, and online social media platform development and consulting. Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the Company’s chief operating decision makers in deciding how to allocate resources and in assessing performance.

The business of the Company is engaged entirely in the PRC. The Chief Executive Officer and executive directors regularly review the Company’s business as one geographical segment.

The following table shows the Company’s operations by business segment for the years ended December 31, 2023, 2022 and 2021.

	For the year Ended December 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000
Revenues
Discontinued operations
Sales of tile products	2,701	37,696	144,743
Continuing operations
Consulting income / software	7,142	12,662	13,026
Livestreaming ecommerce	503,404	273,685	58,501
Total revenues	513,247	324,043	216,270

Cost of revenues
Discontinued operations
Sales of tile products	7,557	41,245	83,436
Continuing operations
Consulting income / software	13,860	12,819	10,002
Livestreaming ecommerce	443,633	245,612	55,491
Total cost of revenues	465,050	299,676	148,929

Operating costs and expenses
Discontinued operations
Sales of tile products	3,245	25,324	20,292
Continuing operations
Consulting income / software	7,330	4,613	9,760
Livestreaming ecommerce	60,285	25,167	195
Other	74,799	9,380	10,677
Total operating costs and expenses	145,659	64,484	40,924

Bad debt expense (reversal)
Discontinued operations
Sales of tile products	(1,000)	33,365	115,407
Continuing operations
Consulting income / software	-	1,000	4,854
Livestreaming ecommerce	-	(3,751)	5,293

Total bad debt expense (reversal)	(1,000)	(30,614)	125,554

Other expense
Discontinued operations
Sales of tile products	-	-	90
Continuing operations
Consulting income / software	-	36	34
Livestreaming ecommerce	-	6	-
Other	1,204	-	-
Total other expense	1,204	42	124

Other income
Discontinued operations
Sales of tile products	5,716	14,244	9,389
Continuing operations
Consulting income / software	87	115	29
Livestreaming ecommerce	354	2,148	-
Other	3,287	703	2
Total other income	9,444	17,210	9,420

Loss from operations
Discontinued operations
Sales of tile products	(1,385)	(47,994)	(65,093)
Continuing operations
Consulting income / software	(13,961)	(5,691)	(11,595)
Livestreaming ecommerce	(160)	8,929	(2,478)
Other	(72,716)	(8,677)	(10,675)
Loss from operations	(88,222)	(53,433)	(89,841)

	As of	As of
	December 31,	December 31,
	2023	2022
Segment assets
Discontinued operations
Sale of tile products	-	74,675
Continuing operations
Business management and consulting	51,336	15,924
Livestreaming ecommerce	13,513	15,004
Others	56,653	4,403
Total assets	121,502	110,006

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6. FINANCE COSTS

Finance costs comprise interest expense recognized from lease liabilities upon application of IFRS 16 and interest expense on convertible note:

	For the years ended December 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000
Interest on lease liability - continuing operations	-	25	51
Interest on lease liability - discontinued operations (Note 30)	293	1,479	2,115
Interest expense on convertible note	975	-	-

7. LOSS BEFORE TAXATION

The Company’s loss before taxation is arrived at after charging:

	For the years ended December 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000
Cost of inventories recognized as expense(1)	7,557	41,245	148,929
Depreciation expenses	361	266	96
Amortization of land use rights	-	-	-
Right-of-use asset amortization charge	4,267	13,285	14,067
Auditors’ remuneration
- Audit fees	2,070	2,003	1,898
- Audit-related fees	-	-	-
	2,070	2,003	1,898
Directors’ remuneration
- salaries and related cost	425	1,619	1,656
- retirement scheme contribution	19	13	16
- share-based payments	7,037	-	-
Key management personnel (other than directors)
- salaries and related cost	1,360	712	639
- retirement scheme contribution	125	16	23
- share-based payments	6,070	2,050	1,835
Research and development personnel
- salaries and related cost	422	439	644
- retirement scheme contribution	-	81	111
Other personnel
- salaries and related cost	5,246	6,093	7,493
- retirement scheme contribution	610	1,262	1,318
Total employee benefit expenses	21,314	12,285	13,735

(1)	Cost of inventories recognized as expense for discontinued operation included staff costs of RMB 159,000, RMB 2,539,000 and RMB 4,065,000, retirement scheme contributions of RMB 32,000, RMB 556,108 and RMB 756,704, depreciation and amortization expense of RMB nil, RMB nil and RMB nil, right-of-use asset depreciation/operating lease charges of RMB 4,267,000, RMB 12,801,485 and RMB 12,801,485, and (reversal of ) / write-down of inventories of RMB nil, RMB (4,045,000) and RMB (99,237,173) for the years ended December 31, 2023, 2022, and 2021, which amounts are also included in the respective total amounts disclosed separately for each of these types of expenses.

F-34

8. INCOME TAX EXPENSE

	For the years ended December 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000
Continuing operations
Current Tax:
PRC Income Tax	83	209	217
Reversal of income tax refundable	-	-	-

Deferred tax expense	-	-	-
	83	209	217

Discontinued operations did not incur any income tax expense for the years ended December 31, 2023, 2022 and 2021.

Reconciliation between income tax expense and loss before taxation at applicable tax rates is as follows:

	For the years ended December 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000
Loss before taxation including discontinued entities	(14,375)	(53,435)	(89,841)
Tax calculated at a tax rate of 25%	(3,445)	(13,359)	(22,460)
Tax effect on different tax rates of group entities operating in other jurisdictions	21,125	4,705	5,163
Change in net operating losses	(17,597)	8,863	17,514
Tax per financial statements	83	209	217

British Virgin Islands Profits Tax

The Company has not been subject to any taxation in this jurisdiction for the years ended December 31, 2023, 2022 and 2021.

Hong Kong Profits Tax

The subsidiary in Hong Kong is subject to tax charged on Hong Kong sourced income with a statutory tax rate of 8.25% for taxable income up to HKD 2,000,000, and a statutory tax rate of 16.5% for taxable income over HKD 2,000,000. No Hong Kong profits tax has been provided as the Company has no assessable profit arising in Hong Kong for the years ended December 31, 2023, 2022 and 2021.

PRC Income Tax

Under the Enterprise Income Tax (“EIT”) Law of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% EIT rate while preferential tax rates, tax holidays, and even tax exemption may be granted on case-by-case basis. From January 1, 2021 to December 31, 2021, small and low-profit enterprises with annual taxable income not exceeding RMB 1 million, the actual income to be taxed was further lowered to 12.5% of annual taxable income, and the tax rate will be 20%; From January 1, 2022 to December 31, 2024, small and low-profit enterprises with annual taxable income exceeding RMB 1 million but not more than RMB 3 million, the actual income to be taxed will be further lowered at 25% of annual taxable income, and the corporate income tax is paid at the rate of 20%.

F-35

Under the prevailing EIT Law and its relevant regulations, any dividends paid by the Company’s PRC subsidiaries to an overseas parent made out of profits earned after January 1, 2008 to non-PRC corporate residents are subject to a 10% PRC dividend withholding tax, unless reduced by tax treaties or arrangements. In addition, under the Sino-Hong Kong Double Tax Arrangement and its relevant regulations, a qualified Hong Kong tax resident will be liable for withholding tax at the rate of 5% for dividend income derived from the PRC if the Hong Kong tax resident is the “beneficial owner” and holds 25% or more of the equity interests of the PRC company. Deferred tax liabilities have been provided for based on the expected dividends to be distributed from these subsidiaries in the foreseeable future in respect of the profits generated since 1 January 2008.

Dividends withholding tax represents tax charged/to be charged by the PRC tax authority on dividends distributed or intended to be distributed by the Company’s subsidiaries in Mainland China during the years.

The Company did not recognize any deferred tax (assets)/liabilities in the consolidated statements of financial position as of December 31, 2023, 2022 and 2021.

The Company’s PRC subsidiaries, have cumulative undistributed earnings of RMB 22,420,000, RMB 75,114,000 and RMB 88,164,000, as of December 31, 2023, 2022 and 2021, which are included in consolidated retained earnings. No provision has been made for deferred taxes related to future repatriation of the remaining earnings, as the Company controls the dividend policy of these PRC subsidiaries and it has been determined that it is probable that these profits will not be distributed in the foreseeable future. If the Company were to distribute these cumulated earnings in the foreseeable future, the deferred tax liabilities of RMB 1,121,003, RMB 3,266,000 and RMB 4,408,000 would be recognized as of December 31, 2023, 2022 and 2021.

US Income Tax

The Company’s U.S. subsidiary is subject to U.S. income tax rate of 21% and files U.S. federal income tax return. No US income tax has been provided due to the Company has no assessable profit arising in US for the years ended December 31, 2023.

9. LOSS PER SHARE

	For the years ended December 31,
	2023	2022	2021
Loss attributable to holders of ordinary shares (RMB’000):
Net loss from continuing operations	(86,801)	(9,924)	(19,077)
Net loss from discontinued operations	72,461	(47,994)	(69,675)
Weighted average number of ordinary shares outstanding used in computing basic (loss)/earnings per share	2,220,209	836,880	514,774
Weighted average number of ordinary shares outstanding used in computing diluted (loss)/earnings per share	2,589,731	836,880	514,774
Loss per share - basic (RMB)
- From continuing operations	(39.10)	(11.90)	(37.10)
- From discontinued operations	32.64	(57.30)	(135.40)
Loss per share - diluted (RMB)
- From continuing operations	(39.10)	(11.90)	(37.10)
- From discontinued operations	27.98	(57.30)	(135.40)

Warrants to purchase common stock are not included in the diluted loss per share calculations when their effect is antidilutive. For the year ended December 31, 2023, about 369,522 of potential shares of common stock related to outstanding warrants and stock options were excluded from the calculation of diluted net loss per share from continuing operations as such shares are antidilutive when there is a loss. There were 370,175 and 186,841 post-reverse split outstanding warrants and stock options were excluded from the calculation of diluted net loss per share as such shares are antidilutive for the years ended December 31, 2022 and 2021, respectively.

F-36

10. LOAN RECEIVABLE

From March 31, 2023 to June 27, 2023, Anhui Zhongjun Enterprise Management Co., Ltd (“Anhui Zhongjun”) borrowed a total of RMB 36,780,000 from Antelope Enterprise Holdings (Chengdu) Co., Ltd with annual interest rate of 4.35%. This loan and related interest will be repaid on January 2, 2025.

At December 31, 2023, the Company assessed whether the credit risk on a financial instrument has increased significantly since initial recognition, and concluded no loss allowance for expected credit loss (“ECL”) needs to be recorded for loan receivable as a result of the repayment date is not due yet.

11. NOTE RECEIVABLE

On April 28, 2023, the Company completed the sale of Stand Best Creation Limited and its subsidiaries, Hengda and Hengdali, to New Stonehenge Limited for a total of RMB 58,744,000 (equivalent to USD $8,500,000). New Stonehenge Limited has agreed to make the payment in four equal installments on a date that falls 48 months after the effective date of the transaction, with an annual interest rate of 5%. For the year ended December 31, 2023, the Company received repayment of RMB 9,404,000 from the buyer and record interest income of RMB 2,006,000.

At December 31, 2023, the Company assessed whether the credit risk on a financial instrument has increased significantly since initial recognition, and concluded no loss allowance for ECL needs to be recorded for note receivable under IFRS 9 as a result of continuous timely repayment from the lender, and no indication of default for future repayment from the lender.

12. PROPERTY, PLANT AND EQUIPMENT

		Plant and	Motor	Office
	Buildings	machinery	vehicles	equipment	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
Cost
At January 1, 2022	18,271	746,042	5,369	2,065	771,747
Additions	-	-	-	22	22
Transferred to assets classified as held for sale	(18,271)	(746,042)	(4,225)	(1,886)	(770,424)
At December 31,2022	-	-	1,144	201	1,345
Additions	-	-	446	53	499
Disposals	-	-	-	-	-
At December 31, 2023	-	-	1,590	254	1,844

Accumulated depreciation
At January 1, 2022	1,845	349,382	3,802	1,601	356,630
Depreciation charge	-	-	217	49	266
Transferred to assets classified as held for sale	(1,845)	(349,382)	(3,748)	(1,582)	(356,557)
At December 31, 2022	-	-	271	68	339
Depreciation charge	-	-	306	53	359
At December 31, 2023	-	-	577	121	698

Impairment
At January1, 2022	16,426	396,660	477	304	413,867

Transferred to assets classified as held for sale	(16,426)	(396,660)	(477)	(304)	(413,867)
At December 31, 2022	-	-	-	-	-
Impairment losses recognized in loss	-	-	-	-	-
At December 31, 2023	-	-	-	-	-

Carrying amount, net
At December 31, 2022	-	-	873	133	1,006
At December 31, 2023	-	-	1,013	133	1,146

F-37

All property, plant and equipment held by the Company are located in the PRC. The Company’s buildings are situated on land under medium-term land use rights and were reclassified as assets held for sale as of December 31, 2022.

For the buildings owned collectively by the Company and other three unrelated companies, the cost of buildings are stated according to the amounts paid by the Company for its part of buildings, which represent the Company’s interests in the buildings. Buildings are depreciated over their expected useful lives of 40 years. These buildings’ cost was RMB 2,913,000, and accumulated depreciation of RMB 1,226,000 and RMB 1,226,000 as of December 31, 2023 and 2022, respectively, and an impairment allocation of RMB 1,687,000 and RMB 1,687,000 as of December 31, 2023 and 2022, respectively. No property, plant and equipment was pledged to secure the Company interest-bearing bank borrowings at December 31, 2023 and 2022. As of December 31, 2022, all buildings were reclassified as assets held for sale.

During the year ended December 31, 2021, Hengdali subleased all its land and buildings. The cost, accumulated depreciation and impairment of land and buildings were reclassified to investment property, which in turn was reclassified to assets held for sale as of December 31, 2022. The net effect on the consolidated balance sheet was nil.

13. INVESTMENT PROPERTY

	2023	2022
	RMB’000	RMB’000
Cost
As of beginning of the year	-	401,231
Transferred from property, plant and equipment	-	-
Transferred from right-of-use assets	-	-
Transferred to assets classified as held for sale	-	(401,231)
As of end of the year	-	-

Accumulated depreciation
As of beginning of the year	-	(53,987)
Depreciation for the year	-	-
Transferred from property, plant and equipment	-
Transferred from right-of-use assets	-
Transferred to assets classified as held for sale	-	53,987
As of end of the year	-	-

Impairment for the year
As of beginning of the year	-	(347,244)
Transferred from property, plant and equipment	-	-
Transferred from right-of-use assets	-	-
Transferred to assets classified as held for sale	-	347,244
As of end of the year	-

Carrying amount, net
At December 31, 2023 and 2022	-	-

The Company’s investment property was reclassified as an asset held for sale as of December 31, 2022 and thus has no fair value. The fair value of this investment property, which is the estimation of the depreciated replacement cost, as of December 31, 2021 was RMB 269,900,000.

F-38

However, due to the absence of the real estate ownership certificate, the Company assessed the recoverable amount of investment property, and determined that carrying amount was $ nil at December 31, 2023 and 2022.

During the year ended December 31, 2021, Hengdali subleased all its land and buildings. The cost, accumulated depreciation and impairment of land and buildings were reclassified to investment property. The net effect on the consolidated balance sheet was nil.

14. INTANGIBLE ASSETS

	As of December 31,
	2023	2022
	RMB’000	RMB’000
Cost
As of beginning of the year	7	-
Addition	-	7
As of end of the year	7	7

Accumulated amortization
As of beginning of the year	(1)	-
Amortization for the year	(2)	(1)
As of end of the year	(2)	(1)

Carrying amount
At December 31, 2023 and 2022	4	6

Intangible assets consisted of a purchased software license as of December 31, 2023 and 2022. The amortization expense for the years ended December 31, 2023 and 2022 were RMB 2,000 and RMB 1,000.

15. FINANCIAL ASSETS

The following is an analysis of financial assets:

	As of December 31,
	2023	2022
	RMB’000	RMB’000
Unlisted financial assets	700	8,523

As of December 31, 2023 and 2022, the fair value of unlisted securities owned by the Company held in the bank amounted to RMB 700,000 and RMB 8,523,000 is determined based on the valuation determined by the Bank using inputs that are not observable in active market.

During the year ended December 31, 2022, fair value unrealized gain of unlisted financial assets was RMB 130,000.

16. INVENTORIES

As of December 31,
	2023	2022
	RMB’000	RMB’000
Raw materials	-	-
Work in progress	-	-
Finished goods	-	-
	-	-

As of December 31, 2022, total inventory held by discontinued operations was RMB 28,749,000 (Note 30).

F-39

The analysis of the amount of inventories recognized from discontinued operations as an expense and included in profit or loss is as follows:

	For the years ended December 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000
Discontinued operations
Carrying amount of inventories sold	-	45,290	248,166
Write down (reversal) of inventories (included in cost of sales)	-	(4,045)	(99,237)
	-	41,245	148,929

17. TRADE RECEIVABLES

As of December 31,
	2023	2022
	RMB’000	RMB’000
Trade receivables	-	-
Less: provision for bad debt allowance	-	-
	-	-

As of December 31, 2022, total trade receivables of discontinued operations were RMB 11,683,000 (Note 30).

The Company’s trade receivables are denominated in Renminbi and non-interest bearing. As of December 31, 2023 and 2022, the Company accrued RMB nil and RMB 795,000,000 , respectively, as a provision for bad debt related to the amount of outstanding trade receivables that did not conform with the Company’s credit policy. As of December 31, 2022, the Company had an increase in bad debts of RMB 33,365,000 in discontinued operations due slower collection of trade receivables.

18. OTHER RECEIVABLES AND PREPAYMENTS

	As of December 31,
	2023	2022
	RMB’000	RMB’000
Prepaid expense and prepayments	14,485	13,269
Security deposit	-	109
Other receivables	5,895	5,802
	20,380	19,180

As of December 31, 2022, total other receivables and prepayments of discontinued operations was RMB 3,000,000 (Note 30).

All of the other receivables and prepayments are expected to be recovered or recognized as expense within one year. The net carrying value of these balances is considered a reasonable approximation of fair value. Prepaid expense mainly consisted of advance payment to the vendors as of December 31, 2023 and 2022.

F-40

19. CASH AND BANK BALANCES

	As of December 31,
	2023	2022
	RMB’000	RMB’000
Cash on hand	-	-
Cash at banks	3,808	3,936
Cash and bank balances	3,808	3,936

Cash and bank balances are denominated in the following currencies:

	As of December 31,
	2023	2022
	RMB’000	RMB’000
Renminbi	3,619	3,104
Hong Kong dollars	1	2
US dollars	188	830
	3,808	3,936

As of December 31, 2022, total cash and bank balances held by discontinued operations was RMB 306,000 (Note 30).

Bank balances denominated in Renminbi are deposited with banks in the PRC and are not freely convertible to foreign currencies. The conversion of these RMB denominated balances into foreign currencies is subject to the foreign exchange control rules and regulations promulgated by the PRC Government.

Bank balances denominated in US dollars are mainly held in bank accounts in Hong Kong and the United States of America.

Cash at banks and bank deposits comprise cash held by the Company and short-term bank deposits with an original maturity of three months or less. The deposits carry interest at prevailing market rates.

Restricted cash

As of December 31, 2023, the Company had restricted cash of RMB nil (2022: RMB 2,069,000), of which nil (2022: nil) was used as collateral for the Company’s bank borrowings, and nil was used as collateral for the Company’s financial derivatives (2022: nil). The nature of restricted cash is that of a term deposit maturing on January 15, 2023. They were temporarily not available for general use by the Company as of December 31, 2022.

20. TRADE PAYABLES

	As of December 31,
	2023	2022
	RMB’000	RMB’000
Trade payables	-	3,079

Trade payables are denominated in Renminbi, non-interest bearing and generally settled within 120-day terms. All of the trade payables are expected to be settled within one year. The carrying value of trade payables is considered to be a reasonable approximation of fair value. There was no trade payables held by discontinued operations.

F-41

21. ACCRUED LIABILITIES AND OTHER PAYABLES

	As of December 31,
	2023	2022
	RMB’000	RMB’000
Deposits received from distributors	-	-
Accrued salary	488	402
Others	1,044	397
	1,532	799

Accrued liabilities and other payables are denominated in the following currencies:

	As of December 31,
	2023	2022
	‘000	‘000
In Renminbi	1,532	799
In US dollars	-	-

As of December 31, 2022, total accrued liabilities and other payables of discontinued operations was RMB 19,197,000 (Note 30).

Deposits received represent deposits from the Company’s distributors. The Company usually requests a deposit from RMB 400,000 to RMB 1,000,000 from new distributors upon signing a distributorship agreement as security for the performance of their obligations under the distributorship agreement.

Accrued liabilities consist mainly of accrued rental, wages and utility expenses. Others consist mainly of advance from third-party individuals and companies, which bear no interest and payable upon demand.

The carrying value of accrued liabilities and other payables is considered to be a reasonable approximation of fair value.

22. TAXES PAYABLE

	As of December 31,
	2023	2022
	RMB’000	RMB’000
VAT	1,902	436
Income tax	40	93
Property tax	-	-
Other	51	53
	1,993	582

As of December 31, 2022, total taxes payable of discontinued operations was RMB 951,000 (Note 30).

23. RIGHT-OF-USE ASSETS AND LEASES LIABILITIES

(a) Amounts recognized in the consolidated statement of financial position

The carrying amounts of right-of-use assets for lease are as below:

Net book amount at January 1, 2022	RMB 44,288,000
Net book amount at December 31, 2022	RMB 469,000

Net book amount at January 1, 2023	RMB 469,000
Net book amount at December 31, 2023	RMB nil

As of December 31, 2022, total net book amount of right-of-use assets of discontinued operations amounts was RMB 30,937,000.

F-42

During the year ended December 31, 2022, Hengdali subleased all its land and buildings. The cost, accumulated depreciation and impairment of land and buildings were reclassified to investment property. The net effect on the consolidated balance sheet was nil.

The lease liabilities for continuing operations are as below:

	As of December 31,
	2023	2022
	RMB’000	RMB’000
Lease liabilities - current	-	328
Lease liabilities - noncurrent	-	157
	-	485

As of December 31, 2022, total lease liabilities of discontinued operations was RMB 33,325,000 (Note 30).

Contractual undiscounted cash flows for the leases:

As of December 31, 2023
Within one year	One to five years	Total contractual undiscounted cash flow
RMB’000	RMB’000	RMB’000
-	-	-

(b) Amounts recognized in the consolidated income statement

The consolidated income statement shows the following amounts from continuing operations relating to leases:

Year ended
December 31, 2023
Amortization charge of right-of-use assets	-
Interest expense	-

Year ended
December 31, 2022
Amortization charge of right-of-use assets	484
Interest expense	25

Year ended
December 31, 2021
Amortization charge of right-of-use assets	1,266
Interest expense	51

The consolidated income statement shows the following amounts from discontinued operations relating to leases:

Year ended
December 31, 2023
Amortization charge of right-of-use assets	4,267
Interest expense	293

Year ended
December 31, 2022
Amortization charge of right-of-use assets	12,801
Interest expense	1,479

Year ended
December 31, 2021
Amortization charge of right-of-use assets	12,801
Interest expense	2,115

F-43

The total cash outflow in financing activities for leases during the years ended December 31, 2023, 2022 and 2021 was RMB nil, RMB 358,000 and RMB 1,144,000, respectively.

The total cash outflow in financing activities from discontinued operations for leases during the years ended December 31, 2023, 2022 and 2021 was RMB 14,303,000, RMB 14,303,000 and RMB 14,303,000, respectively.

24. NOTE PAYABLE

Unsecured Promissory Note in December 2022

On December 12, 2022, the Company entered into a Note Purchase Agreement with an investor, pursuant to which the Company issued to the Purchaser an unsecured Promissory Note of $1,332,500, for $1,250,000 in gross proceeds. The Note included an original issue discount (“OID”) of $62,500 along with $20,000 for investor’s fees, costs and other transaction expenses in connection with the issuance of the note. The OID was recognized as a debt discount is amortized over the life of the note. The Note bears interest at 8% per annum compounding daily, and has a term of 18 months. All outstanding principal and accrued interest on the Note will become due and payable eighteen (18) months after the purchase price of the Note is delivered by Purchaser to the Company (the “Purchase Price Date”). The Company may prepay all or a portion of the Note at any time by paying 120% of the outstanding balance elected for pre-payment. The Investor has the right to redeem the Note at any time six (6) months after the Purchase Price Date (the “Redemption Start Date”), subject to maximum monthly redemption amount of $200,000. The Company should pay the applicable redemption amount in cash to the Investor within three (3) Trading Days following the investor’s delivery of a redemption notice. At the end of each month following the Redemption Start Date, if the Company has not reduced the Outstanding Balance by at least $200,000, then by the fifth (5th) day of the following month, the Company must pay in cash to the Investor the difference between $200,000 and the amount actually redeemed in such month or the Outstanding Balance will automatically increase by one percent (1%) as of such fifth (5th) day. Under the Note Purchase Agreement, while the Note is outstanding, the Company agreed to keep adequate public information available and maintain its Nasdaq listing. Upon the occurrence of a Trigger Event (as defined in the Note), the Investor shall have the right to increase the balance of the Note by fifteen percent (15%) for Major Trigger Event (as defined in the Note) and five percent (5%) for Minor Trigger Event (as defined in the Note). In addition, the Note provides that upon occurrence of an Event of Default, the interest rate shall accrue on the outstanding balance at the rate equal to the lesser of twenty-two percent (22%) per annum or the maximum rate permitted under applicable law.

During the year ended December 31, 2023, the Company amortized OID of RMB (US: $20,833) and recorded RMB 750,932 (US: $106,050) interest expense on this Note, and the Company and Lender exchanged these Partitioned Notes of $340,000 for the delivery of 70,867 shares of the Company’s common stock. During the year ended December 31, 2022, the Company amortized OID of RMB 415,624 (US: $60,260) and recorded RMB 39,851 (US: $5,922) interest expense on this Note. The Company recorded RMB1,204,000 (US: $178,863) loss on note conversion in 2023. On September 1, 2023, the Company and the Investor entered into a standstill agreement with regard to the certain promissory note issued to the Investor dated December 12, 2022. Pursuant to the standstill agreement, the Investor agreed not to redeem any portion of such promissory note until November 30, 2023. The Company, in return, agreed to increase the Outstanding Balance of such note by $96,091 (the “Standstill Fee”) as of the date thereof. Following the application of the Standstill Fee, as of December 31, 2023, the outstanding principal balance of this note was RMB 7,596,883 (US: $1,069,999, net of unamortized OID of $18,593).

F-44

Unsecured Promissory Note in July 2023

On July 26, 2023, the Company entered into a Note Purchase Agreement with an investor, pursuant to which the Company issued to the Purchaser an unsecured Promissory Note of $1,070,000, for $1,000,000 in gross proceeds. The Note included an original issue discount (“OID”) of $50,000 along with $20,000 for investor’s fees, costs and other transaction expenses in connection with the issuance of the note. The OID was recognized as a debt discount is amortized over the life of the note. The Note bears interest at 8% per annum compounding daily, and has a term of 18 months. All outstanding principal and accrued interest on the Note will become due and payable eighteen (18) months after the purchase price of the Note is delivered by Purchaser to the Company (the “Purchase Price Date”). The Company may prepay all or a portion of the Note at any time by paying 120% of the outstanding balance elected for pre-payment. The Investor has the right to redeem the Note at any time six (6) months after the Purchase Price Date (the “Redemption Start Date”), subject to maximum monthly redemption amount of $200,000. The Company should pay the applicable redemption amount in cash to the Investor within three (3) Trading Days following the investor’s delivery of a redemption notice. At the end of each month following the Redemption Start Date, if the Company has not reduced the Outstanding Balance by at least $160,000, then by the fifth (5th) day of the following month, the Company must pay in cash to the Investor the difference between $160,000 and the amount actually redeemed in such month or the Outstanding Balance will automatically increase by one percent (1%) as of such fifth (5th) day. Under the Note Purchase Agreement, while the Note is outstanding, the Company agreed to keep adequate public information available and maintain its Nasdaq listing.

During the year ended December 31, 2023, the Company amortized OID of RMB 151,326 (US: $21,371) and recorded RMB 266,021 (US: $37,569) interest expense on this Note. As of December 31, 2023, the outstanding principal balance of this note was RMB 7,393,630 (US: $1,041,371, net of unamortized OID of $28,629).

25. SHARE CAPITAL

On February 21, 2023, the shareholders of the Company approved and adopted an amended and restated memorandum and articles of association (the “Amended M&A”), which changed the authorized issued share capital of the Company from US$4,800,000 divided into 200,000,000 ordinary shares with a par value of US$0.024 each, to (i) 250,000,000 ordinary shares re-designated as (a) 200,000,000 Class A ordinary shares with no par value each, and (b) 50,000,000 Class B ordinary shares with no par value each, and (ii) 50,000,000 preferred shares with no par value each, (the “Re-Designation of the Authorized Capital”). Each Class A ordinary share is entitled to one (1) vote and each Class B ordinary share is entitled to twenty (20) votes. In connection with the Re-Designation of the Authorized Capital, 977,755 ordinary shares owned by Mr. Weilai (Will) Zhang then were converted into 977,755 Class B ordinary shares, and the rest of the then outstanding and issued outstanding ordinary shares were converted into Class A ordinary shares on an one-for-one basis.

	December 31, 2023	December 31, 2022
	Number	Number
	of shares	of shares
Authorized:
Preferred shares, no par value	50,000,000	50,000,000
Class A Ordinary shares, no par value	200,000,000	200,000,000
Class B Ordinary shares, no par value	50,000,000	50,000,000

	December 31, 2023	December 31, 2022
	Number	Number
	of shares	of shares
Issued:	3,251,917	805,785
Outstanding and fully paid:
Ordinary shares, no par value
At January 1	805,785	597,610
Issuance of new shares for equity financing	1,062,472	166,667
Note conversion into shares	70,867	-
Equity compensation	1,312,793	41,508
At December 31	3,251,917	805,785

F-45

On September 3, 2020, the Company effected a reverse stock split, every three issued and outstanding ordinary shares as of the effective date will automatically be combined into one issued and outstanding share.

On September 18, 2023, the Company effected a one-for-ten reverse split of its issued and outstanding Class A ordinary shares.

Equity Financing

On February 12, 2021, the Company entered into a Securities Purchase Agreement with certain institutional investors for the sale of 588,235 common shares, at a purchase price of $3.57 per share. Concurrently with the sale of the Common Shares, pursuant to the Purchase Agreement the Company also sold warrants to purchase 588,235 common shares. The Company sold the Common Shares and Warrants for aggregate gross proceeds of approximately US$2.1 million, before commissions and expenses. The five-year Warrants will be immediately exercisable at an exercise price equal to $3.57 per share, and will terminate on the five-year anniversary of the initial exercise date of the Warrants. The net proceeds from the transactions will be approximately US$1.86 million, after deducting certain fees due to the placement agent and the Company’s estimated transaction expenses, and will be used for working capital and general corporate purposes.

In addition, the Placement Agent of this offering also received five-year warrants (the “Compensation Warrants”) to purchase up to a number of common shares equal to 5% of the aggregate number of shares sold in the Offering, including the warrant shares issuable upon exercise of the Warrants, which such Compensation Warrants have substantially the same terms as the Warrants sold in the Offering, except that such Compensation Warrants have an exercise price of $4.46 per share and will be exercisable six months from the effective date of this offering and will terminate on the five year anniversary of the effective date of this offering.

Grant date (investors and placement agent, respectively)	February 17, 2021
Share price at date of grant (investors and placement agent, respectively)	US$	4.45
Exercise price at date of grant (investors and placement agent, respectively)	US$	3.57 & 4.46
Volatility		107%
Warrant life		5 years
Dividend yield		0%
Risk-free interest rate		0.57%
Average fair value at grant date	US$	3.54

On June 10, 2021, the Company commenced a registered direct offering of securities, and executed a Securities Purchase Agreement (the “SPA”) with three institutional accredited investors pursuant to which it sold 913,875 of the Company’s common shares at the per share price of $3.48 (which was priced in excess of the average of the five-day closing price for the Company’s common shares preceding execution of the SPA, which was $3.42). In a concurrent private placement, the Company sold to such investors warrants to purchase 913,875 common shares (the “Investor Warrants”). The Investor Warrants have an exercise price per share of $3.42, subject to adjustment, and have a term of five years. The transactions yielded gross proceeds to the Company of $3,180,285, before the payment of commissions and expenses.

In addition, the Company issued warrants (the “Placement Agent Warrants”) to the Placement Agent to purchase a number of common shares equal to 5.0% of the aggregate number of shares sold to the investors in this offering, as well as the warrant shares issuable upon exercise of the Warrants issued in the concurrent private placement, as additional placement agency compensation. The Placement Agent Warrants have substantially the same terms as the Investor Warrants, except that the Placement Agent Warrants will have an exercise price of $4.35.

Grant date (investors and placement agent, respectively)	June 14, 2021
Share price at date of grant (investors and placement agent, respectively)	US$	3.15
Exercise price at date of grant (investors and placement agent, respectively)	US$	3.42 & 4.35
Volatility		115%
Warrant life		5 years
Dividend yield		0%
Risk-free interest rate		0.80%
Average fair value at grant date	US$	2.50

F-46

On September 30, 2022, the Company commenced a registered direct offering of securities, and executed a Securities Purchase Agreement (the “SPA”) with two institutional accredited investors pursuant to which it sold 1,666,667 of the Company’s common shares at the per share price of $0.60. In a concurrent private placement, the Company sold to such investors warrants to purchase 1,666,667 common shares (the “Investor Warrants”). The Investor Warrants have an exercise price per share of $0.82, subject to adjustment, and have a term of five years. The transactions yielded gross proceeds to the Company of $1,000,000, before the payment of commissions and expenses. The offering was closed on October 4, 2022.

In addition, the Company issued warrants (the “Placement Agent Warrants”) to the Placement Agent to purchase a number of common shares equal to 5.0% of the aggregate number of shares sold to the investors in this offering, as well as the warrant shares issuable upon exercise of the Warrants issued in the concurrent private placement, as additional placement agency compensation. The Placement Agent Warrants have substantially the same terms as the Investor Warrants, except that the Placement Agent Warrants will have an exercise price of $0.75.

Grant date (investors and placement agent, respectively)	October 4, 2022
Share price at date of grant (investors and placement agent, respectively)	US$	0.58
Exercise price at date of grant (investors and placement agent, respectively)	US$	0.82 & 0.75
Volatility		104%
Warrant life		5 years
Dividend yield		0%
Risk-free interest rate		3.96%
Average fair value at grant date	US$	0.43

On January 10, 2023, the Company entered into a certain securities purchase agreement (the “SPA”) with Mr. Weilai (Will) Zhang, the Chief Executive Officer of the Company, Mr. Ishak Han, a director of the Company, and another sophisticated purchaser (collectively, the “Purchasers”), pursuant to which the Company agreed to sell 1,625,000 ordinary shares (pre-reverse split), par value $0.024 per share (the “Ordinary Shares”), at a per share purchase price of $0.80 (the “Offering”). This Offering was unanimously approved by the disinterested directors and the board of directors of the Company. The gross proceeds to the Company from this Offering are $1.3 million, before deducting any fees or expenses. The Company plans to use the net proceeds from this Offering for the expansion of its social ecommerce business and for general corporate purposes. The Offering closed on January 12, 2023.

On January 13, 2023, the Company entered into a certain securities purchase agreement (the “SPA”) with a certain purchaser (collectively, the “Purchasers”), pursuant to which the Company agreed to sell 1,234,568 Class A ordinary shares (pre-reverse split), par value $0.024 per share (the “Ordinary Shares”), at a per share purchase price of $0.81 (the “Offering”), the closing price of the Ordinary Shares on the Nasdaq Capital Market as of January 10, 2023. The gross proceeds to the Company from this Offering are approximately $1 million, before deducting any fees or expenses. The Company plans to use the net proceeds from this Offering for the expansion of its social ecommerce business and for general corporate purposes.

On March 30, 2023, the Company entered into a certain securities purchase agreement (the “SPA”) with five sophisticated investors (collectively, the “Purchasers”), pursuant to which the Company agreed to sell 5,681,820 Class A ordinary shares (pre-reverse split), no par value (the “Ordinary Shares”), at a per share purchase price of $0.88 (the “Offering”). Upon closing of this offering, these two beneficial owners of the Purchasers will have approximately 15.15% of the total voting power of the Company, and the Company’s CEO and Chairman, Weilai (Will) Zhang, will have about 52.13% of the total voting power of the Company. The gross proceeds to the Company from this Offering are approximately $5 million, before deducting any fees or expenses. The Company has issued the Class A ordinary shares on April 12, 2023 and the Offering was closed on the same day as all closing conditions were satisfied. The Company plans to use the net proceeds from this Offering for general corporate purposes.

F-47

On August 2, 2023, the Company entered into a certain securities purchase agreement with an investor, pursuant to which the Company agreed to sell 2,083,333 Class A ordinary shares (pre-reverse split), at a per share purchase price of $0.48 (the “Offering”). The gross proceeds to the Company from this Offering are approximately $1 million, before deducting any fees or expenses. The Company has issued the Class A ordinary shares on August 2, 2023 and the Offering was closed on the same day as all closing conditions were satisfied. The Company plans to use the net proceeds from this Offering for general corporate purposes.

Following is a summary of the warrant activity (post-reverse stock split) for the years ended December 31, 2023 and 2022:

			Weighted
			Average
			Remaining
		Average	Contractual
	Number of	Exercise	Term in
	Warrants	Price	Years
Outstanding at January 1, 2022	186,841	$35.0	4.14
Exercisable at January 1, 2022	186,841	$35.0	4.14
Granted	183,333	8.1	5.00
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding at December 31, 2022	370,174	21.7	4.02
Exercisable at December 31, 2022	370,174	21.7	4.02
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Expired	7,219	38.1	-
Outstanding at December 31, 2023	362,955	$21.32	2.24
Exercisable at December 31, 2023	362,955	$21.32	2.24

During the year ended December 31, 2021, a total of 700,516 shares of warrants were exercised into 685,339 shares of the Company’s common stock (of which, 32,677 shares of warrants were exercised cashless into 17,500 common shares) for total proceeds of RMB 10,258,000.

Share-based Compensation

From January to December 31, 2021, the Company issued aggregate of 33,269 shares to its Chief Financial Officer as stock compensation expense. The fair value of 33,269 shares was RMB 573,000. From January to December 31, 2021, the Company issued aggregate of 81,010 shares to its Chief Executive Officer as stock compensation expense. The fair value of 81,010 shares was RMB 1,262,000.

From January to December 31, 2022, the Company issued aggregate of 110,343 shares to its Chief Financial Officer as stock compensation expense. The fair value of 110,343 shares was RMB 621,000. From January to December 31, 2022, the Company issued aggregate of 268,331 shares to its Chief Executive Officer as stock compensation expense. The fair value of 268,331 shares was RMB 1,490,000. From January to December 31, 2022, the Company issued aggregate of 36,408 shares to its employee as stock compensation expense. The fair value of 36,408 shares was RMB 69,000.

From January to December 31, 2023, the Company issued aggregate of 29,234 shares to its Chief Financial Officer as stock compensation expense. The fair value of 29,234 shares was RMB 639,000. From January to December 31, 2023, the Company issued aggregate of 171,338 shares to its Chief Executive Officer as stock compensation expense. The fair value of 171,338 shares was RMB 5,432,000. From January to December 31, 2023, the Company issued aggregate of 168,000 shares to its directors as stock compensation expense. The fair value of 168,000 shares was RMB 7,037,000. From January to December 31, 2023, the Company issued aggregate of 224,793 shares to its employees as stock compensation expense. The fair value of 224,793 shares was RMB 17,282,000. From January to December 31, 2023, the Company issued aggregate of 719,428 shares to its consultants or consulting firms as stock compensation expense. The fair value of 719,428 shares was RMB 19,070,000.

F-48

26. RESERVES

(a)	Statutory reserve
In accordance with the relevant laws and regulations of the PRC, the Company’s PRC subsidiaries are required to transfer 10% of its profit after taxation prepared in accordance with the accounting regulation of the PRC to the statutory reserve until the reserve balance reaches 50% of the respective registered capital. Such reserve may be used to offset accumulated losses or increase the registered capital of these subsidiaries, subject to the approval from the Board of Directors, and are not available for dividend distribution to the shareholders.

(b)	Currency translation reserve
The reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations.

(c)	Merger reserve
The merger reserve of the Company represents the difference between the nominal value of the shares of the subsidiaries acquired in the Hengda Reorganization (Note 1) over the nominal value of the shares of the Company issued in exchange thereof.

(d)	Share-based payment reserve

After the successful consummation of the reverse recapitalization, Mr. Wong Kung Tok, the former sole shareholder of Success Winner, allotted a total of 1,521,528 the Company’s ordinary shares (pre-reverse stock split) to two financial advisors for their financial advisory services related to the recapitalization activities. The shared based payment reserve represents the fair value of these allotted shares measured based on the average market price over the service periods.

The share-based payment reserve also represents the equity-settled share options granted to employees (Note 27). The reserve is made up of the cumulative value of services received from employees recorded over the vesting period commencing from the grant date of equity-settled share options, and is reduced by the expiry or exercise of the share options.

The share-based payment reserve also represents the shares issued to its senior officers as stock compensation expense.

(e)	Reverse recapitalization reserve
The reverse recapitalization reserve arises as a result of the method of accounting for the Success Winner Acquisition. In accordance with IFRS, the acquisition has been accounted for as a reverse recapitalization.

(f)	Capital reverse
On July 31, 2014, Sound Treasure Limited, the Company’s largest shareholder and an affiliate of the Company’s Chief Executive Officer, entered into a three party agreement (the “Novation”) with the financial institution that originated the foreign currency transaction agreements and the Company. Under the Novation, Sound Treasure Limited assumed these agreements and all assets (mainly deposits placed with the financial institution) and all existing and future liabilities arising under these agreements, and the Company was released from the liabilities arising under the foreign currency transaction agreements. As a result, after July 31, 2014, the Company is no longer required to fund any losses related to these agreements, and the Company will neither suffer any future liabilities arising under those agreements nor enjoy any benefit arising under those agreements.

F-49

At the time that each of the foreign currency transaction agreements was established with the financial institution, the Company was required to deposit monies with the financial institution. RMB 6.7 million of a total of RMB 15.6 million in deposits were funded on behalf of the Company by Wong Kung Tok (who is the brother-in-law of the Company’s Chief Executive Officer) at the request of the Chief Executive Officer, and were included in a total of RMB 40.2 million in loans owed by the Company to Wong Kung Tok as of July 9, 2014. In connection with the Novation discussed above, the Company’s Chief Executive Officer, Sound Treasure Limited and Wong Kung Tok entered into an agreement with the Company (the “Offset Agreement”) pursuant to which loans totaling RMB 20.7 million owed by the Company to Wong Kung Tok as of the date of the Offset Agreement were transferred to Sound Treasure Limited and then were forgiven by Sound Treasure Limited; and in return the Company agreed to forego any claim to RMB 15.6 million in deposits under the foreign currency transaction agreements which were transferred to Sound Treasure Limited pursuant to the Novation. As a result of these transactions, Sound Treasure Limited released the Company from liabilities aggregating RMB 76.8 million and the Company transferred ownership of RMB 15.6 million in deposits held at the financial institution from the Company to Sound Treasure Limited. Except as disclosed above, neither the Company’s Chief Executive Officer nor any affiliate of the Chief Executive Officer received any remuneration for agreeing to assume the foreign currency transaction agreements. The material terms of the Novation and the Sound Treasure Agreement were reviewed and approved by the Audit Committee of the Company. As a result of the Novation and the Offset Agreement, approximately RMB 76.8 million in liabilities on the Company’s books were extinguished in 2014 and the Capital Reserve account was increased by approximately RMB 61.3 million.

27. SHARE-BASED EMPLOYEE REMUNERATION

(a) Employee share scheme

The Board of Directors duly adopted and approved the 2019 Equity Compensation Plan (“the 2019 Plan”) on December 20, 2019. The purpose of the 2019 Plan was to attract and retain outstanding individuals as Employees, Directors and Consultants of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Employees, Directors and Consultants, and to provide such Employees, Directors and Consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Employees, Directors and Consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

The Board, in its sole discretion, shall determine the Employees, Consultants and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Ordinary Shares are listed or traded, the Board may delegate its authority to grant Awards to Employees or Consultants and to determine the terms and conditions thereof to its standing committee, e.g., Compensation Committee, as it may determine in its discretion, on such terms and conditions as it may impose.

The total number of shares that may be issued under the 2019 Plan was 333,333. Such shares may be either be authorized but unissued shares or treasury shares. In the event of any reorganization, recapitalization, share split, distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Board shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the 2019 Plan and Awards granted under the 2019 Plan.

The number of shares issued to Employees, Directors and Consultants is the offer amount divided by the Fair Market Value, meaning (i) if the principal trading market for the Ordinary Shares is the NASDAQ Capital Market or another national securities exchange, the “closing transaction” price at which shares of Ordinary Shares are traded on such securities exchange on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Ordinary Shares is not principally traded on a national securities exchange, but is quoted on the NASD OTC Bulletin Board (“OTCBB”) or the Pink Sheets, the last reported “closing transaction” price of Ordinary Shares on the relevant date, as reported by the OTCBB or Pink Sheets, or, if not so reported, as reported in a customary financial reporting service, as the Committee determines, or (iii) if the Ordinary Shares is not publicly traded or, if publicly traded, is not subject to reported closing transaction prices as set forth above, the Fair Market Value per share shall be as determined by the Board.

F-50

From January to December 31, 2021, the Company issued aggregate of 33,269 shares to its Chief Financial Officer as stock compensation expense, and issued aggregate of 81,010 shares to its Chief Executive Officer as stock compensation expense.

From January to December 31, 2022, the Company issued aggregate of 110,343 shares to its Chief Financial Officer as stock compensation expense, and issued aggregate of 268,331 shares to its Chief Executive Officer as stock compensation expense.

From January to December 31, 2023, the Company issued aggregate of 29,234 shares to its Chief Financial Officer as stock compensation expense, and issued aggregate of 171,338 shares to its Chief Executive Officer as stock compensation expense.

From January to December 31, 2023, the Company issued aggregate of 168,000 shares to its directors as stock compensation expense. From January to December 31, 2023, the Company issued aggregate of 224,793 shares to its employees as stock compensation expense.

From January to December 31, 2023, the Company issued aggregate of 719,428 shares to its consultants or consulting firms as stock compensation expense.

For the years ended December 31, 2023, 2022 and 2021, employee remuneration expense for senior officers, employees and directors (all of which related to equity-settled share-based payment transactions) of RMB 30,390,000, RMB 2,180,000 and RMB 1,835,000, respectively, has been included in profit or loss and credited to the share capital and share-based payment reserve.

For the years ended December 31, 2023, 2022 and 2021, consulting expense (all of which related to equity-settled share-based payment transactions) of RMB 19,070,000, RMB nil and RMB nil.

28. SIGNIFICANT RELATED PARTY TRANSACTIONS

Apart from those discussed elsewhere in these financial statements, the following are significant related party transactions entered into between the Company and its related parties at agreed rates:

Due from related parties

	2023	2022
	RMB’000	RMB’000
Liping Huang (CEO’s spouse)	3,550	-
Lei Deng (legal representative of one of the subsidiaries)	1,964	-
Xiaorong Yang (legal representative of one of the subsidiaries)	3,830	-

Total	9,344	-

At December 31, 2023, the Company assessed whether the credit risk on a financial instrument has increased significantly since initial recognition, and concluded no loss allowance for ECL needs to be recorded for due from related parties under IFRS 9 as a result of the guaranteed repayment from the Company’s senior officers.

Amount owned to related parties

	2023	2022
	RMB’000	RMB’000
Amounts owed to related parties	553	1,291

	553	1,291

As of December 31, 2022, total of amounts owed to related parties held by discontinued operations was RMB 35,057,000.

Mr. Huang Jia Dong, the prior Chief Executive Officer and a prior director of the company, and Mr. Wong Kung Tok, formerly one of the Company’s significant shareholders, provide working capital loans to the Company from time to time during the normal course of its business. These loans amounted to RMB 35,057,000 and RMB 35,057,000 as of December 31, 2022 and 2021, respectively. These loans are interest free, unsecured and repayable on demand. Mr. Huang and Mr. Wong are brothers-in-law. The whole of this amount was held by discontinued operations.

As of December 31, 2022, the Company had a loan of US$167,000 (equivalent to RMB 1,160,000) (2021: US$167,000 (equivalent to RMB 1,160,000)) payable to Sound Treasure Limited, an affiliate of Mr. Huang Jia Dong and a shareholder of the Company. This loan is interest free, unsecured and repayable on demand. As a result of the sale of subsidiaries, the loan was forgiven on the disposal date, and the company recognize other income totaling US$ 167,000 (equivalent to RMB 1,160,000).

F-51

As of December 31, 2022, the Company had a loan of US$20,000 (equivalent to RMB 131,000) (2021: US$20,000 (equivalent to RMB131,000)) payable to Alex Ng Man Shek, a former director and corporate secretary of the Company. This loan is interest free, unsecured and repayable on demand.

As of December 31, 2023, the Company had due to Weilai Zhang, (the Company’s CEO) of US$ 78,000 (equivalent to RMB 553,000), no interest, unsecured and payable upon demand.

During the year ended December 31, 2022, the Company incurred a total of RMB 2,847,000 in consultancy fees to Anhui Zhongjun Enterprise Management Co., Ltd. (“Anhui Zhongjun”), of which the whole amount were expensed during the year. During the year ended December 31, 2022, the Company received a total of RMB 2,635,000 in cash from Anhui Zhongjun for the provision of business management services. The Company completed all performance obligations pertaining to the RMB 2,635,000 received and recognized revenue of RMB 2,486,000, net of PRC value-added tax of RMB 149,000. The director of Anhui Zhongjun, Zhang Yonghong is also a director of the Company’s subsidiary, Chengdu Future Talented Management and Consulting Co., Ltd.

During the year ended December 31, 2021, the Company paid a total of RMB 8,840,000 in consultancy fees to Anhui Zhongjun Enterprise Management Co., Ltd. (“Anhui Zhongjun”); of the RMB 8,840,000 total consultancy fees, RMB 5,993,000 were expensed during the year. The remaining RMB 2,847,000 was recorded under prepayments under current assets as of December 31, 2021. During the year ended December 31, 2022, the Company expensed the remaining RMB 2,847,000 prepayment. During the year ended December 31, 2022, the Company received a total of RMB 2,486,000 from Anhui Zhongjun for the provision of business management services. The Company completed all performance obligations pertaining to the RMB 2,635,000 received and recognized revenue of RMB 2,486,000, net of PRC value-added tax of RMB 149,000. During the year ended December 31, 2021, the Company received a total of RMB 1,460,000 from Anhui Zhongjun for the provision of business management services. The Company completed all performance obligations pertaining to the RMB 1,460,000 received and recognized revenue of RMB 1,378,000, net of PRC value-added tax of RMB 82,000.

The director of Anhui Zhongjun, Zhang Yonghong, is also a director of the Company’s subsidiary, Chengdu Future Talented Management and Consulting Co., Ltd.

During the year ended December 31, 2021, the Company incurred a total of RMB 36,929,000 in cost of revenue to Lianjie (Hainan)Technology Co., Ltd. (“Lianjie”). The Company paid RMB 34,364,000 to Lianjie for the cost of revenue incurred. As of December 31, 2021, the Company had trade accounts payable of RMB nil due to Lianjie. Lin Yufeng, a director of the Company’s subsidiary, Hainan Kylin Cloud Services Technology Co., Ltd., was a significant shareholder of Lianjie from September 22, 2021 until November 19, 2021. Lin Yufeng was no longer a significant shareholder of Lianjie during the year ended December 31, 2022, and thus Lianjie was no longer a related party of the Company.

29. COMMITMENTS

(a) Operating lease commitments

The Company leases production factories, warehouses and employees’ hostel from unrelated parties under non-cancellable operating lease arrangements. The leases have varying terms and the total future minimum lease payments of the Company under non-cancellable operating leases are payable as follows:

	As of December 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000
Within one year	-	328	13,404
After one year and within five years	-	157	33,325
	-	485	46,729

As of December 31, 2022, total operating lease liabilities payable of discontinued operations amounts of RMB 33,325,000 (Note 30).

F-52

The leases typically run for an initial period of three years, with an option to renew the lease when all terms are renegotiated. Lease payments are usually increased every three years to reflect market rentals. None of the leases includes contingent rentals.

(b) Capital commitments

The Company’s capital expenditures consist of expenditures on property, plant and equipment and capital contribution. Capital expenditures contracted for at the balance sheet date but not recognized in the financial statements are as follows:

	As of December 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000
Contracted for capital commitment in respect of capital contribution to its wholly foreign owned subsidiary in the PRC:
Chengdu Future	26,074	30,000	30,000
Antelope Chengdu	46,889	65,250	62,250
Hainan Antelope Holding	63,726	63,726	63,726
Antelope Future (Yangpu)	60,970	63,726	63,726
Antelope Investment (Hainan)	50,000	50,000	50,000
Antelope Ruicheng Investment	47,245	50,000	50,000
Hangzhou Kylin Cloud Service Technology	-	4,500	-
Anhui Kylin Cloud Service Technology	2,900	4,900	-
Wenzhou Kylin Cloud Service Technology	5,000	-	-
Hubei Kylin Cloud Service Technology	5,000	-	-
Jiangxi Kylin Cloud Service Technology	5,000	-	-

30. DISPOSAL OF SUBSIDIARIES

Since the ceramic tiles manufacturing business of the Company has experienced significant hurdles due to the significant slowdown of the real estate sector and the impacts of COVID-19 in China, the Company plans to divest its ceramic tiles manufacturing business, which is conducted through the Company’s two subsidiaries, Jinjiang Hengda Ceramics Co., Ltd. and Jiangxi Hengdali Ceramic Materials Co., Ltd.

Jiangxi Hengdali Ceramics is wholly owned by Jinjiang Hengda Ceramics, which is a wholly owned subsidiary of Stand Best Creation Limited, a Hong Kong company (the “Target”). The Target is Stand Best Creation Limited, a wholly owned subsidiary of Success Winner Limited which is 100% owned by the Company (“the Disposition Group”).

On December 30, 2022, the Seller, the Target and New Stonehenge Limited, a British Virgin Islands exempt company which is not affiliate of the Company or any of its directors or officers, (the “Buyer”), entered into certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Buyer agreed to purchase the Target, and in exchange the Buyer will issue a 5% unsecured promissory note to the Seller with principal amount of $8.5 million with a maturity date on the fourth anniversary of its issuance (the “Note”). Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA, the Buyer will become the sole shareholder of the Target and as a result, assume all assets and liabilities of the Target and subsidiaries owned or controlled by the Target.

F-53

The Company held an extraordinary meeting of shareholders on February 21, 2023, at 8:30 AM ET, at Junbing Industrial Area, Anhai, Jinjiang, Fujian, China. There were 5,678,430 ordinary shares voted, representing approximately 56.58% of the total 10,035,188 outstanding ordinary shares and therefore constituting a quorum of more than fifty percent (50%) of the shares outstanding and entitled to vote at the meeting as of the record date of January 5, 2023. The final voting results submitted to a vote of shareholders at the meeting were that the following constitutes the number of votes voted with respect to the proposal of the approval of the proposed sale of the Company’s subsidiaries (the “Disposition Transaction”), Stand Best Creation Limited, Jinjiang Hengda Ceramics Co., Ltd., and Jiangxi Hengdali Ceramic Materials Co., Ltd. to New Stonehenge Limited, a business company incorporated in the British Virgin Islands with limited liability, in exchange for an unsecured promissory note with a principal amount of US$8.5 million, which will be mature in four years after its issuance. Accordingly, the Disposition Transaction has been approved. The disposal of the subsidiaries for the ceramic tile manufacturing business were completed on April 28, 2023.

The following table summarizes the carrying value of the assets and liabilities of disposal group at the closing date of disposal. The Company recorded RMB 73.8 million gain on disposal of the subsidiaries, which was the difference between the selling price of US$8.5 million and the carrying value of the net assets of the disposal group.

As of April 28, 2023
RMB’000

Right-of-use assets, net	26,670
Inventories, net	25,798
Trade receivables, net	2,875
Other receivables and prepayments	2,890
Cash and bank balances	256
Accrued liabilities and other payables	(19,143)
Amounts owed to related parties	(35,057)
Lease liabilities	(19,315)
Taxes payable	(77)

Assets and liabilities of the Disposal Group were classified as “Assets classified as held for sale” and “Liabilities directly associated with assets classified as held for sale” respectively, in accordance with IFRS 5 as at December 31, 2022, is summarized in the following table.

As of December 31, 2022
RMB’000

ASSETS CLASSIFIED AS HELD FOR SALE

Right-of-use assets, net	30,937
Inventories, net	28,749
Trade receivables, net	11,683
Other receivables and prepayments	3,000
Cash and bank balances	306
Total assets of the Disposal Group held for sale	74,675

As of December 31, 2022
RMB’000

LIABILITIES DIRECTLY ASSOCIATED WITH ASSETS CLASSIFIED AS HELD FOR SALE

Accrued liabilities and other payables	19,197
Amounts owed to related parties	35,057
Lease liabilities	33,325
Taxes payable	951
Total liabilities of the Disposal Group directly associated with assets classified as held for sale	88,530

The financial performance and cash flow information presented are for the years ended December 31, 2023, 2022 and 2021.

	Years ended December 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000
Financial performance
Net sales	2,701	37,696	144,743

Cost of goods sold	7,557	41,245	83,436

Gross profit (loss)	(4,856)	(3,549)	61,307

Other income	5,716	14,244	9,388
Selling and distribution expenses	(1,517)	(5,913)	(6,298)
Administrative expenses	(434)	(51,297)	(131,867)
Finance costs	(293)	(1,479)	(2,115)
Other expenses	-	-	(90)

Loss before taxation	(1,384)	(47,994)	(69,675)

Gain on disposal of discontinued operations	73,846	-	-

Net income (loss) for the year from discontinued operations	72,461	(47,994)	(69,675)

Cash flow information

Net cash generated from operating activities from discontinued operations	14,118	4,982	3,314

Net cash used in investing activities from discontinued operations	-	-	-

Net cash used in financing activities from discontinued operations	(14,303)	(14,303)	(14,303)

Net (decrease) increase in cash and cash equivalents from discontinued operations	(185)	(9,321)	(10,989)

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31. FINANCIAL RISK MANAGEMENT

The Company’s overall financial risk management program seeks to minimize potential adverse effects of financial performance of the Company. Management has in place processes and procedures to monitor the Company’s risk exposures while balancing the costs associated with such monitoring and management against the costs of risk occurrence. The Company’s risk management policies are reviewed periodically for changes in market conditions and the Company’s operations.

The Company is exposed to financial risks arising from its operations and the use of financial instruments. The key financial risks included credit risk, liquidity risk, interest rate risk, foreign currency risk and market price risk.

Except as disclosed in (d), the Company does not hold or issue derivative financial instruments for trading purposes or to hedge against fluctuations, if any, in interest rates and foreign exchange rates.

(a) Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company’s exposure to credit risk arises primarily from bank balances and trade receivables. For trade receivables, the Company adopts the policy of dealing only with customers of appropriate credit history to mitigate credit risk. For other financial assets, the Company adopts the policy of dealing only with high credit quality counterparties.

As the Company does not hold any collateral, the maximum exposure to credit risk for each class of financial assets is the carrying amount of that class of financial assets presented on the consolidated statements of financial position.

Cash and bank balances

The Company’s bank deposits are placed with reputable banks in the PRC, Hong Kong and the United States, which management believes are of high credit quality. The Company performs periodic evaluations of the relative credit standing of these financial institutions.

Trade receivables

The Company’s objective is to seek continual growth while minimizing losses incurred due to increased credit risk exposure.

The Company’s exposure to credit risks is influenced mainly by the individual characteristics of each customer. The Company typically gives the existing customers credit terms of approximately 120 days to 150 days. In deciding whether credit shall be extended, the Company will take into consideration factors such as the relationship with the customer, its payment history and credit worthiness. In relation to new customers, the sales and marketing department will prepare credit proposals for approval by the Chief Executive Officer.

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The Company performs ongoing credit evaluations of its customers’ financial condition and requires no collateral from its customers. The provision for impairment loss for doubtful debts is based upon a review of the expected collectability of all trade and other receivables.

The Company’s concentration of credit risk by geographical location is wholly in the PRC as of December 31, 2023 and 2022.

(b) Liquidity risk

The Company’s policy is to regularly monitor current and expected liquidity requirements and its compliance with loan covenants to ensure that it maintains a sufficient amount of cash and adequate committed lines of funding from major financial institutions to meet its liquidity requirements in the short and longer term.

The following table details the Company’s remaining contractual maturities for its financial liabilities. The table has been drawn up based on undiscounted cash flows of financial liabilities based on the earliest date on which the Company can be required to pay. The table includes both interest and principal cash flows. To the extent that interest flows are at a floating rate, the undiscounted amount is calculated based on interest rate at the end of the reporting periods:

	As of December 31, 2023
			Total
	Within 1 year	More than 1 year but less than 5 years	contractual undiscounted cash flow	Carrying amount
	RMB’000	RMB’000	RMB’000	RMB’000
Amounts owed to related parties	553	-	553	553
Note payable	7,597	7,394	14,991	14,991
Total	8,150	7,394	15,544	15,544

	As of December 31, 2022
		More than 1	Total contractual
	Within 1 year	year but less than 5 years	undiscounted cash flow	Carrying amount
	RMB’000	RMB’000	RMB’000	RMB’000
Trade payables	3,079	-	3,079	3,079
Amounts owed to related parties	1,291	-	1,291	1,291
Note payable	-	8,775	8,775	8,775
Lease liabilities	349	146	495	495
Total	4,719	8,921	13,640	13,640

(c) Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market interest rates.

The Company’s exposure to interest rate risk arises primarily from the Company’s interest-bearing bank deposits and borrowings.

The Company is exposed to fair value interest rate risk in relation to its fixed-rate bank borrowings. Bank borrowings subject to fixed interest rates are contractually repriced at intervals of 12 months. The Company currently does not have an interest rate hedging policy. However, the management monitors interest rate exposure and will consider other necessary actions when significant interest rate exposure is anticipated.

The Company is also exposed to cash flow interest rate risk related to bank balances and cash held at financial institutions carried at the prevailing market rates and variable-rate bank borrowings.

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At December 31, 2023 and 2022, the company had no variable-rate risk.

(d) Foreign currency risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in foreign exchange rates. Currency risk arises when transactions are denominated in foreign currencies.

The Company is mainly exposed to foreign exchange risk arising from future commercial transactions, recognized assets and liabilities denominated in currencies other than the functional currency of the Company entities to which they relate. The Company’s operations are primarily conducted in the PRC. All the sales and purchases transactions are denominated in RMB. As such, the operations are not exposed to exchange rate fluctuation.

As of December 31, 2023 and 2022, nearly all of the Company’s monetary assets and monetary liabilities were denominated in RMB except certain bank balances (Note 19) were denominated in US dollars and HKD.

Sensitivity analysis

The Company’s foreign currency risk is mainly concentrated on the fluctuation of US$ and HK$. The following table details the Company’s sensitivity to a 4% increase and decrease in RMB against the relevant foreign currencies. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the years end for a 4% change. On this basis, if RMB strengthens against foreign currencies by 4%, the Company’s loss before taxation for the year would decrease by the following amount, and vice versa.

	As of December 31,
	2023	2022	2021
	RMB’000	RMB’000	RMB’000
Loss before taxation	8	39	895

The sensitivity analysis has been determined assuming that the change in foreign exchange rates had occurred at the end of the reporting period and had been applied to re-measure those financial instruments held by the Company which expose the Company to foreign currency risk at the end of the reporting period. The stated changes represent management’s assessment of reasonably possible changes in foreign exchange rates over the period until the end of next annual reporting period. The analysis is performed on the same basis for 2023, 2022 and 2021.

In management’s opinion, the sensitivity analysis is unrepresentative of the inherent foreign exchange risk as the year end exposure at the end of the reporting period does not reflect the exposure during the year.

(e) Fair value measurements

(i)	Financial instruments carried at fair value

Fair value hierarchy

The following table presents the fair value of the Company’s financial instruments measured at the end of the reporting period on a recurring basis, categorized into the three-level fair value hierarchy as defined in IFRS 13 Fair value measurement. The level into which a fair value measurement is classified is determined with reference to the observability and significance of the inputs used in the valuation technique as follows:

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

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●	Level 2: inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices)

●	Level 3: inputs for the assets or liability that are not based on observable market data (that is, unobservable inputs). The Company’s directors are responsible to determine the appropriate valuation techniques and inputs for fair value measurements.

There were no transfers between instrument levels during the years ended December 31, 2023 and 2022.

As of December 31, 2023 and 2021 there were no other financial instruments measured on a recurring basis.

(ii)	Financial assets and liabilities measured at other than fair value

The carrying amounts of the Company’s other financial instruments carried at cost or amortized cost approximate their fair values as of December 31, 2023 and 2022.

32. CAPITAL MANAGEMENT

The Company’s objectives when managing capital are:

(i)	To safeguard the Company’s ability to continue as a going concern and to be able to service its debts when they are due;

(ii)	To maintain an optimal capital structure so as to maximize shareholder value; and

(iii)	To maintain a strong credit rating and healthy capital ratios in order to support the Company’s stability and growth.

The Company actively and regularly reviews and manages its capital structure to ensure optimal shareholder returns, taking into consideration the future capital requirements of the Company and capital efficiency, prevailing and projected profitability, projected operating cash flows, projected capital expenditures and projected strategic investment opportunities. The Company manages its common shares and stock options as capital.

The Company is not subject to externally imposed capital requirements, except for, as disclosed in Note 26(a), the Company’s PRC subsidiaries are required by the Foreign Enterprise Law of the PRC to contribute to and maintain a non-distributable statutory reserve fund whose utilization is subject to approval by the Board of Directors. This externally imposed capital requirement has been complied with by the PRC subsidiaries for the years ended December 31, 2023, 2022 and 2021.

In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders, increase share capital, obtain new borrowings or sell assets to reduce debt.

There were no changes in the Company’s overall approach to capital management during the report periods.

The capital structure of the Company consists of debts (which include borrowings, less cash and cash equivalents) and equity attributable to shareholders of the Company (comprising issued capital and reserves). The Company monitors capital on the basis of the debt to capital ratio, which is calculated as net debts divided by equity attributable to shareholders of the Company.

	As of December 31,
	2023	2022
	RMB’000	RMB’000
Interest-bearing bank borrowings	-	-
Note payable	14,991	8,775
Amounts owed to related parties	553	1,291
Total debts	15,544	10,066
Less: Cash and cash equivalents (excluding restricted bank balances)	(3,808)	(3,936)
Net debts	11,736	6,130
Equity attributable to shareholders of the Company	96,942	1,047
Gearing ratio	12%	585%

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33. SUBSEQUENT EVENTS

The Company has evaluated all events that have occurred subsequent to December 31, 2023 through the date that the consolidated financial statements were issued. Management has concluded that the following material subsequent events required disclosure in the consolidated financial statements.

1)	On January 9, 2024, the Company entered a service agreement with a consultant, for performing accounting and financial services to the Company. Pursuant to the service agreement, the Company issued 100,000 restricted Class A ordinary shares, no par value as the share compensation expense. The fair value of 100,000 shares was $190,000.

2)	On January 25, 2024, the Company entered into a note purchase agreement with Guoxiang Hu (the “Investor”), pursuant to which the Company issued the Investor an unsecured promissory note in the principal amount of $4,630,000 (the “Note”). The Note bears interest at a rate of 16% per annum. All outstanding principal and accrued interest on the Note will become due and 9 months after the purchase price of the Note is delivered by Investor to the Company (the “Purchase Price Date”). The Company may prepay all or a portion of the outstanding balance of the Note prior to its maturity date.

Global Pacific Securities US Inc. (“Global Pacific”) has acted as the lead advisor of the Company for the transaction contemplated in the Purchase Agreement, and the Company agreed to pay Global Pacific a cash fee equal to three percent (3%) of the gross proceeds and to reimburse Global Pacific for its accountable expenses up to $30,000 (“Cash Compensation”) and to issue to Global Pacific restricted Class A ordinary shares of the Company (“Share Compensation”), in an amount equal to 7.5% of the gross proceeds. On February 2, 2024, the Company issued 193,994 restricted Class A ordinary shares to Global Pacific.

In addition, the Company may not assign the Note without prior written consent of the Investor. The Investor may be sold, assigned or transferred by the Investor without the Company’s prior written consent. However, in the event that the Company has identified any individual(s) or entity(ies) that is satisfactory to the Company, to purchase the Note from the Investor, the Investor agreed to use his best efforts to sell, transfer and assign the Note to such individual or entity identified by the Company within ten (10) calendar days following receipt of a written notice from the Company, at a price that equal to the outstanding balance of the Note.

Under the Purchase Agreement, Weilai Zhang, our CEO and Chairman of the board (the “Pledgor”), agreed to enter into a share pledge agreement with the Investor, on January 25, 2024 (the “Pledge Agreement”), to pledge all Class B ordinary shares of the Company, no par value (“Class B ordinary shares”) owned by him, including any additional Class B ordinary shares issued to him while the Note is outstanding, and any proceeds thereof (collectively, the “Pledged Collateral”), to secure the Company’s payment and performance of any and all obligations, liabilities and indebtedness of the Company to the Investor pursuant to the terms of the Purchase Agreement (“Secured Obligations”)

3)	On January 29, 2024, the Compensation Committee of the Board approved, based on the Company’s 2023 operating results and performance, to issue 300,000 Class B ordinary shares of the Company, no par value, as a one-time bonus to the Company’s CEO.

F-59

4)	On February 12, 2024, the Company enter into certain exchange agreements with each of certain warrant holders (the “Holders”) pursuant to which, each Holder agreed to surrender the existing warrants held by itself to purchase Class A ordinary shares, no par value, of the Company (“Class A ordinary shares for cancellation, in exchange for the Company’s payment of an aggregate of $202,033 in cash (“Cash Consideration”) and an issuance of 101,016 restricted Class A ordinary shares (the “Exchanged Shares”).

5)	On February 15, 2024, the Company enter into certain exchange agreements with warrant holders (the “Holders”) pursuant to which, Holder agreed to surrender the existing warrants held by itself to purchase Class A ordinary shares, no par value, of the Company (“Class A ordinary shares for cancellation, in exchange for the Company’s payment of an aggregate of $55,556 in cash (“Cash Consideration”) and an issuance of 27,778 restricted Class A ordinary shares (the “Exchanged Shares”).

6)	On February 27, 2024, the Company entered into a stock transfer agreement with Right Fortress Limited (the “transferor”), through which Right Fortress Limited transferred all its equity in Million Stars US Inc (“Million Star”) to Antelope Enterprise Holdings USA Inc. for $1. As of the report date, Million Stars doesn’t have any operations.

7)	On February 23, 2024, the Company entered into a certain securities purchase agreement (the “SPA”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to sell 1,300,000 Class A ordinary shares, (the “Shares”), no par value each (the “Ordinary Shares”), at a per share purchase price of $1.00 (the “Offering”). The gross proceeds to the Company from this Offering are approximately $1.30 million, before deducting any fees or expenses. In a concurrent private placement, the Company also issued the investors warrants to purchase up to 1,300,000 Shares (the “Warrants”). Each Warrant is exercisable for one Class A ordinary share. The Warrants will have an initial exercise price of $1.10 per share and will be exercisable at any time on or after the date of issuance and will expire on the fifth anniversary of the issuance date. The Company plans to use the net proceeds from this Offering for the expansion of the Company’s business in the U.S., and for general corporate purpose.

8)	On February 28, 2024, the Company entered into a consulting service agreement with a consultant to provide marketing consulting services to the Company. The Company agreed to issue 75,000 restricted Class A ordinary shares, no par value, (the “Class A Ordinary Shares”) to the consultant, subject to cancellation in the event that the Service Agreement is terminated earlier than June 30, 2023 (the “share Compensation”).

9)	On March 15, 2024, the Company entered into certain securities purchase agreement (the “SPA”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to sell 1,727,941 Class A ordinary shares, (the “Shares”), no par value each (the “Ordinary Shares”), at a per share purchase price of $1.36 (the “Offering”). The gross proceeds to the Company from this Offering are approximately $2.35 million, before deducting any fees or expenses. The Company plans to use the net proceeds from this Offering for the expansion of the Company’s business in the U.S., including the recruitment of personnel in the U.S. and for general corporate purpose.

10)	On March 25, 2024, the Company entered into a consulting service agreement with a consultant to provide marketing consulting services of e-commence environment to the Company. The Company agreed to issue 51,471 restricted Class A ordinary shares, no par value, (the “Class A Ordinary Shares”) to the consultant, subject to cancellation in the event that the Service Agreement is terminated earlier than June 30, 2023 (the “share Compensation”).

F-60

11)	On April 1, 2024, the board of directors approved to amend employment agreement of Mr. Weilai Zhang, the CEO and Chairman of the Company. Pursuant to the Amended Employment Agreement, Mr. Zhang’s monthly compensation as the CEO of the Company was changed from $10,000 in cash and $20,000 in Class B ordinary shares, no par value (the “Class B Ordinary Shares”), calculated based on the closing price of the Class A ordinary shares, no par value (the “Class A Ordinary Shares”) on the last trading day of such month, to be 500,000 Class B Ordinary Shares per year, starting on January 1, 2024. Except for the changes expressly described above, the Amended Employment Agreement does not amend, supplement or update any information contained in the employment agreement of Mr. Zhang dated October 24, 2023. The Board approved, as recommended by the Committee, to issue 1,500,000 Class B Ordinary Shares, to Mr. Zhang, as the compensation for his services for the three years commencing on January 1, 2024 and ending on December 31, 2026, provided that, in the event Mr. Zhang’s employment is terminated earlier than December 31, 2026, Mr. Zhang shall return the Class B Ordinary Shares proportionately.

12)	On April 2, 2024, the Company entered into a warrant exchange agreement (the “Exchange Agreement”) with certain holder (the “Holder”) of warrants (the “Warrants”) to purchase Class A ordinary shares, no par value each, (the “Class A Ordinary Shares”) of the Company, pursuant to which the Holder agreed to surrender the Warrants for cancellation and the Company agreed, in exchange, to issue 0.5 restricted Class A Ordinary Shares for each Warrant. The Holder owned 60,052 Warrants at the time of entering into the Exchange Agreement and received 30,026 restricted Class A Ordinary Shares (the “Exchanged Shares”) upon closing of the transaction as contemplated in the Exchange Agreement.

13)	On April 15, 2024, the Company entered into a warrant exchange agreement (the “Exchange Agreement”) with certain holder (the “Holder”) of warrants (the “Warrants”) to purchase Class A ordinary shares, no par value each, (the “Class A Ordinary Shares”) of the Company, pursuant to which the Holder agreed to surrender the Warrants for cancellation and the Company agreed, in exchange, to issue 0.5 restricted Class A Ordinary Shares for each Warrant. The Holder owned 50,071 Warrants at the time of entering into the Exchange Agreement and received 25,036 restricted Class A Ordinary Shares (the “Exchanged Shares”) upon closing of the transaction as contemplated in the Exchange Agreement.

14)	As of this report date, the Company is preparing a prospectus relates to the offer and resale, from time to time, by the five selling shareholders identified in the prospectus (the “Selling Shareholders”, each individually, the “Selling Shareholder”), of up to 31,300,000 Class A ordinary shares, no par value each (the “Class A Ordinary Shares”), of the Company, consisting of (i) up to 30,000,000 Class A Ordinary Shares issuable pursuant to the Subscription Agreements (as defined below) from time to time after the date of the prospectus and; (ii) 1,300,000 Class A Ordinary Shares issuable upon exercise of certain outstanding warrants issued on February 23, 2024 (the “Warrants”, the holders of such Warrants, the “Warrant Holders”).

On March 25, 2024, the Company entered into three standby equity subscription agreements (the “Subscription Agreements”) with Dafu International Group Ltd., Baisheng International Group Ltd. and Dongsheng International Group Ltd. (each, an “Investor”, collectively, the “Investors”), respectively. Each Subscription Agreements provided for the sale of up to 10,000,000 of the Class A Ordinary Shares. Under the Subscription Agreements, the Company has the right, but not the obligation, to issue to the Investors, and each Investor has the obligation to subscribe for, up to 10,000,000 Class A Ordinary Shares. Each Class A Ordinary Share issuable from time to time under the Subscription Agreements will be issued at a per share purchase price equal to the lesser of (i) the average closing price of the Class A Ordinary Shares during the three consecutive trading days commencing on the applicable advance notice date, as set forth in the Subscription Agreements, or (ii) $1.12.

On February 23, 2024, the Company entered into a securities purchase agreement with the Warrant Holders (the “Securities Purchase Agreement”), pursuant to which, the Company issued to the Warrant Holders the Warrants to purchase up to an aggregate of 1,300,000 Class A Ordinary Shares, at an initial exercise price equal to $1.10 per share. The Warrants were issued on February 23, 2024. They are exercisable at any time on or after the date of issuance and will expire on the fifth anniversary of the issuance date.

F-61

Up to 31,300,000 Class A Ordinary Shares

Offered by the Selling Shareholders

Antelope Enterprise Holdings Limited

PROSPECTUS

[August 8], 2024